EXHIBIT 10.40
FEDERATED DEPARTMENT STORES, INC.
PROFIT SHARING 401(k) INVESTMENT PLAN
(Amending and restating the Federated Department Stores, Inc.
Retirement Income and Thrift Incentive Plan effective as of April 1, 1997)

FEDERATED DEPARTMENT STORES, INC.
PROFIT SHARING 401(k) INVESTMENT PLAN
(Amending and restating the Federated Department Stores, Inc.
Retirement Income and Thrift Incentive Plan effective as of April 1, 1997)
     This plan shall be known as the Federated Department Stores, Inc. Profit Sharing 401(k) Investment Plan (the “Plan”).
     The Plan provides additional retirement income to persons who participate in the Plan. In this regard, it is intended that the Plan (together with the trust used in conjunction with the Plan) qualify as a tax-favored plan and trust under Sections 401(a) and 501(a) of the Code. The Plan shall be interpreted in a manner consistent with Sections 401(a) and 501(a) of the Code wherever possible.
     The Plan was adopted by Federated Department Stores, Inc. (“Federated”) effective as of January 25, 1953 and has been amended many times since then. Prior to April 1, 1997, its name was the Federated Department Stores, Inc. Retirement Income and Thrift Incentive Plan. Further, effective as of April 1, 1997, Federated amended and restated the Plan and renamed it as the Federated Department Stores, Inc. Profit Sharing 401(k) Investment Plan.
     By this document, Federated is again amending and restating the Plan effective as of April 1, 1997 in order to clarify certain provisions of the Plan and to collect into one document certain amendments that had been made to the Plan after the initial April 1, 1997 amendment and restatement of the Plan. This document supersedes such initial April 1, 1997 amendment and restatement of the Plan and all amendments that had been made to the Plan after such initial April 1, 1997 amendment and restatement and prior to the date that this document is signed.

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SECTION 1 DEFINITIONS	1-1
1.1 Accounts	1-1
1.2 Affiliated Employer	1-1
1.3 Annuity	1-1
1.4 Associated Employer	1-1
1.5 Board	1-1
1.6 Code	1-1
1.7 Committee	1-1
1.8 Compensation	1-2
1.9 Covered Compensation	1-3
1.10 Covered Employee	1-3
1.11 Effective Amendment Date	1-5
1.12 Employee	1-5
1.13 Employer	1-5
1.14 ERISA	1-6
1.15 Federated	1-6
1.16 Highly Compensated Employee	1-6
1.17 Investment Fund	1-7
1.18 Leased Employee	1-7
1.19 Leave of Absence	1-7
1.20 Non-Highly Compensated Employee	1-8
1.21 Normal Retirement Age	1-8
1.22 Participant	1-8
1.23 Plan	1-8
1.24 Plan Administrator	1-8
1.25 Plan Year	1-8
1.26 Savings Agreement	1-8
1.27 Spouse	1-10
1.28 Total Disability or Totally Disabled	1-11
1.29 Trust	1-11
1.30 Trustee	1-11
1.31 Trust Fund	1-11

SECTION 2 SERVICE DEFINITIONS AND RULES	2-1
2.1 Service Definitions	2-1
2.2 Special Credited Employment	2-4
2.3 Associated Employment	2-4

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SECTION 3 ELIGIBILITY AND PARTICIPATION	3-1
3.1 Eligibility for Participation	3-1
3.2 Entry Date	3-1
3.3 Duration of Participation	3-1
3.4 Reinstatement of Participation	3-1

SECTION 4 SAVINGS AND ROLLOVER CONTRIBUTIONS	4-1
4.1 Effective Date of Savings Agreement	4-1
4.2 Amendment and Termination of Savings Agreement	4-1
4.3 Savings Contribution	4-2
4.4 Pre- and After-Tax Nature of Savings Contributions	4-2
4.5 Savings Contributions Eligible for Match	4-3
4.6 Rollover Contributions	4-3
4.7 Mistake of Fact	4-4

SECTION 4A AVERAGE ACTUAL DEFERRAL PERCENTAGE RESTRICTIONS	4A-1
4A.1 Average Actual Deferral Percentage Limits	4A-1
4A.2 Special Rules for Average Actual Deferral Percentage Limits	4A-1
4A.3 Distribution on Excess Contributions	4A-2
4A.4 Definitions for Average Actual Deferral Percentage Limits	4A-5
4A.5 Disaggregating Portions of Plan	4A-6

SECTION 4B EXCESS DEFERRAL DISTRIBUTIONS	4B-1
4B.1 Distribution of Excess Deferral	4B-1
4B.2 Special Rules Applicable to Distribution of Excess Deferral	4B-1
4B.3 Definitions for Excess Deferral Requirements	4B-3

SECTION 5 MATCHING CONTRIBUTIONS	5-1
5.1 Annual Amount of Matching Contributions	5-1
5.2 Time and Form of Matching Contributions	5-2
5.3 Mistake of Fact	5-3

SECTION 5A AVERAGE ACTUAL CONTRIBUTION PERCENTAGE RESTRICTIONS	5A-1
5A.1 Average Actual Contribution Percentage Limits	5A-1
5A.2 Special Rules for Average Actual Contribution Percentage Limits	5A-2
5A.3 Distribution or Forfeiture of Excess Aggregate Contributions	5A-3

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5A.4 Definitions for Average Actual Contribution Percentage Limits	5A-7
5A.5 Disaggregating Portions of Plan	5A-9

SECTION 6 ACCOUNTS AND THEIR ALLOCATIONS AND VESTING	6-1
6.1 Savings Accounts and Allocation of Savings Contributions Thereto	6-1
6.2 Matching Accounts and Allocation of Matching Contributions Thereto	6-2
6.3 Rollover Accounts and Allocation of Rollover Contribution Thereto	6-3
6.4 Retirement Income Accounts	6-4
6.5 Allocation of Forfeitures	6-4
6.6 Maximum Annual Addition to Accounts	6-4
6.7 Investment of Accounts	6-5
6.8 Allocation of Income and Losses of Investment Funds to Accounts	6-5
6.9 Loans to Participants	6-5
6.10 Deduction of Benefit Payments, Forfeitures, and Withdrawals	6-9
6.11 Account Balances	6-9
6.12 Vested Rights	6-9
6.13 Voting of Federated Common Shares Held in Investment Fund	6-11

SECTION 6A MAXIMUM ANNUAL ADDITION LIMITS	6A-1
6A.1 Maximum Annual Addition Limit—Separate Limitation as to This Plan	6A-1
6A.2 Maximum Annual Addition Limit—Combined Limitation for This Plan and Other Defined Benefit Plans	6A-4

SECTION 6B INVESTMENT OF ACCOUNTS	6B-1
6B.1 General Rules for Investment of Accounts	6B-1
6B.2 Investment Funds	6B-2

SECTION 7 WITHDRAWALS DURING EMPLOYMENT	7-1
7.1 Withdrawals of After-Tax Savings and Rollover Contributions	7-1
7.2 Withdrawals of Pre-Tax Savings Contributions	7-1
7.3 Requirements for Hardship Withdrawals	7-2
7.4 Suspension of Savings Contributions	7-4
7.5 Reduction of Post-Withdrawal Pre-Tax Savings Contributions	7-4

SECTION 8 DISTRIBUTIONS ON ACCOUNT OF TERMINATION OF EMPLOYMENT FOR REASONS OTHER THAN DEATH	8-1
8.1 Distribution of Retirement Benefit	8-1

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8.2 Required Commencement Date	8-2
8.3 Forfeiture of Nonvested Accounts on Termination of Employment	8-3
8.4 Special Rules as to Effect of Rehirings on Accounts	8-3
8.5 Source of Restorals	8-4
8.6 Application of Forfeitures	8-4

SECTION 8A FORM OF DISTRIBUTION OF SAVINGS, ROLLOVER, AND MATCHING ACCOUNTS	8A-1
8A.1 Section Applies Only to Savings, Rollover, and Matching Accounts	8A-1
8A.2 Normal Form of Savings Benefit—Lump Sum Payment	8A-1
8A.3 Optional Annuity Form of Benefit Rules	8A-1
8A.4 Normal Form of Annuity Benefit	8A-3
8A.5 Election Out of Normal Annuity Form	8A-3
8A.6 Optional Annuity Forms	8A-4
8A.7 Annuity Definitions	8A-4
8A.8 Minimum Required Installment/Lump Sum Form of Benefit	8A-5

SECTION 8B FORM OF DISTRIBUTION OF RETIREMENT INCOME ACCOUNTS	8B-1
8B.1 Section Applies Only to Retirement Income Accounts	8B-1
8B.2 Normal Form of Profit Sharing Benefit—Qualified Annuity Forms	8B-1
8B.3 Election Out of Normal Form	8B-1
8B.4 Regular Optional Forms	8B-2
8B.5 Annuity Form of Benefit Rules	8B-3
8B.6 Annuity Definitions	8B-3
8B.7 Required Lump Sum Form for Small Profit Sharing Benefit	8B-4
8B.8 Optional Minimum Required Installment/Lump Sum Form of Benefit	8B-4

SECTION 9 DISTRIBUTIONS ON ACCOUNT OF DEATH	9-1
9.1 Distribution of Death Benefit	9-1
9.2 Time of Death Benefit	9-1
9.3 Normal Form of Death Benefit—Lump Sum Payment	9-1
9.4 Optional Annuity Form of Death Benefit Rules	9-2
9.5 Annuity Definitions	9-2
9.6 Designation of Beneficiary	9-3

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SECTION 9A SPECIAL SPOUSAL DEATH BENEFIT DISTRIBUTION RULES FOR RETIREMENT INCOME ACCOUNTS	9A-1
9A.1 Section Applies Only to Retirement Income Accounts	9A-1
9A.2 Time of Profit Sharing Death Benefit	9A-1
9A.3 Normal Form of Profit Sharing Death Benefit	9A-1
9A.4 Election Out of Normal Form	9A-1
9A.5 Optional Forms	9A-2
9A.6 Annuity Form of Benefit Rules	9A-2
9A.7 Required Lump Sum Form for Small Profit Sharing Death Benefit	9A-3
9A.8 Annuity Definitions	9A-4
9A.9 Designation of Beneficiary	9A-4

SECTION 10 ADDITIONAL DISTRIBUTION PROVISIONS	10-1
10.1 Allocation of Contributions After Distribution	10-1
10.2 Determination of Proper Party for Distribution and Forfeiture When Proper Party Cannot Be Located	10-1
10.3 Reemployed Participant	10-2
10.4 Nonalienation of Benefits	10-2
10.5 Incompetency	10-3
10.6 Legal Distribution Limits	10-3
10.7 Distribution Form Notices	10-3
10.8 Direct Rollover Distributions	10-4
10.9 Distribution Restrictions	10-5
10.10 Coverage of Pre-Effective Amendment Date Participants	10-5

SECTION 11 NAMED FIDUCIARIES	11-1

SECTION 12 ADMINISTRATIVE AND INVESTMENT COMMITTEE	12-1
12.1 Appointment of Committee	12-1
12.2 General Powers of Committee	12-1
12.3 Records of Plan	12-3
12.4 Actions of Committee	12-3
12.5 Compensation of Committee and Payment of Plan Administrative and Investment Charges	12-3
12.6 Limits on Liability	12-4
12.7 Claims Procedure	12-4
12.8 Limits on Duties	12-6
12.9 Appointment of Investment Manager	12-6

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SECTION 13 TERMINATION OR AMENDMENT	13-1
13.1 Right to Terminate	13-1
13.2 Full Vesting Upon Termination or Complete Discontinuance of Contributions	13-1
13.3 Effect of Termination oflan or Complete Discontinuance of Contributions	13-1
13.4 Amendment of Plan	13-2

SECTION 14 TOP HEAVY PROVISIONS	14-1
14.1 Determination of Whether Plan is Top Heavy	14-1
14.2 Effect of Top Heavy Status on Vesting	14-5
14.3 Effect of Top Heavy Status on Contributions	14-5
14.4 Effect of Top Heavy Status on Combined Maximum Plan Limits	14-6

SECTION 15 MISCELLANEOUS	15-1
15.1 Trust	15-1
15.2 Mergers, Consolidations, and Transfers of Assets	15-1
15.3 Benefits and Service for Military Service	15-2
15.4 Correction of Inadvertent Errors	15-2
15.5 Application of Certain Plan Provisions to Prior Plans	15-2
15.6 Authority to Act for Federated or Other Employer	15-3
15.7 Relationship of Plan to Employment Rights	15-3
15.8 Applicable Law	15-3
15.9 Agent for Service of Process	15-3
15.10 Reporting and Disclosure	15-3
15.11 Separability of Provisions	15-3
15.12 Counterparts	15-3
15.13 Headings	15-4
15.14 Construction	15-4
15.15 Applicable Benefit Provisions	15-4
15.16 Employment Rule	15-4
15.17 Special Rules for Employees Transferring To or From Noncovered Employment	15-4
15.18 Special 1999 Matching Contributions Rule	15-5

SIGNATURE PAGE	S-1

SECTION 1
DEFINITIONS
     As used in this Plan, the following general terms shall have the meanings indicated below unless it is clear from the context that another meaning is intended:
     1.1 Accounts — means, with respect to any Participant, the bookkeeping accounts established by the Committee for the Participant in accordance with the provisions of this Plan, and as to which contributions, forfeitures, and Trust income and losses may be allocable under the Plan. The specific types and names of Accounts provided for a Participant under the Plan are set forth in the subsequent provisions of the Plan. Any reference to an Account (or to a portion of an Account) in this Plan shall also be deemed a reference to all amounts allocated to such Account (or to such Account portion) under this Plan.
     1.2 Affiliated Employer — means each corporation which is a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code as modified when applicable by Section 415(h) of the Code) of which the Employer is a member, each other corporation, partnership, or other organization which is part of a group of trades or businesses under common control (within the meaning of Section 414(c) of the Code as modified when applicable by Section 415(h) of the Code) with the Employer, each other corporation, partnership, or other organization which is a member of an affiliated service group (within the meaning of Section 414(m) of the Code) which includes the Employer, and each other corporation, partnership, or other organization required to be aggregated with the Employer under Section 414(o) of the Code; except that any corporation, partnership, or other organization which is considered a part of the Employer as defined in Section 1.10 below shall not also be considered an Affiliated Employer for purposes of the Plan.
     1.3 Annuity — means a form of benefit without life insurance which provides for equal payments at regular installments over more than a one-year period.
     1.4 Associated Employer — means each and any corporation, partnership, or other organization which is either part of the Employer or an Affiliated Employer.
     1.5 Board — means the Board of Directors of Federated.
     1.6 Code — means the Internal Revenue Code of 1986 and the sections thereof, as such law and sections exist as of the Effective Amendment Date or may thereafter be amended or renumbered.
     1.7 Committee — means the committee appointed by Federated to serve as the administrative and investment committee described in Section 12 below. Federated may appoint the

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same committee to perform the duties and responsibilities of the committee under this Plan and the committee under any other tax-qualified retirement or savings plan maintained by any Associated Employer.
     1.8 Compensation — means, with respect to an Employee and for any period, the amount determined as follows:
          1.8.1 Subject to Sections 1.8.2, 1.8.3, and 1.8.4 below, the Employee’s “Compensation” for any period shall mean his or her wages (within the meaning of Section 3401(a) of the Code) and all other compensation paid to the Employee by each Associated Employer (in the course of the Associated Employer’s trade or business) for his or her services as an Employee and for which the Associated Employer is required to furnish the Employee a written statement under Section 6051(a)(3) of the Code (e.g., compensation reported in Box 1 on a Form W-2). Such Compensation shall be determined without regard to any rules under Section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or the services performed. In addition, the Employee’s Compensation shall not be aggregated for Plan purposes with the Compensation of any other Employee, including any other Employee who is a family member of the subject Employee.
          1.8.2 In addition to the amounts included in the Employee’s “Compensation” for any specified period under Section 1.8.1 above, and notwithstanding the provisions of such section, the Employee’s “Compensation” for any period shall also include any amounts which are not treated as the Employee’s Compensation for such specified period under Section 1.8.1 above solely because such amounts are considered elective contributions that are made by an Associated Employer on behalf of the Employee and are not includable in the Employee’s gross income for Federal income tax purposes by reason of Section 125, 402(e)(3), 402(h), and/or 132(f)(4) of the Code (i.e., elective contributions under a cafeteria plan, a cash or deferred arrangement in a profit sharing plan, a simplified employee pension plan, or an arrangement under which qualified transportation fringes can be chosen) or any other types of deferred compensation or contributions described in Code Section 414(s)(2) or Treas. Reg. Section 1.414(s)-1(c)(4); except that the treating of elective contributions that are not includable in gross income under Code Section 132(f)(4) as part of the Employee’s Compensation shall only apply when the specified period begins on or after January 1, 2001.
          1.8.3 Notwithstanding the foregoing provisions of this Section 1.8, the Employee’s “Compensation” for such specified period shall not include any reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, and welfare benefits (even if included in the Employee’s income for Federal income tax purposes), except that the items described in this Section 1.8.3 shall not cause any amounts described in Section 1.8.2 above to be excluded from his or her “Compensation.”
          1.8.4 Finally, notwithstanding any of the of the foregoing provisions of this Section 1.8, the “Compensation” of the Employee for any twelve consecutive month period

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which is taken into account under any other provision of the Plan shall not exceed $160,000 (or any higher amount to which this figure is adjusted under Section 401(a)(17) of the Code by the Secretary of the Treasury or his or her delegate for the calendar year in which such twelve consecutive month period begins).
     1.9 Covered Compensation — means, with respect to an Employee and for any period, the amount that would be considered the Employee’s Compensation for such specified period under the provisions of Section 1.8 above if: (1) each reference to “Employee,” “Associated Employer,” or “Associated Employer’s” that is contained in Section 1.8 above were instead a reference to “Covered Employee,” “Employer,” and “Employer’s,” respectively; and (2) if the Employee’s Compensation for such specified period did not include any of the following types of irregular or additional compensation: director’s fees; contributions made to or payments received from a plan of deferred compensation; amounts realized from or recognized by reason of a restricted stock award; amounts realized from or recognized by reason of stock appreciation rights; amounts realized from or recognized by reason of the exercise of a stock option or the disposition of stock acquired under a stock option; long-term cash bonuses based on meeting performance goals which are measured over more than a one year period; moving expense reimbursements or payments made to cover mortgage interest differentials resulting from a move; merchandise or savings bond awards; reimbursements for tuition or educational expenses; cost of living allowances; amounts resulting from a forgiveness of a loan; retention bonuses that either are paid under an Employer policy which states that such bonuses shall not be considered as compensation under the Plan or under the Employer’s retirement plans in general or are paid by reason of or in accordance with the approval of an order of a court; severance pay (unless an Employer policy under which such severance pay is paid states that such bonuses or pay shall be considered as compensation under the Plan or under the Employer’s retirement plans in general), including but not limited to severance pay paid by reason of or in accordance with the approval of an order of a court; amounts which represent a sign-on bonus for agreeing to be employed by the Employer; sick pay or disability payments made under a third-party payor arrangement; any imputed income or the like arising under welfare or other fringe benefit plans or programs (including but not limited to group term life insurance, use of employer cars, financial counseling, and employee discounts); any payments made to cover any personal income taxes resulting from the imputing of income by reason of welfare or other fringe benefits; and any lump sum severance payments, or any lump sum payments in settlement of disputes involving termination of employment, which are not otherwise described in this Section 1.9.
     1.10 Covered Employee — is used herein only to refer to an individual who is eligible to be a Participant in the Plan if and after he or she meets all of the participation requirements set forth in Section 3 below (including certain minimum age and minimum service requirements set forth in Section 3 below) and means an individual who qualifies as a “Covered Employee” under the following provisions:
          1.10.1 Subject to the following provisions of this Section 1.10, a person shall be considered a “Covered Employee” for any period only if he or she is or was during such period an Employee of the Employer.

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          1.10.2 Notwithstanding the provisions of Section 1.10.1 above, a person shall not in any event be considered a “Covered Employee” for any period during which he or she is not or was not on the employee payroll of the Employer or during which he or she is or was a Leased Employee (unless Federated has expressly agreed to his or her being considered a Covered Employee for purposes of this Plan). In particular, unless Federated has expressly agreed to his or her being considered a Covered Employee for purposes of this Plan, it is expressly intended that any person not treated as an employee by the Employer on its employee payroll records (for example, when the Employer treats the person as an independent contractor and/or reports his or her compensation from the Employer on any type of Form 1099 or any successor form thereto) shall not be considered a Covered Employee for purposes of this Plan even if a court or administrative agency determines that such individual is a common law employee of the Employer.
          1.10.3 Also notwithstanding the provisions of Section 1.10.1 above, none of the following individuals shall be considered a “Covered Employee” for purposes of the Plan: (1) a director of the Employer who is not employed by the Employer in any other capacity; (2) except where Federated has otherwise agreed, any person whose compensation is paid by the Employer for the lessee of a leased department in a store operated by the Employer; (3) any person who is stationed outside the United States from the time he or she first becomes employed by the Employer or who receives his or her Compensation in foreign currency; (4) any person whose compensation consists solely of a retainer or fee; or (5) any person who is represented by a collective bargaining unit unless a collective bargaining agreement between the authorized representatives of such collective bargaining unit and the Employer approves such person’s eligibility to participate in plans both (x) which are qualified as tax-favored plans under Section 401(a) of the Code and (y) the sponsor (as such term is defined in ERISA) of which is the Employer.
          1.10.4 Also, subject to the following provisions of this Section 1.10.4 but notwithstanding the provisions of Section 1.10.1 above, unless included in the Plan by action of the Board or pursuant to an applicable collective bargaining agreement, a “Covered Employee” for purposes of the Plan shall not include any person who is a participant, eligible for participation, or in the process of qualifying for participation in any other defined contribution plan (within the meaning of Section 414(i) of the Code) which qualifies under Section 401(a) of the Code and the cost of which is borne, in whole or in part, by any Associated Employer. However, a person who otherwise qualifies as a “Covered Employee” under the other provisions of this Section 1.10 shall not be considered other than a “Covered Employee” merely because of his or her participation in another plan if such participation relates solely to employment which preceded the date on which he or she would otherwise become a Participant under the Plan and the person’s benefits under such other plan relate solely to contributions made with respect to such past service.
          1.10.5 Further, when any corporation which is part of the Employer at any point in time later loses its status as being part of the Employer (because it no longer is part of a controlled group of corporations which includes Federated or because of any other reason), all persons who are

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considered “Covered Employees” under this Plan solely by reason of their employment by such corporation immediately prior to such corporation losing its status as part of the Employer shall no longer be considered “Covered Employees” under this Plan upon such corporation’s loss of Employer status.
     1.11 Effective Amendment Date — means the effective date of this amendment and restatement of the Plan, which is April 1, 1997.
     1.12 Employee — means any person who either (1) is employed as a common law employee of an Associated Employer (i.e., a person whose work procedures are subject to control by an Associated Employer), including any such person who is absent from active service with an Associated Employer by reason of a leave of absence approved by the Associated Employer, or (2) is a Leased Employee. An individual who is otherwise considered an Employee under the foregoing provisions of this Section 1.12 shall not be considered to have ceased to be an Employee merely because his or her active services for the Employer have been limited or ended where the individual continues to receive ongoing, systematic pay from the Employer (including when such pay is given by reason of accrued vacation pay, pay for his or her final pay periods, payments required by an employment contract for a specific term, or a similar factor) or because he or she is on a Leave of Absence.
     1.13 Employer — means, except as is otherwise provided in this Section 1.13, each corporation which is a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code) which includes Federated and each other corporation, partnership, or other organization which is part of a group of trades or businesses under common control (within the meaning of Section 414(c) of the Code) with Federated. Except where the context otherwise is clear, any reference to the Employer in this Plan shall be deemed to be referring collectively to all of the corporations, partnerships, and other organizations which comprise the Employer. Notwithstanding the foregoing, the following provisions of this Section 1.13 apply in determining the corporations, partnerships, and other organizations that comprise the Employer for purposes of the Plan:
          1.13.1 Any corporation, partnership, or other organization (for purposes of this Section 1.12.1, an “acquired company”) that first becomes a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code) which includes Federated or a part of a group of trades or businesses under common control (within the meaning of Section 414(c) of the Code) with Federated after the Effective Amendment Date as a result of the acquisition by Federated and/or another member of the Employer of the stock or interests of the acquired company or substantially all of the assets of a trade or business previously operated by another organization shall not be considered a part of the Employer unless and until the first date as of which both (1) the agreements by which such stock, interests, or assets were acquired by Federated and/or another member of the Employer do not require that the employees of the acquired company be eligible to actively participate in another defined contribution plan (within the meaning of Section 414(i) of the Code) maintained by the acquired company or another

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Affiliated Employer (and do not otherwise prohibit the employees of the acquired company from participating in the Plan) and (2) Federated has taken such actions (such as, but not necessarily limited to, the providing of enrollment forms and notices) so as to permit employees of the acquired company to begin participating in the Plan as of such date.
          1.13.2 Consistent with the provisions of Section 1.13.1 above, Fingerhut Companies, Inc. (for purposes of this Section 1.13.2 and together with any corporate successor thereto, “Fingerhut”), the stock of which was acquired by Federated as of March 18, 1999, and Fingerhut’s subsidiaries shall not, for any date that occurs on or after March 18, 1999 and prior to the first date as of which both of the conditions set forth in clauses (1) and (2) of Section 1.13.1 above are met, be considered a part of the Employer for purposes of the Plan. For purposes hereof, a “subsidiary” of Fingerhut means any corporation, partnership, or other organization other than Fingerhut which is in a chain of corporations, partnerships, and/or other organizations that begins with Fingerhut and in which at least 80% of the voting interests in such corporation, partnership, or other organization in such chain (other than Fingerhut) is owned by Fingerhut or another corporation, partnership, or other organization in such chain.
     1.14 ERISA — means the Employee Retirement Income Security Act of 1974 and the sections thereof, as such law and sections exist as of the Effective Amendment Date or may thereafter be amended or renumbered.
     1.15 Federated — means Federated Department Stores, Inc., or any corporate successor thereto. Federated is the sponsor of this Plan.
     1.16 Highly Compensated Employee — means, with respect to any Plan Year (for purposes of this Section 1.16, the “subject Plan Year”), any person who is a highly compensated employee (within the meaning of Section 414(q) of the Code) for the subject Plan Year, in accordance with the following rules:
          1.16.1 Under the provisions of Code Section 414(q) as in effect on the Effective Amendment Date, subject to any subsequent changes to such Code Section, a person shall be considered as a highly compensated employee for the subject Plan Year if he or she an Employee during at least part of such Plan Year and (1) was at any time a 5% owner (as defined in Section 416(i)(1) of the Code) of any Associated Employer during the subject Plan Year or the immediately preceding Plan Year (for purposes of this Section 1.16, the “look-back Plan Year”) or (2) received Compensation in excess of $80,000 in the look-back Plan Year (except that, if the look-back Plan Year begins before January 1, 1998, a person’s “Compensation” for such look-back Plan Year shall for purposes of this Section 1.16 be deemed to exclude all of the items described in clause (2) of Section 1.9 above).
          1.16.2 The $80,000 amount set forth in Section 1.16.1 above shall be adjusted for each Plan Year beginning after the Effective Amendment Date in accordance with the adjustment to

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such amount made by the Secretary of the Treasury or his or her delegate under Section 414(q)(1) of the Code.
          1.16.3 Finally, a person shall be considered a highly compensated employee for the subject Plan Year under the provisions of Code Section 414(q) as in effect on the Effective Amendment Date if he or she separated from service (or was deemed to have separated from service under Treasury regulations issued under Section 414(q) of the Code) prior to the subject Plan Year, if he or she performs no services for the Employer during the subject Plan Year, and if he or she was considered a highly compensated employee under the provisions of Code Section 414(q) for either the Plan Year in which he or she separated from service (or was deemed to have separated from service) or any Plan Year ending on or after the person’s 55th birthday.
     1.17 Investment Fund — means one of the separate commingled investment funds established under the Trust which are used for the investment of assets of the Plan. The specific Investment Funds used for the Plan are described in the subsequent provisions of the Plan.
     1.18 Leased Employee — means any person who is a leased employee (within the meaning of Section 414(n) of the Code) of an Associated Employer. Under Code Section 414(n), subject to any subsequent changes to such Code Section, a leased employee is an individual who provides services to a recipient, in a capacity other than as a common law employee of the recipient, in accordance with each of the following three requirements: (1) the services are provided pursuant to an agreement between the recipient and one or more leasing organizations; (2) the individual has performed such services for the recipient on a substantially full-time basis for a period of at least one year; and (3) such services are performed under the primary direction or control by the recipient. The determination of who is a Leased Employee shall be consistent with any regulations issued under Section 414(n) of the Code.
     1.19 Leave of Absence — means, with respect to an Employee, any period of the Employee’s absence from service with an Associated Employer which does not constitute a quit, retirement, or discharge under any uniform and nondiscriminatory personnel policy of the Associated Employer which applies to the class of Employees to which such Employee belongs. A Leave of Absence shall in any event include an absence of the Employee from service for maternity or paternity reasons. An absence for “maternity or paternity reasons” means an absence from service (1) by reason of the pregnancy of the Employee, (2) by reason of the birth of a child of the Employee, (3) by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or (4) for purposes of caring for such child for a period immediately following such birth or placement. An Employee shall be treated as still being an Employee for purposes of the Plan while on a Leave of Absence, but he or she shall be treated as having terminated his or her employment with the Employer at the end of any Leave of Absence unless at such time he or she returns to service with an Associated Employer or is granted by an Associated Employer an extension of the approved leave of absence period.

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     1.20 Non-Highly Compensated Employee — means, with respect to any Plan Year, any person who is an Employee during at least part of such Plan Year and who is not a Highly Compensated Employee with respect to such Plan Year.
     1.21 Normal Retirement Age — means, with respect to any Participant, the later of: (1) the date the Participant first reaches age 65; or (2) the fifth annual anniversary of the date the Participant first becomes a Participant in the Plan. A Participant shall be fully vested in his or her Accounts if, while an Employee, he or she attains the date which would be his or her Normal Retirement Age under this Section 1.20.
     1.22 Participant — means, at any relevant time, any person who at such time either is eligible to actively participate in the Plan or still has accrued benefits held under the Plan. Except as may otherwise be provided in Section 4.6 below, the provisions of Section 3 below determine when a person is a Participant on or after the Effective Amendment Date.
     1.23 Plan — means the Federated Department Stores, Inc. Profit Sharing 401(k) Investment Plan, as currently set forth in this document and as may be amended hereinafter. In addition, any reference to the “Plan” contained in this document also refers to all defined contribution plans which preceded and were continued by this current version of the Plan or any such other preceding plan, and any defined contribution plans which are or were merged into or have or had assets and liabilities directly transferred to this Plan as currently constituted or any of such other preceding plans, with all such other preceding and merged or transferred plans being referred to herein as the “Prior Plans.” The provisions of the Prior Plans are hereby incorporated by reference in this document to the extent necessary to apply any provision of this document. In this regard, the Prior Plans include, but are not limited to, the Federated Department Stores, Inc. Retirement Income and Thrift Incentive Plan as in effect prior to the Effective Amendment Date (for purposes of this Section 1.23, the “prior Federated Savings Plan”), the Broadway Stores Inc. 401(k) Savings and Investment Plan (which was merged into the prior Federated Savings Plan as of March 31, 1997), the R.H. Macy & Co., Inc. Savings Plan (which was merged into the prior Federated Savings Plan as of March 31, 1997), and the Federated Savings Plan for Employees of Lazarus PA, Inc. (which was merged into the prior Federated Savings Plan as of March 31, 1997).
     1.24 Plan Administrator — means Federated.
     1.25 Plan Year — means the calendar year.
     1.26 Savings Agreement — means, with respect to a Participant and for any specified period that the agreement is in effect, any agreement enrolled in (or deemed enrolled in under the provisions of the Plan) by the Participant and under which the Participant elects (or is deemed to elect) that his or her Covered Compensation for the specified period is to be reduced on a pre-tax basis and/or after-tax basis (in 1% increments up to 15%) or that no part (0%) of his or her Covered Compensation is to be reduced on either a pre-tax or after-tax basis. Any Savings Agreement is subject to the following provisions:

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          1.26.1 In no event may a Participant’s Covered Compensation for any specified period be reduced on either a pre-tax or after-tax basis or on an aggregate basis by more than 15% pursuant to a Savings Agreement. The Committee may, in order to make it easier for the Plan to meet the limits set forth in Sections 4A and 5A below, further restrict the amount by which any Participant who is then believed to be a Highly Compensated Employee may have his or her Covered Compensation reduced on either a pre-tax or after-tax basis or on an aggregate basis for a specified period pursuant to a Savings Agreement to some lower percent.
          1.26.2 Also, in no event may a Participant’s Covered Compensation be reduced on a pre-tax basis for any calendar year by more than $9,500 (or any higher amount to which this figure is adjusted by the Secretary of the Treasury or his or her delegate for such calendar year pursuant to Section 402(g) of the Code).
          1.26.3 Except as is otherwise provided in Sections 1.26.4, 1.26.5, and 1.26.6 below, a Savings Agreement or amended Savings Agreement must be affirmatively enrolled in by a Participant on a form prepared or approved for this purpose by the Committee and filed with a Plan representative, by a communication to a Plan representative under a telephonic system approved by the Committee, or under any other method approved by the Committee, with the specific method or methods to be used to be chosen in its discretion by the Committee. The Committee may choose different methods to apply to Participants in different situations (e.g., requiring a form to be used for new Participant but a telephonic system to be used for other Participants). Regardless of what method is to be used for a Participant, if the Participant properly enrolls in a Savings Agreement or amends such an agreement under the method for doing so which applies to him or her and the type of election he or she is making, for all other provisions of the Plan he or she will be deemed to have “filed” with a Plan representative such agreement or amendment on the day he or she completes all steps required by such method to enter into such agreement or amendment. Any Savings Agreement or amendment of a Savings Agreement which is made by a Participant pursuant to the provisions of this Section 1.26.3 shall become effective as of the first date after such agreement or amendment is filed with a Plan representative on which the Committee can reasonably put such agreement or amendment into effect.
          1.26.4 Any election made by a Participant who first becomes a Participant in the Plan prior to January 1, 1999, and who does not otherwise affirmatively enroll in a Savings Agreement that becomes effective pursuant to the provisions of Section 1.26.3 above by the first date on which he or she is entitled to receive Compensation from the Employer (for purposes of this Section 1.26.4, the Participant’s “first pay day”), shall be deemed to have automatically enrolled in a Savings Agreement under which no part (0%) of the Participant’s Covered Compensation is to be reduced on a pre-tax or after-tax basis. Such initially deemed Savings Agreement shall become effective on the Participant’s first pay day.
          1.26.5 Any Participant who first becomes a Participant in the Plan on or after January 1, 1999, and who does not otherwise affirmatively enroll in a Savings Agreement that

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becomes effective pursuant to the provisions of Section 1.26.3 above by the first date on which he or she is entitled to receive Compensation from the Employer (for purposes of this Section 1.26.5, the Participant’s “first pay day”), shall be deemed to have automatically enrolled in a Savings Agreement under which 3% of the Participant’s Covered Compensation is reduced on a pre-tax basis and under which 0% of his or her Covered Compensation is reduced on an after-tax basis, with such initially deemed Savings Agreement becoming effective on the Participant’s first pay day, provided that (1) he or she receives a notice from the Employer explaining his or her rights to elect to have no or a different percent of his or her Covered Compensation reduced on a pre-tax basis under the Plan by affirmatively enrolling in a Savings Agreement pursuant to the provisions of Section 1.26.3 above and, after receiving such notice, (2) he or she is given a reasonable period before the Participant’s first pay day to make such an election. If such conditions are not met, then such Participant shall be deemed to have automatically enrolled in a Savings Agreement, to be effective as of the Participant’s first pay day, under which no part (0%) of the Participant’s Covered Compensation is to be reduced on a pre-tax or after-tax basis.
          1.26.6 Any Participant who is reinstated as an active Participant in the Plan (pursuant to Section 3.4 below) after having previously been an active Participant in the Plan, and when the Savings Agreement that had been in effect for the Participant on the latest date he or she last previously had been an active Participant no longer is in effect, and who does not otherwise affirmatively enroll in a Savings Agreement that becomes effective pursuant to the provisions of Section 1.26.3 above by the first date after such reinstatement that the Participant is entitled to receive Compensation from the Employer (for purposes of the Section 1.26.6, the Participant’s “first post-reinstatement pay day”), shall be deemed to have automatically enrolled in a Savings Agreement under which no part (0%) of the Participant’s Covered Compensation is to be reduced on a pre-tax or after-tax basis. Such deemed Savings Agreement shall become effective on the Participant’s first post-reinstatement pay day.
          1.26.7 Any Savings Agreement or amended Savings Agreement that becomes effective for a Participant under any of the foregoing provisions of this Section 1.26 shall remain in effect until the earlier of (1) the date the next amended Savings Agreement enrolled in by the Participant pursuant to the provisions of Section 1.26.3 above becomes effective or (2) the expiration of a reasonable administrative period after the Participant ceases to be an Employee. The reasonable administrative period referred to in clause (2) of the immediately preceding sentence shall be set by the Committee in order to permit the Plan a reasonable period of time to render the applicable Savings Agreement ineffective and generally will last for no more than 60 days after the Participant ceases to be an Employee.
     1.27 Spouse — means, with respect to an Employee and at any relevant time, the Employee’s husband or wife who is recognized as such under the laws of the State in which the Employee resides at such time.
     1.28 Total Disability or Totally Disabled — means or refers, with respect to any Participant, to the Participant’s permanent and continuous mental or physical inability by reason of injury,

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disease, or condition to meet the requirements of any employment for wage or profit. A Participant shall be deemed to be disabled for purposes of this Plan only when both of the following two requirements are met. First, a licensed physician or psychiatrist must provide to the Plan a written opinion that the Participant is totally disabled as that term is defined above. Second, the Participant must be eligible for and receive total disability benefits under Section 223 of the Federal Social Security Act, as amended, or any similar or subsequent section or act of like intent or purpose (unless the Committee determines, based on the written opinion of a licensed physician or psychiatrist provided the Committee pursuant to the immediately preceding sentence, that the Participant would be likely to qualify for such total disability benefits if he or she survived a sufficient amount of time to be processed for and receive such benefits but that he or she is also likely to die before he or she would otherwise be determined by the Social Security Administration or other applicable government agency to qualify for or to receive such benefits).
     1.29 Trust — means the trust agreement used from time to time as the funding media for the Plan. The Trust is hereby deemed a part of this Plan.
     1.30 Trustee — means the person or entity serving from time to time as the Trustee under the Trust.
     1.31 Trust Fund — means the trust fund established in accordance with the Trust.

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SECTION 2
SERVICE DEFINITIONS AND RULES
     2.1 Service Definitions. For purposes of the Plan, the following terms related to service shall have the meanings hereinafter set forth unless the context otherwise requires:
          2.1.1 Break-in-Service — means, with respect to an Employee, any period which meets the following conditions:
               (a) The Employee shall be considered to have incurred a Break-in-Service for any Plan Year which ends after the Effective Amendment Date and for which the Employee is credited with not more than 500 Hours of Service.
               (b) If the Employee participated in a Prior Plan before the Effective Amendment Date, the Employee shall also be considered to have incurred a Break-in-Service for any twelve month period which occurs prior to January 1, 1997 to the extent that the provisions of the Prior Plan in which he or she last actively participated prior to January 1, 1997 treated such period as a break-in-service of the Employee as of December 31, 1996.
          2.1.2 Eligibility Service — means, with respect to an Employee, the Employee’s period of service with the Associated Employers to be taken into account for purposes of determining his or her eligibility to become a Participant in the Plan, computed as follows:
               (a) An Employee who completes at least 1,000 Hours of Service during the twelve consecutive month period commencing on his or her Employment Date shall be credited with one year of Eligibility Service at the end of such twelve consecutive month period.
               (b) Further, an Employee who fails to complete at least 1,000 Hours of Service during the twelve consecutive month period commencing on his or her Employment Date shall be credited with one year of Eligibility Service at the end of the first Plan Year commencing after such Employment Date during which he or she completes at least 1,000 Hours of Service.
               (c) For an Employee who both (1) ceases to be an Employee prior to completing at least 1,000 Hours of Service in a computation period described in paragraph (a) or (b) above, and (2) suffers a Break-in-Service before being subsequently reemployed by an Associated Employer, his or her service with the Associated Employers prior to his or her reemployment shall be disregarded in determining the Eligibility Service he or she needs under the Plan to become a Participant (and his or her Reemployment Date shall be treated as if it were his or her Employment Date for such purposes).

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          2.1.3 Employment Date — means, with respect to an Employee, the date on which the Employee first performs an Hour of Service.
          2.1.4 Hour of Service — means, with respect to an Employee, each hour for which the Employee: (1) is paid, or is entitled to payment, for the performance of duties as an Employee; (2) is directly or indirectly paid, or is entitled to payment, for a period of time (without regard to whether the employment relationship is terminated) when he or she performs no duties as an Employee due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence; or (3) is paid for any reason in connection with his or her employment as an Employee an amount as “back pay,” irrespective of mitigation of damages. The crediting of Hours of Service to an Employee under the Plan shall also be subject to the following provisions:
               (a) Notwithstanding the foregoing provisions of this Section 2.1.4, an Hour of Service shall not be credited to an Employee on account of a payment which solely reimburses such Employee for medical, or medically related, expenses incurred by or on behalf of the Employee.
               (b) Also, subject to the other provisions of this Section 2.1.4, Hour of Service credit shall be calculated in accordance with paragraphs (b) and (c) of 29 C.F.R. Section 2530.200b-2 of the Department of Labor Hour of Service Regulations, which paragraphs are hereby incorporated by reference into this Plan.
               (c) Any Employee who is exempt from the minimum wage and overtime pay requirements of the Federal Fair Labor Standards Act, and as to whom records of actual hours worked are thereby not needed to be kept for such purposes, shall be credited with: (1) if the period on which such Employee is paid is a week (or a multiple of a week), 45 Hours of Service for each week included in each such period for which he or she would be credited with at least one Hour of Service under the other provisions of this Section 2.1.4; (2) if the period on which such Employee is paid is a semi-monthly period, 95 Hours of Service for each such semi-monthly payroll period for which he or she would be credited with at least one Hour of Service under the other provisions of this Section 2.1.4; or (3) if the period on which such Employee is paid is a month (or a multiple of a month), 190 Hours of Service for each month included in each such period for which he or she would be credited with at least one Hour of Service under the other provisions of this Section 2.1.4.
               (d) Hours of Service to be credited to an Employee in connection with each period (1) which is of no more than 31 days, (2) which begins on the first day of a pay period for the Employee (for purposes of this paragraph (d), the “initial pay period”), (3) which ends on the last day of the Employee’s pay period which includes the pay day for the initial pay period, and (4) which overlaps two computation periods or occurs in a month which overlaps two computation periods shall be credited on behalf of the Employee to the computation period in which falls the first day of the month during which the pay day for the initial pay period occurs.

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          2.1.5 Reemployment Date — means, with respect to an Employee who has previously incurred a Break-in-Service, the first day after the Employee’s most recent Break-in-Service on which the Employee performs an Hour of Service.
          2.1.6 Six-Year Break-in-Service — means, with respect to an Employee who has ceased to be an Employee of the Employer, a period of six or more Breaks-in-Service which is not interrupted by any period which is not included in a period of a Break-in-Service.
          2.1.7 Vesting Service — means, with respect to a Participant, the Participant’s service with the Associated Employers which is taken into account under the Plan for vesting purposes (i.e., for purposes of determining the Participant’s nonforfeitable percentage of the Participant’s Accounts under the Plan), computed as follows:
               (a) The Participant shall be credited with one year of Vesting Service for each Plan Year which ends after the Effective Amendment Date and for which the Participant is credited with at least 1,000 Hours of Service.
               (b) The Participant shall also be credited with years of Vesting Service equal to the number of years of vesting service he or she was credited with as of March 31, 1997 under the terms (as then in effect) of the Prior Plans in which he or she participated prior to the Effective Amendment Date (taking into account the provisions of each such Prior Plan for determining vesting service, including each such plan’s provisions concerning breaks-in-service). In no event, however, shall any period which occurs prior to the Effective Amendment Date be counted more than once in determining the Participant’s years of Vesting Service.
               (c) Notwithstanding the foregoing, any Vesting Service completed by the Participant prior to a Six-Year Break-in-Service of the Participant which ends after the Effective Amendment Date shall be disregarded under the Plan if the Participant did not have a nonforfeitable interest in any retirement benefit under the Plan at the time such Break-in-Service began.
               (d) As a special rule, if on March 31, 1997 the Participant was a participant in a Prior Plan which generally determined vesting service under the “elapsed time” approach described in Treas. Reg. Section 1.410(a)-7, then the Participant shall, in determining whether he or she is credited with a year of Vesting Service for the Plan Year which ends on December 31, 1997, be credited with Hours of Service for the period of the first calendar quarter of 1997 in accordance with the provisions of Section 2.1.4 above (whether or not the Participant is exempt from the minimum wage and overtime pay requirements of the Federal Fair Labor Standards Act).

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     2.2 Special Credited Employment.
          2.2.1 For purposes of the Plan and except as is otherwise provided in the following provisions of this Section 2.2.1, if at any time (for purposes of this Section 2.2.1, the “acquisition time”) that occurs after the Effective Amendment Date a corporation, partnership, or other organization (for purposes of this Section 2.2.1, the “selling company”) either (1) becomes an Associated Employer by reason of its stock or interests being purchased by one or more Associated Employers, (2) has substantially all of the assets of one or more of its trades or businesses acquired by one or more Associated Employers, or (3) has a facility, leased department, or other specific function it previously operated acquired or otherwise assumed by one or more Associated Employers (with, for purposes of this Section 2.2.1, each of the events described in clauses (1), (2), and (3) herein referred to as an “acquisition”), then any person who is classified by the selling company as an employee of the selling company immediately prior to the acquisition time (for purposes of this Section 2.2.1, an “acquisition employee”) and who at the acquisition time becomes an employee of an Associated Employer in connection with the acquisition shall have his or her years of service with the selling company prior to the acquisition time (for purposes of this Section 2.2.1, “pre-acquisition years”) be considered years of Eligibility Service and Vesting Service of the acquisition employee under this Plan if they would have been so considered under Section 2.1.2 or 2.1.7 above (as appropriate) had such pre-acquisition years been completed with an Associated Employer and if (but only if) either (1) Federated provides, by appropriate corporate action exercised in a uniform and nondiscriminatory manner, that any such pre-acquisition years of the acquisition employee will be credited as Eligibility Service and/or Vesting Service of the acquisition employee under this Plan or (2) the agreements by which the acquisition is effected by one or more Associated Employers indicate that any such pre-acquisition years of the acquisition employee will be credited as Eligibility Service and/or Vesting Service of the acquisition employee.
          2.2.2 In addition, any period of service of an Employee with the armed forces of the United States shall be credited as Eligibility Service and/or Vesting Service to the extent required by Federal law.
     2.3 Associated Employment. As is indicated throughout this Plan and in any event notwithstanding any other provision of the Plan to the contrary:
          2.3.1 Any period of a person as an Employee (regardless of whether or not he or she is a Covered Employee) shall, regardless of whether occurring prior to or after employment as a Covered Employee, be considered for purposes of crediting years of Eligibility Service and Vesting Service under this Plan to such person, determining if and when such person has incurred a Break-in-Service, and otherwise determining if and when such person has a vested right to a benefit under the Plan (but not for purposes of determining the amount of such benefit).
          2.3.2 Further, a transfer of status from that of being a Covered Employee to that of being an Employee who is not a Covered Employee shall not be considered a termination of

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employment from the Associated Employers for purposes of determining when the benefit of this Plan due a Participant, if any, is to be or begin to be distributed, when elections as to the form in which the Participant’s benefit under the Plan are to be filed, or whether the lump sum value of such benefit is low enough so that such benefit is automatically to be paid in a lump sum form; rather, such termination of employment shall be deemed to occur only upon the Participant’s later termination of status as an Employee.
          2.3.3 In addition, any person who during any Plan Year is an Employee (regardless of whether or not he or she is a Covered Employee) shall be considered, and any compensation received in any such capacity during such Plan Year shall (if determined under the same principles as are set forth at Section 1.8 above) be considered as Compensation, for purposes of determining the persons who are the Highly Compensated Employees for such or any other Plan Year.
          2.3.4 Also, any compensation received during a period by a person in the capacity of being an Employee (regardless of whether or not he or she is a Covered Employee) shall (if determined in accordance with the definition of compensation that is used under any of the below-named Plan Sections when being considered under such Plan Section) be considered as compensation of his or hers for such period for purposes of Section 4A below (which provides Average Actual Deferral Percentage Limits), Section 5A below (which provides Average Actual Contribution Percentage limits), Section 6A below (which provides maximum annual addition limits), and Section 14 below (which provides top heavy plan rules).
          2.3.5 Finally, except as is otherwise expressly provided in this Plan or by Federated pursuant to express authorization provided in this Plan (including but not limited to Sections 4A, 5A, 6A, and 14 below), any period during which a person is an Employee but not a Covered Employee, and any compensation or remuneration received for any such period, shall not be used in any manner in calculating the amount of any benefit or contributions to which the person is entitled under this Plan.

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SECTION 3
ELIGIBILITY AND PARTICIPATION
     3.1 Eligibility for Participation. Persons shall remain or become Participants in the Plan only in accordance with the following provisions:
          3.1.1 Any person who was a Participant in the Plan prior to the Effective Amendment Date shall be a Participant in this Plan as of the first date that is on or after the Effective Amendment Date and on which he or she is a Covered Employee.
          3.1.2 Further, each other person who, as of any Entry Date which occurs on or after the Effective Amendment Date, (1) has completed at least one year of Eligibility Service, (2) has attained at least age 21, and (3) is a Covered Employee shall become a Participant as of such Entry Date. Notwithstanding the foregoing, if a person would become a Participant as of any Entry Date under the foregoing provisions of this Section 3.1.2 but for the fact he or she is not a Covered Employee, and he or she subsequently becomes a Covered Employee, such person shall be deemed a Participant in the Plan on the date he or she so subsequently becomes a Covered Employee.
     3.2 Entry Date. For purposes of the Plan and Section 3.1 above in particular, an “Entry Date” means the first day of any calendar month.
     3.3 Duration of Participation.
          3.3.1 Each Participant in the Plan shall continue to be a Participant until he or she is no longer entitled to receive Covered Compensation and the entire balance in his or her Accounts under the Plan has been distributed or forfeited hereunder.
          3.3.2 However, notwithstanding the foregoing, a Participant shall be eligible to enter into or continue a Savings Agreement to the extent allowed under Section 4 below only while he or she is considered an active Participant. For this purpose and all other purposes of the Plan (and in particular for purposes of Sections 3.4 and 4 below), a person is an “active Participant” for any period only if both he or she is a Participant during such period and the person is entitled to receive Covered Compensation for such period.
     3.4 Reinstatement of Participation. Any person who ceases to be an active Participant, but who is thereafter reemployed as a Covered Employee by the Employer, shall be reinstated as an active Participant as of the date on which he or she next completes an Hour of Service on or after such reemployment.

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SECTION 4
SAVINGS AND ROLLOVER CONTRIBUTIONS
     4.1 Effective Date of Savings Agreement.
          4.1.1 Any person who continues as an active Participant in the Plan as of the Effective Amendment Date pursuant to Section 3.1.1 above shall have the Savings Agreement that was in effect for him or her as of the date immediately preceding the Effective Amendment Date still be effective as of the Effective Amendment Date, unless he or she amends or suspends such Savings Agreement under the provisions of Section 4.2 below effective as of such date.
          4.1.2 In addition, any person who becomes an active Participant in the Plan on or after the Effective Amendment Date pursuant to Section 3.1.2 above shall have a Savings Agreement take effect as of the first date that occurs on or after the date he or she first becomes a Participant and on which he or she is entitled to receive Covered Compensation from the Employer. Such Savings Agreement shall be determined under the provisions of Section 1.26 above.
          4.1.3 Also, any person who is reinstated as an active Participant pursuant to Section 3.4 above after his or her Savings Agreement that was in effect as of the latest date on which he or she was an active Participant is no longer effective shall have a Savings Agreement take effect as of the first date that occurs on or after the date he or she is so reinstated as an active Participant and on which he or she is entitled to receive Covered Compensation from the Employer. Such Savings Agreement shall be determined under the provisions of Section 1.26 above.
     4.2 Amendment and Termination of Savings Agreement.
          4.2.1 An active Participant may amend his or her then effective Savings Agreement in any manner (e.g., by amending the percent of future Covered Compensation subject to such agreement, changing the portion of his or her Savings Contributions which are to be made on a pre-tax basis and/or an after-tax basis, or suspending altogether his or her Savings Contributions) and at any time by filing an amended Savings Agreement with a Plan representative pursuant to the provisions of Section 1.26.3 above. As is indicated in Section 1.26.3 above, such amended Savings Agreement shall become effective as of the first date after such amended Savings Agreement is so filed on which the Committee can reasonably put such amended agreement into effect.
          4.2.2 As is also indicated in Section 1.26.7 above, any Savings Agreement or amended Savings Agreement that becomes effective as to a Participant under the Plan shall no longer be effective as to the Participant as of the earlier of (1) the date the next amended Savings Agreement enrolled in by the Participant pursuant to the provisions of Section 1.26.3 above becomes effective or (2) the expiration of a reasonable administrative period after the Participant ceases to be a Covered Employee. As is also provided in Section 1.26.7 above, the reasonable administrative

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period referred to in clause (2) of the immediately preceding sentence shall be set by the Committee in order to permit the Plan a reasonable period of time to render the applicable Savings Agreement ineffective and generally will last for no more than 60 days after the Participant ceases to be a Covered Employee.
     4.3 Savings Contributions. Subject to the other provisions of the Plan, the Employer shall contribute to the Trust, on behalf of each active Participant who has a Savings Agreement in effect, those contributions called for under such Savings Agreement, if any. Such contributions are described in this Plan as “Savings Contributions.” Savings Contributions applicable to any Participant shall be remitted by the Employer to the Trust, and allocated to the Participant’s Accounts, as soon as administratively practical. For purposes of allocating Matching Contributions under the subsequent provisions of the Plan, any Savings Contributions shall be deemed to be made for the pay day to which such contributions relate and for the Plan Year during which such pay day occurs. Savings Contributions shall be made in cash and shall not be dependent on net or accumulated profits of the Employer.
     4.4 Pre- and After-Tax Nature of Savings Contributions.
          4.4.1 Any active Participant who enters into a Savings Agreement or amended Savings Agreement under the Plan shall specify in such agreement the portion of the Savings Contributions resulting from such agreement which shall be considered under this Plan as “Pre-Tax Savings Contributions” and the portion of such Savings Contributions which shall be considered “After-Tax Savings Contributions.” (The Committee may, in order to make it easier for the Plan to meet the limits set forth in Sections 4A and 5A below, restrict the maximum amount of the Savings Contributions applicable to an active Participant who is then believed to be a Highly Compensated Employee which may be specified by the Participant as Pre-Tax Savings Contributions, as After-Tax Savings Contributions, or as Pre-Tax and After-Tax Savings Contributions in the aggregate for any period to some percent of his or her Covered Compensation for such period which is less than the maximum percent of Covered Compensation he or she is otherwise permitted to elect to have contributed as Savings Contributions on his or her behalf for such period.)
          4.4.2 For purposes of the Plan, any Savings Contributions applicable to an active Participant which are designated by the Participant as Pre-Tax Savings Contributions shall be contributed to the Plan prior to the Participant being deemed in receipt of such amounts for Federal income tax purposes and shall thereby be considered to have been contributed on a “pre-tax” basis.
          4.4.3 Further, for purposes of the Plan, any Savings Contributions applicable to an active Participant which are designated by the Participant as After-Tax Savings Contributions shall be contributed to the Plan after the Participant is deemed in receipt of such amounts for Federal income tax purposes and shall thereby be considered to have been contributed on an “after-tax” basis.

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     4.5 Savings Contributions Eligible for Match. For purposes of determining the extent to which the Employer shall make Matching Contributions under Section 5 below, certain Savings Contributions made on behalf of an active Participant for any Plan Year are deemed to be “Basic Savings Contributions” which are used to help determine the amount of Matching Contributions for such Plan Year, and certain of such Savings Contributions are deemed to be “Additional Savings Contributions” which are not used to determine the amount of Matching Contributions for such Plan Year. For this purpose, the portion of the Savings Contributions made on behalf of an active Participant for any Plan Year are deemed to be Basic Savings Contributions or Additional Savings Contributions in accordance with the following rules:
          4.5.1 Any such Savings Contributions which are made for a pay day which occurs on or after the Effective Amendment Date and designated by the Participant as Pre-Tax Savings Contributions shall be deemed to be Basic Savings Contributions for the Plan Year in which such pay day occurs (for purposes of this Section 4.5.1, the “subject Plan Year”) to the extent they do not exceed 5% of the Participant’s Covered Compensation for the subject Plan Year (or, if the subject Plan Year is the Plan Year in which the Effective Amendment Date occurs, for the portion of such Plan Year that begins on the first day of the fourth calendar month of such Plan Year and ends on the last day of such Plan Year) and shall be deemed to be Additional Savings Contributions for the subject Plan Year to the extent they do exceed 5% of the Participant’s Covered Compensation for the subject Plan Year (or, if the subject Plan Year is the Plan Year in which the Effective Amendment Date occurs, for the portion of such Plan Year that begins on the first day of the fourth calendar month of such Plan Year and ends on the last day of such Plan Year).
          4.5.2 Any such Savings Contributions which are made for a pay day which occurs on or after the Effective Amendment Date and designated by the Participant as After-Tax Savings Contributions shall be deemed to be Additional Savings Contributions.
          4.5.3 In addition, any savings contributions made on behalf of the Participant with respect to any pay day which occurs on or after January 1, 1997 and prior to the Effective Amendment Date shall be deemed to be Basic Savings Contributions for the Plan Year which ends December 31, 1997 to the extent such contributions would have been used to determine matching contributions for such Plan Year under the Prior Plan in which the Participant was participating on such pay day (if such Prior Plan had continued in effect and if for this purpose such Plan Year had ended on the day immediately preceding the Effective Amendment Date) and shall be deemed to be Additional Savings Contributions for the Plan Year which ends December 31, 1997 to the extent they would not have been used to determine matching contributions for such Plan Year under such Prior Plan (if such Prior Plan had continued in effect and if for this purpose such Plan Year had ended on the day immediately preceding the Effective Amendment Date).
     4.6 Rollover Contributions. A Covered Employee may, whether or not he or she is yet a Participant in the Plan under the provisions of Section 3 above, cause any distribution applicable to him or her from another plan which he or she certifies is an eligible rollover distribution (within the meaning of Section 402(c) of the Code) to be paid directly from such other plan to this Plan pursuant

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to the terms of Section 401(a)(31) of the Code, (1) provided that the Committee receives a written notice from the plan administrator of such other plan that the other plan has received a determination letter from the Internal Revenue Service concluding that the other plan is qualified as a tax-favored plan under Section 401(a) of the Code or that the other plan is intended to be such a tax-favored plan and either is intending to obtain such determination letter or is not required under applicable Internal Revenue Service rules to obtain such a determination letter, and (2) provided that the Committee has no information which shows that such payment is other than an eligible rollover contribution under Section 402(c) of the Code. Any such payment to the Plan shall be referred to as a “Rollover Contribution” under the Plan. If a Covered Employee makes a Rollover Contribution to the Plan but is not a Participant in the Plan under the provisions of Section 3 above, he or she shall still be considered a Participant under the other provisions of the Plan to the extent such other provisions concern the establishment of an Account to reflect such contribution, the investment, crediting of Plan earnings and losses, loaning, withdrawing, and distribution of such Account, and the administration of the Plan with respect to such Account, but he or she shall not be considered a Participant for any other purposes of the Plan until he or she qualifies as a Participant under the provisions of Section 3 above.
     4.7 Mistake of Fact.
          4.7.1 Any After-Tax Savings Contributions contributed to the Plan for a Participant which has been made in an amount in excess of the amount of the After-Tax Savings Contributions elected by the Participant or which have been taken from Covered Compensation of the Participant paid when he or she was not a Participant in the Plan may be paid by the Trustee to the Participant (unless repayment is not administratively possible) as a correction of the mistake which led it to be contributed to the Plan, upon the receipt by the Trustee of a written notice of a Plan representative describing such mistake and requesting the payment of such contribution to the Participant. Plan income attributable to such contributions shall not be paid to the Participant in connection with such payment, and Plan losses attributable to such contributions shall not reduce the amount which is otherwise to be paid. (The Employer in its discretion may pay to the Participant an additional amount, determined in any manner the Employer chooses, to reflect interest which may have been earned by the Participant had the returned Savings Contributions never been made to the Plan, but any such payment shall only be made outside the Plan and shall not be paid by the Plan itself.)
          4.7.2 Any other Savings Contributions made upon the basis of a mistaken factual assumption shall be repaid by the Trustee to the Employer (unless repayment is not administratively possible) as a correction of such mistaken factual assumption, upon the receipt by the Trustee within one year from the date of such contribution of a written notice of the Employer describing such mistaken factual assumption and requesting the return of such contributions. Plan income attributable to such contributions shall not be paid to the Employer, but Plan losses attributable to such contributions shall reduce the amount which is otherwise to be paid.

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          4.7.3 Any Rollover Contribution of a Participant which the Committee later determines was not an eligible rollover contribution under Section 402(c) of the Code shall be distributed (after being adjusted by Plan income and losses which the Committee reasonably determines were attributable to such contribution) to the Participant within a reasonable administrative period after the Committee makes such determination.
          4.7.4 Nothing in the foregoing provisions of this Section 4.7 shall be read so as to limit in any manner the ability of the Committee to correct any errors it discovers were made in the administration or operation of the Plan by any correction method that is permitted under the provisions of Section 12.2.4 below.

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SECTION 4A
AVERAGE ACTUAL DEFERRAL PERCENTAGE RESTRICTIONS
     4A.1 Average Actual Deferral Percentage Limits. The Average Actual Deferral Percentage of the Highly Compensated Employees for any Plan Year which ends after the Effective Amendment Date (for purposes of this Section 4A.1, the “subject Plan Year”) must satisfy one of the following limits:
          4A.1.1 Limitation 1: The Average Actual Deferral Percentage of the Highly Compensated Employees for the subject Plan Year may not exceed the Average Actual Deferral Percentage of the Non-Highly Compensated Employees for the subject Plan Year multiplied by 1.25; or
          4A.1.2 Limitation 2: The Average Actual Deferral Percentage of the Highly Compensated Employees for the subject Plan Year both may not exceed the Average Actual Deferral Percentage of the Non-Highly Compensated Employees for the subject Plan Year multiplied by 2.0 and may not exceed the Average Actual Deferral Percentage of the Non-Highly Compensated Employees for the subject Plan Year by more than two percentage points.
Notwithstanding the foregoing, the Employer may, if permitted under and if following such procedures as are set forth in guidance issued by the Secretary of the Treasury or his or her delegate or the Internal Revenue Service (in regulations, revenue rulings, notices, or other similar guidance), amend the Plan, for any subject Plan Year which begins on or after January 1, 1998, so that the Average Actual Deferral Percentage of the Non-Highly Compensated Employees for the Plan Year which immediately precedes such subject Plan Year shall be used, instead of such percentage for such subject Plan Year, in determining whether the above limitations are met for such subject Plan Year. Until the Employer so amends the Plan, however, the Average Actual Deferral Percentage of the Non-Highly Compensated Employees for any subject Plan Year shall be used in determining whether the above limitations are met for such subject Plan Year.
     4A.2 Special Rules for Average Actual Deferral Percentage Limits. For purposes of the limits set forth in Section 4A.1 above, the following special rules apply:
          4A.2.1 If, with respect to any Plan Year (for purposes of this Section 4A.2.1, the “subject Plan Year”), an Eligible Participant who is a Highly Compensated Employee for the subject Plan Year is or was eligible to participate in a cash or deferred arrangement, which qualifies under Section 401(k) of the Code and is contained in an aggregatable plan, during at least a part of such aggregatable plan’s plan year which ends in the same calendar year in which the subject Plan Year ends (for purposes of this Section 4A.2.1, the “aggregatable plan’s subject plan year”), then, for the purpose of determining the Actual Deferral Percentage of the Eligible Participant for the subject Plan Year under this Plan, any contributions made to such aggregatable plan for the aggregatable

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plan’s subject plan year which would be treated as Pre-Tax Savings Contributions of the Eligible Participant for the subject Plan Year had they been allowed and made under this Plan for the subject Plan Year shall be treated as if they were Pre-Tax Savings Contributions of the Eligible Participant under this Plan for the subject Plan Year. For purposes hereof, an “aggregatable plan” is a plan other than this Plan which is qualified under Section 401(a) of the Code, is maintained by an Associated Employer, and is not prohibited from being aggregated with this Plan for purposes of Section 410(b) of the Code under Treas. Reg. Section 1.410(b)-7.
          4A.2.2 To be counted in determining whether the Average Actual Deferral Percentage limits are met for any Plan Year, any Pre-Tax Savings Contributions must be paid to the Trust before the end of the Plan Year which next follows the Plan Year to which such contributions relate.
          4A.2.3 For purposes of this Section 4A and the other provisions of the Plan, Pre-Tax Savings Contributions are treated as being “made on behalf of an Eligible Participant” for a Plan Year if such contributions relate to pay days of the Eligible Participant which occur during such Plan Year.
          4A.2.4 For purposes of this Section 4A, the Prior Plans shall be considered as if they had been part of the “Plan” with respect to the Plan Year which ends December 31, 1997, persons who were participants in the Prior Plans between January 1, 1997 and the Effective Amendment Date shall be considered as Participants in this Plan for the Plan Year which ends December 31, 1997, and contributions which are made under such Prior Plans with respect to pay days occurring between January 1, 1997 and the Effective Amendment Date and which would be considered as Pre-Tax Savings Contributions for the Plan Year which ends December 31, 1997 if they had been made under this Plan shall be treated as Pre-Tax Savings Contributions under this Plan for the Plan Year which ends December 31, 1997.
     4A.3 Distribution of Excess Contributions. Subject to the provisions of this Section 4A.3 but notwithstanding any other provision of the Plan to the contrary, any Excess Contributions applicable to any Plan Year which ends after the Effective Amendment Date (for purposes of this Section 4A.3, the “subject Plan Year”) shall be distributed during (but no later than the last day of) the immediately following Plan Year to Eligible Participants who were Highly Compensated Employees for the subject Plan Year. (Such Excess Contributions, even if distributed, shall still be treated as part of the annual addition, as defined in Section 6A below, for the subject Plan Year.) The following provisions apply to this distribution requirement:
          4A.3.1(a) For purposes of the Plan, “Excess Contributions” for any subject Plan Year means the amount (if any) by which the aggregate sum of Pre-Tax Savings Contributions paid to the Trust for such Plan Year on behalf of Eligible Participants who are Highly Compensated Employees for such Plan Year exceeds the maximum amount of such Pre-Tax Savings Contributions which could have been made and still have satisfied one of the limitations set forth in Section 4A.1 above. The Excess Contributions for any subject Plan Year shall be determined, and

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applied to Eligible Participants who are Highly Compensated Employees for the subject Plan Year for distribution purposes, in accordance with the methods described in paragraphs (b) and (c) below.
               (b) The total amount of Excess Contributions for any subject Plan Year shall be deemed to be the sum of the Excess Contributions which are determined to apply to each Eligible Participant who is a Highly Compensated Employee for the subject Plan Year under the leveling method which is described in this paragraph (b). Under this leveling method, the Actual Deferral Percentage of the Highly Compensated Employee(s) with the highest Actual Deferral Percentage for the subject Plan Year is reduced to the extent required to enable one of the applicable limitations set forth in Section 4A.1 above to be satisfied for the subject Plan Year or to cause such Actual Deferral Percentage to equal the Actual Deferral Percentage of the Highly Compensated Employee(s) with the next highest Actual Deferral Percentage for the subject Plan Year, whichever comes first. This process is repeated as necessary until one of the applicable limitations set forth in Section 4A.1 above is satisfied for the subject Plan Year. For each Highly Compensated Employee, his or her amount of Excess Contributions for the subject Plan Year under this leveling method is equal to: (1) the total of the Pre-Tax Savings Contributions paid to the Trust for the subject Plan Year on his or her behalf (determined before the application of this leveling method), less (2) the amount determined by multiplying the Highly Compensated Employee’s Actual Deferral Percentage for the subject Plan Year (determined after the application of this leveling method) by his or her ADP Test Compensation for the subject Plan Year. In no event shall the Excess Contributions which are determined to apply to a Highly Compensated Employee for the subject Plan Year under this leveling method exceed the total of the Pre-Tax Savings Contributions paid to the Trust on his or her behalf for the subject Plan Year (determined before application of this leveling method). However, the leveling method described in this paragraph (b) is used only to determine the total sum of Excess Contributions for the subject Plan Year and is not used to determine the portion of such total sum of Excess Contributions which will be distributed to any Eligible Participant who is a Highly Compensated Employee for the subject Plan Year; instead, the method for determining the portion of such Excess Contributions which will be distributed to each such Highly Compensated Employee is described in paragraph (c) below.
               (c) The portion of the total sum of Excess Contributions for any subject Plan Year which will be distributed to any Eligible Participant who is a Highly Compensated Employee for the subject Plan Year shall be determined under the dollar amount reduction method described in this paragraph (c). Under this dollar amount reduction method, the dollar amount of the Pre-Tax Savings Contributions made to the Trust for the subject Plan Year on behalf of the Highly Compensated Employee(s) with the highest dollar amount of Pre-Tax Savings Contributions for the subject Plan Year is reduced to the extent required to equal the dollar amount of the Pre-Tax Savings Contributions made to the Trust for the subject Plan Year on behalf of the Highly Compensated Employee(s) with the next highest dollar amount of Pre-Tax Savings Contributions for the subject Plan Year or to cause the total dollar amount of the reductions in Pre-Tax Savings Contributions for the subject Plan Year under this dollar amount reduction method to equal the total sum of the Excess Contributions for the subject Plan Year (as determined under paragraph (b) above), whichever comes first. This process is repeated as necessary until the total dollar amount of the reductions in

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Pre-Tax Savings Contributions for the subject Plan Year equals the total sum of the Excess Contributions for the subject Plan Year (as determined under paragraph (b) above). For each Highly Compensated Employee, his or her portion of the total amount of the Excess Contributions for the subject Plan Year which will be distributed to him or her is equal to the total dollar amount of the reductions made in his or her Pre-Tax Savings Contributions for the subject Plan Year under this dollar amount reduction method.
          4A.3.2 The distribution of any portion of the Excess Contributions for a subject Plan Year to an Eligible Participant under the provisions of this Section 4A.3 shall be adjusted upward for the Trust’s income allocable thereto (or downward for the Trust’s loss allocable thereto) for the subject Plan Year and for the gap period that applies to the subject Plan Year, as determined under this Section
          4A.3.2. For purposes of this Section 4A.3, the “gap period” that applies to any subject Plan Year refers to the period from the end of the subject Plan Year through the last date for which investment returns of the Investment Funds have been completed and the results of which are reasonably available to the Committee prior to the date the Excess Contributions are being distributed. For purposes hereof, the Trust’s income (or loss) allocable to any Excess Contributions applicable to a subject Plan Year and applied to an Eligible Participant for distribution purposes shall be determined under any reasonable method that is adopted by the Committee for this purpose. Such method shall be used consistently for all Participants and for all corrective distributions made under the Plan for the subject Plan Year and shall be a method that is reasonably consistent with the method used by the Plan for allocating income and losses to Participants’ Accounts for the subject Plan Year.
          4A.3.3 If any Excess Contributions applicable to an Eligible Participant and for a subject Plan Year are distributed to the Eligible Participant under the provisions of this Section 4A.3, then, pursuant to Section 411(a)(3)(G) of the Code and Treas. Reg. Section 1.411(a)-4(b)(7), any Matching Contributions which are allocated to the Eligible Participant’s Matching Account for such Plan Year by reason of such Excess Contributions (and not yet distributed or forfeited under the Plan by the date the Excess Contributions are distributed) shall, together with the Trust’s income allocable thereto (or less the Trust’s loss allocable thereto) for the subject Plan Year and for the gap period that applies to the subject Plan Year, be forfeited as of the day such Excess Contributions are distributed to the Eligible Participant (and such forfeited amounts shall be reallocated to Accounts of Participants in accordance with later provisions of the Plan). For these purposes, the Trust’s income (or loss) allocable to any such forfeited Matching Contributions shall, for the subject Plan Year and for the gap period that applies to the subject Plan Year, be determined under any reasonable method that is adopted by the Committee for this purpose. Such method shall be used consistently for all Participants and for all corrective distributions made under the Plan for the subject Plan Year and shall be a method that is reasonably consistent with the method used by the Plan for allocating income and losses to Participants’ Accounts for the subject Plan Year.
          4A.3.4 Any distribution of Excess Contributions (and any Trust income or loss allocable thereto) to an Eligible Participant under the foregoing provisions of this Section 4A shall be made from the portion of the Eligible Participant’s Savings Account which is attributable to Pre-

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Tax Savings Contributions. If the entire balance of the portion of an Eligible Participant’s Savings Account which is attributable to Pre-Tax Savings Contributions is distributed to the Eligible Participant during a subject Plan Year (and no balance remains in that portion of his or her Savings Account at the end of such Plan Year), then such distribution shall be deemed for all purposes of this Plan as a distribution under this Section 4A.3 of the Excess Contributions applicable for distributions purposes to the Eligible Participant for the subject Plan Year (and Trust income or loss allocable thereto) to the extent Excess Contributions (and allocable Trust income or losses) would otherwise have been required to be distributed to the Eligible Participant under this Section 4A.3.
          4A.3.5 Notwithstanding any other provision of the Plan to the contrary, the limitations set forth in Section 4A.1 above shall be deemed met for any subject Plan Year if the Excess Contributions for such Plan Year are distributed in accordance with and to the extent required by the foregoing provisions of this Section 4A.3.
          4A.3.6 If any Excess Contributions applicable to a subject Plan Year are not distributed to the appropriate Eligible Participants within 2-1/2 months after the last day of the subject Plan Year, an excise tax shall be imposed under Code Section 4979 on the Employer in an amount generally equal to 10% of such Excess Contributions (unadjusted for income or loss allocable thereto).
     4A.4 Definitions for Average Actual Deferral Percentage Limits. Except as is otherwise provided in the Plan, for purposes of the limits set forth in this Section 4A, the following definitions shall apply:
          4A.4.1 “Average Actual Deferral Percentage” for any Plan Year means: (1) with respect to the Highly Compensated Employees, the average (to the nearest one-hundredth of a percent) of the Actual Deferral Percentages of the Eligible Participants who are Highly Compensated Employees for such Plan Year; and (2) with respect to the Non-Highly Compensated Employees, the average (to the nearest one-hundredth of a percent) of the Actual Deferral Percentages of the Eligible Participants who are Non-Highly Compensated Employees for such Plan Year.
          4A.4.2 “Actual Deferral Percentage” for any Plan Year means, with respect to any person who is an Eligible Participant for such Plan Year, the ratio (expressed as a percentage to the nearest one-hundredth of a percent) of the Pre-Tax Savings Contributions made on behalf of the Eligible Participant for such Plan Year to the ADP Test Compensation of the Eligible Participant for the entire Plan Year (regardless of whether he or she is a Participant for the entire Plan Year or for only part but not all of such Plan Year). The Actual Deferral Percentage of a person who is an Eligible Participant for such Plan Year but who does not have any Pre-Tax Savings Contributions made on his or her behalf for such Plan Year is 0%.
          4A.4.3 “ADP Compensation” means, with respect to any person who is an Eligible Participant and for any Plan Year, the Eligible Participant’s Compensation received during such Plan

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Year for services as a Covered Employee (except that, for the Plan Year which began on the Effective Amendment Date, such term means the Eligible Participant’s Covered Compensation for such Plan Year).
          4A.4.4 “Eligible Participant” means, for any Plan Year, each person who is both a Participant under the Plan and an Employee during at least part of such Plan Year.
     4A.5 Disaggregating Portions of Plan. The provisions of Sections 4A.1 through 4A.4 above shall be applied separately for the portion of this Plan which covers Participants who are not collectively bargained employees and the portion of the Plan which covers Participants who are collectively bargained employees and as if each such portion were a separate plan. For purposes hereof, a “collectively bargained employee” is an Employee who is included in a unit of employees covered by a collective bargaining agreement between employee representatives and the Employer, provided retirement benefits were the subject of good faith bargaining between such employee representatives and the Employer.

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SECTION 4B
EXCESS DEFERRAL DISTRIBUTIONS
     4B.1 Distribution of Excess Deferral. If any Participant certifies in writing to a Plan representative (1) that his or her tax year for Federal income tax purposes is the same period as constitutes a Plan Year, (2) that a specific amount of the Pre-Tax Savings Contributions he or she has made under the Plan for any Plan Year (for purposes of this Section 4B, the “subject Plan Year”), which amount is set forth in such certification, when added to all other Elective Contributions made by or on behalf of the Participant for the subject Plan Year under other plans, contracts, and accounts, exceeds the Applicable Limit for the subject Plan Year (with such excess amount referred to in this Section 4B as the Participant’s “excess deferral” for the subject Plan Year), then the Participant’s excess deferral for the subject Plan Year shall be distributed to the Participant by the first April 15 following the end of the subject Plan Year. For purposes hereof, the Participant shall automatically be deemed to provide such certification on a timely basis for the subject Plan Year with respect to an excess deferral that is no less than the amount of the Pre-Tax Savings Contributions made by the Participant for the subject Plan Year that, when added only to all other Elective Contributions made by or on behalf of the Participant for the subject Plan Year under other plans maintained by the Employer, exceeds the Applicable Limit for the subject Plan Year. The distribution of the Participant’s excess deferral for the subject Plan Year shall also be subject to the rules specified in Section 4B.2 below.
     4B.2 Special Rules Applicable to Distribution of Excess Deferral.
          4B.2.1 Notwithstanding any provision of Section 4B.1 above that may be read to the contrary, the distribution of a Participant’s excess deferral for any Plan Year (for purposes of this Section 4B.2.1, the “subject Plan Year”) that is required under the provisions of Section 4B.1 above may be made during the subject Plan Year (and not just after the end of such year) only if the Participant’s certification (or deemed certification) that is described in Section 4B.1 above occurs during the subject Plan Year, if the distribution is made after the date on which the Plan receives the excess deferral, and if the Plan designates the distribution as a distribution of an excess deferral.
          4B.2.2 In addition, and also notwithstanding any provision of Section 4B.1 above that may be read to the contrary, the distribution of a Participant’s excess deferral for any Plan Year (for purposes of this Section 4B.2.2, the “subject Plan Year”) that is required under the provisions of Section 4B.1 above shall be adjusted upward for the Trust’s income allocable thereto (or downward for the Trust’s loss allocable thereto) for the subject Plan Year (and, if the distribution is made after the end of the subject Plan Year, for the gap period that applies to the subject Plan Year), as determined under this Section 4B.2.2. For purposes of this Section 4B.2, the “gap period” that applies to any subject Plan Year refers to the period from the end of the subject Plan Year through the last date for which investment returns of the Investment Funds have been completed and the results of which are reasonably available to the Committee prior to the date the excess deferral is

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being distributed. For purposes hereof, the Trust’s income (or loss) allocable to a Participant’s excess deferral for any subject Plan Year shall be determined under any reasonable method that is adopted by the Committee for this purpose. Such method shall be used consistently for all Participants and for all corrective distributions made under the subject Plan Year and shall be a method that is reasonably consistent with the method used by the Plan for allocating income and losses to Participants’ Accounts for the subject Plan Year.
          4B.2.3 If any excess deferral applicable to a Participant and for any Plan Year (for purposes of this Section 4B.2.3, the “subject Plan Year”) is distributed to the Participant under the provisions of this Section 4B, then, pursuant to Section 411(a)(3)(G) of the Code and Treas. Reg. Section 1.411(a)-4(b)(7), any Matching Contributions which are allocated to the Participant’s Matching Account for such Plan Year by reason of such excess deferral (and not yet distributed or forfeited under the Plan by the date the excess deferral is distributed) shall, together with the Trust’s income allocable thereto (or less the Trust’s loss allocable thereto) for the subject Plan Year and for the gap period that applies to the subject Plan Year, be forfeited as of the day such excess deferral is distributed to the Participant (and such forfeited amounts shall be reallocated to Accounts of Participants in accordance with later provisions of the Plan). For these purposes, the Trust’s income (or loss) allocable to any such forfeited Matching Contributions shall, for the subject Plan Year and for the gap period that applies to the subject Plan Year, be determined under any reasonable method that is adopted by the Committee for this purpose. Such method shall be used consistently for all Participant and for all corrective distributions made under the Plan for the subject Plan Year and shall be a method that is reasonably consistent with the method used by the Plan for allocating income and losses to Participants’ Accounts for the subject Plan Year.
          4B.2.4 The amount of any excess deferral of a Participant that is applicable to a subject Plan Year and otherwise distributable under the foregoing provisions of this Section 4B shall be reduced by any prior distribution of Excess Contributions (as defined in Section 4A.3 above) applicable to the subject Plan Year that are made to the Participant under the provisions of Section 4A above. For reporting purposes, to the extent the distribution of Excess Contributions reduces the distribution of an excess deferral hereunder, such distribution shall be treated as a distribution of the excess deferral instead of a distribution of Excess Contributions.
          4B.2.5 Any distribution of an excess deferral (and any Trust income or loss allocable thereto) to a Participant under the foregoing provisions of this Section 4B shall be made from the portion of the Participant’s Savings Account which is attributable to Pre-Tax Savings Contributions.
          4B.2.6 Notwithstanding any other provision of the Plan to the contrary, any excess deferral that is applicable to a Participant for a subject Plan Year shall, if distributed, not be treated as part of the annual addition, as defined in Section 6A below, for the subject Plan Year. Further, notwithstanding any provision of Section 4A above to the contrary, to the extent an excess deferral for a subject Plan Year that is applicable to a Participant who is a Non-Highly Compensated Employee for such Plan Year would still be considered an excess deferral if only Elective Contributions under this Plan were taken into account, it shall not be taken into account as a Pre-Tax

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Savings Contributions for purposes of determining the Participant’s Actual Deferral Percentage for such Plan Year under the provisions of Section 4A above.
     4B.3 Definitions for Excess Deferral Requirements. For purposes of the limits set forth in this Section 4B, the following definitions shall apply:
          4B.3.1 “Elective Contributions” means, with respect to a Participant and any Plan Year, any contributions made by or on behalf of the Participant to plans, contracts, or accounts that are treated as elective deferrals for purposes of Section 402(g) of the Code. Such contributions generally include employer contributions made under a qualified cash or deferred arrangement (as defined in Code Section 401(k)) to the extent not includable in income under Code Section 402(e)(3), employer contributions to a simplified employee pension to the extent not includable in income under Code Section 402(h)(1)(B), employer contributions to purchase an annuity contract under Code Section 403(b) pursuant to a salary reduction agreement, and elective employer contributions to a simple retirement plan under Code Section 408(p)(2)(A)(I).
          4B.3.2 “Applicable Limit” means, with respect to any Participant and any Plan Year, the maximum amount of Elective Contributions made by or on behalf of the Participant for such Plan Year that can be excluded from the Participant’s income for Federal income tax purposes under the provisions of Section 402(g) of the Code.

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SECTION 5
MATCHING CONTRIBUTIONS
     5.1 Annual Amount of Matching Contributions. For each Plan Year which ends after the Effective Amendment Date, the Employer shall contribute amounts to the Trust in addition to the Savings Contributions elected by Participants for such Plan Year. Such additional contributions shall be referred to in the Plan as “Matching Contributions.” Subject to the other provisions of the Plan, the amount of Matching Contributions which shall be made by the Employer for any Plan Year which ends after the Effective Amendment Date (for purposes of this Section 5.1, the “subject Plan Year”) shall be the amount determined under the following provisions of this Section 5.1:
          5.1.1 Subject to the provisions of Sections 5.1.2, 5.1.3, and 5.1.4 below, the amount of Matching Contributions which shall be made by the Employer for the subject Plan Year shall be the lesser of the amounts set forth in paragraphs (a) and (b) below:
                (a) An amount equal to 100% of the aggregate Basic Savings Contributions which are made for the subject Plan Year to the Plan on behalf of those Participants who are employed by the Employer as a Covered Employee on the last day of the subject Plan Year and who did not make any withdrawal during the subject Plan Year from the portion of their Accounts which reflect Basic Savings Contributions; or
                (b) An amount equal to 3.5% of the Employer’s Net Income, as determined for the tax year of the Employer which begins in the subject Plan Year (before deduction of any Matching Contributions to this Plan and only after excluding the amount of any extraordinary items) by Federated’s chief accounting officer in accordance with the standard accounting procedures of Federated and as so categorized in the financial statements of the Employer.
          5.1.2 In addition to the amount determined under Section 5.1.1 above, the Employer shall, subject to the provisions of Sections 5.1.3 and 5.1.4 below, also make a further amount of Matching Contributions for the subject Plan Year to the extent necessary (and only to the extent necessary) so that each Participant who is employed by the Employer as a Covered Employee on the last day of the subject Plan Year and who did not make any withdrawal during the subject Plan Year from the portion of his or her Accounts which reflects his or her Basic Savings Contributions shall have his or her Matching Account allocated under Section 6.2 below a total share of the Matching Contributions made pursuant to Section 5.1.1 above and this Section 5.1.2 which is no less than 33-1/3% of the Basic Savings Contributions made by or for him or her for the subject Plan Year.
          5.1.3 In addition to the amounts determined under Sections 5.1.1 and 5.1.2 above, the Employer may, in its discretion and by resolution or other written action taken by the

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Board (or any committee of the Board or group of officers of Federated to which or whom the powers described in this Section 5.1.3 are delegated by the Board) and also subject to the provisions of Section 5.1.4 below, make a further amount of Matching Contributions for the subject Plan Year in any amount it determines when the subject Plan Year begins on or after January 1, 2000.
          5.1.4 To the extent permitted by Section 8.6 below, any forfeitures arising during the subject Plan Year shall be used to reduce and be substituted in place of those Matching Contributions which both are otherwise required or determined under Sections 5.1.1 and 5.1.2 above for the subject Plan Year and exceed the amount of Matching Contributions which would be made for the subject Plan Year if such amount were limited to the amount described in paragraph (b) of Section 5.1.1 above. For purposes of the foregoing provisions of this Section 5.1 and also for purposes of the provisions of Section 6.2 below (which concerns the allocation of Matching Contributions), any forfeitures (or other amounts) which are used to reduce and substitute for any amount of Matching Contributions for the subject Plan Year shall be considered as if they were such Matching Contributions for the subject Plan Year.
     5.2 Time and Form of Matching Contributions.
          5.2.1 Subject to the provisions of Section 5.2.2 below, the Matching Contributions for any Plan Year may be paid in one or more installments, but the total amount to be contributed must be paid to the Trust on or before the last date permitted by applicable law for deduction of such contributions for the tax year of the Employer in which such Plan Year ends. Any such Matching Contributions shall be allocated among Participants’ Accounts as of the last day of the Plan Year for which such contributions are made or as soon as administratively practical after such contributions are paid to the Trust, whichever is later.
          5.2.2 The actual amount paid as Matching Contributions for any Plan Year may initially, to the extent determined with respect to the amount set forth in Section 5.1.1(b) above, be based upon the Federated’s Net Income as estimated by Federated’s chief accounting officer in accordance with data available to him or her at the time the estimate is made. In the event that, after Federated’s chief accounting officer subsequently determines the final calculation of the amount set forth in Section 5.1.1(b) above, an additional amount is required to be contributed to the Plan by the Employer to meet the required Matching Contribution provisions of Section 5.1 above, then the Employer will make such additional contribution as soon as possible after such final calculation is completed. In the event that the final calculation of the amount set forth in Section 5.1.1(b) above shows that the Employer made Matching Contributions for the subject Plan Year in excess of the amount required under Section 5.1 above, the amount by which the actual amount of Matching Contributions which were made exceeds the required Matching Contributions for such Plan Year shall be deemed not to have been made for such Plan Year but instead shall be deemed made in the next following Plan Year and shall be used as soon as possible to reduce (and to substitute for) the next required Matching Contributions to be made to the Plan.

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          5.2.3 The Matching Contributions made for any Plan Year shall be made in cash or, in the discretion of the Employer, in common stock of Federated.
     5.3 Mistake of Fact. Any Matching Contributions made upon the basis of a mistaken factual assumption shall be repaid by the Plan to the Employer (unless repayment is not administratively possible) as a correction of such mistaken factual assumption, upon the receipt by the Trustee within one year from the date of such contributions of a written notice of the Employer describing such mistaken factual assumption and requesting the return of such contributions. Plan income attributable to such contributions may not be paid to the Employer, but Plan losses attributable to such contributions shall reduce the amount which is otherwise to be paid. Nothing in the foregoing provisions of this Section 5.3 shall be read so as to limit in any manner the ability of the Committee to correct any errors it discovers were made in the administration or operation of the Plan by any corrective method that is permitted under the provisions of Section 12.2.4 below.

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SECTION 5A
AVERAGE ACTUAL CONTRIBUTION PERCENTAGE RESTRICTIONS
     5A.1 Average Actual Contribution Percentage Limits.
          5A.1.1 The Average Actual Contribution Percentage for Highly Compensated Employees for any Plan Year which ends after the Effective Amendment Date (for purposes of this Section 5A.1, the “subject Plan Year”) must satisfy one of the following limits:
                (a) Limitation 1: The Average Actual Contribution Percentage of the Highly Compensated Employees for the subject Plan Year may not exceed the Average Actual Contribution Percentage of the Non-Highly Compensated Employees for the subject Plan Year multiplied by 1.25; or
                (b) Limitation 2: The Average Actual Contribution Percentage of the Highly Compensated Employees for the subject Plan Year both may not exceed the Average Actual Contribution Percentage of the Non-Highly Compensated Employees for the subject Plan Year multiplied by 2.0 and may not exceed the Average Actual Contribution Percentage of the Non-Highly Compensated Employees for the subject Plan Year by more than two percentage points.
Notwithstanding the foregoing, the Employer may, if permitted under and if following such procedures as are set forth in guidance issued by the Secretary of the Treasury or his or her delegate or the Internal Revenue Service (in regulations, revenue rulings, notices, or other similar guidance), amend the Plan, for any subject Plan Year which begins on or after January 1, 1998, so that the Average Actual Contribution Percentage of the Non-Highly Compensated Employees for the Plan Year which immediately precedes such subject Plan Year shall be used, instead of such percentage for such subject Plan Year, in determining whether the above limitations are met for such subject Plan Year. Until the Employer so amends the Plan, however, the Average Actual Contribution Percentage of the Non-Highly Compensated Employees for any subject Plan Year shall be used in determining whether the above limitations are met for such subject Plan Year.
          5A.1.2 In addition, the Average Actual Contribution Percentage of the Highly Compensated Employees for any subject Plan Year may not, when added to the Average Actual Deferral Percentage of the Highly Compensated Employees for the same Plan Year, exceed the Aggregate Limit. For purposes of the limitation set forth in this Section 5A.1.2, such Average Actual Deferral Percentage and Average Actual Contribution Percentage shall be determined as if all Excess Contributions attributable to the limits set forth in Section 4A.1 above had previously been determined and distributed and as if all Excess Aggregate Contributions attributable to the limits set forth in Section 5A.1.1 above had previously been determined and distributed or forfeited (and hence as if such Average Actual Deferral Percentage and Average Actual Contribution Percentage had been calculated without considering the contributions reflected in such Excess Contributions

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and Excess Aggregate Contributions, respectively). Also, notwithstanding the foregoing, the limitation set forth in this Section 5A.1.2 shall automatically be deemed met for a subject Plan Year if either the Average Actual Deferral Percentage of the Highly Compensated Employees for the subject Plan Year is not in excess of the Average Actual Deferral Percentage of the Non-Highly Compensated Employees for the subject Plan Year multiplied by 1.25 or the Average Actual Contribution Percentage of the Highly Compensated Employees for the subject Plan Year is not in excess of the Average Actual Contribution Percentage of the Non-Highly Compensated Employees for the subject Plan Year multiplied by 1.25. Notwithstanding the foregoing, the Employer may, if permitted under and if following such procedures as are set forth in guidance issued by the Secretary of the Treasury or his or her delegate or the Internal Revenue Service (in regulations, revenue rulings, notices, or other similar guidance), amend the Plan, for any subject Plan Year which begins on or after January 1, 1998, so that the Average Actual Deferral Percentage and the Average Actual Contribution Percentage of the Non-Highly Compensated Employees for the Plan Year which immediately precedes such subject Plan Year shall be used, instead of such percentages for such subject Plan Year, in determining whether the conditions set forth in the immediately preceding sentence are met for such subject Plan Year. Until the Employer so amends the Plan, however, the Average Actual Deferral Percentage and Average Actual Contribution Percentage of the Non-Highly Compensated Employees for any subject Plan Year shall be used in determining whether the above limitations are met for such subject Plan Year.
          5A.1.3 As is provided in Section 5A.3 below, the Plan shall correct any violation of the limitations of either Section 5A.1.1 above or Section 5A.1.2 above for any subject Plan Year by reducing (in the manner set forth in Section 5A.3 below) the Average Actual Contribution Percentage of the Highly Compensated Employees for such subject Plan Year.
     5A.2 Special Rules for Average Actual Contribution Percentage Limits. For purposes of the limits set forth in Section 5A.1 above, the following special rules apply:
          5A.2.1 If, with respect to any Plan Year (for purposes of this Section 5A.2.1, the “subject Plan Year”), an Eligible Participant who is a Highly Compensated Employee for the subject Plan Year is or was eligible to participate in an aggregatable plan, of which a part is subject to the provisions of Section 401(m) of the Code, during at least a part of such aggregatable plan’s plan year which ends in the same calendar year in which the subject Plan Year ends (for purposes of this Section 5A.2.1, the “aggregatable plan’s subject plan year”), then, for the purpose of determining the Actual Contribution Percentage of the Eligible Participant for the subject Plan Year under this Plan, any contributions made to such aggregatable plan for the aggregatable plan’s subject plan year which would be treated as After-Tax Savings Contributions or Matching Contributions of the Eligible Participant for the subject Plan Year had they been allowed and made under this Plan for the subject Plan Year shall be treated as if they were After-Tax Savings Contributions or Matching Contributions of the Eligible Participant under this Plan for the subject Plan Year. For purposes hereof, an “aggregatable plan” is a plan other than this Plan which is qualified under Section 401(a) of the Code, is maintained by an Associated Employer, and is not prohibited from being aggregated with this Plan for purposes of Section 410(b) of the Code under Treas. Reg. Section 1.410(b)-7.

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          5A.2.2 For purposes of determining if the Average Actual Contribution Percentage limits of Section 5A.1 above are met for any Plan Year (for purposes of this Section 5A.2.2, the “subject Plan Year”), the Plan may treat any Pre-Tax Savings Contributions (as provided for in Section 4 above) which are made on behalf of an Eligible Participant who is treated as a Non-Highly Compensated Employee for purposes of determining the Average Actual Deferral Percentage of the Non-Highly Compensated Employees for the subject Plan Year or the immediately preceding Plan Year (whichever of such Plan Years is used to determine such percentage for purposes of the limits of Section 5A.1 which apply to the subject Plan Year) as being Matching Contributions of such Eligible Participant for such Plan Year to the extent the treatment of such Pre-Tax Savings Contributions as Matching Contributions is helpful in meeting the limits of Section 5A.1 above for the subject Plan Year, provided that the limits of Section 4A.1 above are still met for the subject Plan Year even if the Pre-Tax Savings Contributions being treated as Matching Contributions hereunder are disregarded for purposes of meeting such limits.
          5A.2.3 To be counted in determining whether the Average Actual Contribution Percentage limits are met for any Plan Year, any Matching Contributions, After-Tax Savings Contributions, or Pre-Tax Savings Contributions must be paid to the Trust before the end of the Plan Year which next follows the Plan Year to which such contributions relate.
          5A.2.4 Notwithstanding any other provisions herein to the contrary, any Matching Contributions which are forfeited under Section 4A.3.2(c) above (or Section 4B.2.3(c) above) by reason of relating to Excess Contributions described in Section 4A above (or an excess deferral described in Section 4B above) which are (or is) distributed to an Eligible Participant shall not be taken into account in determining the Eligible Participant’s Actual Contribution Percentage for any Plan Year or considered as Matching Contributions for any other purpose under this Section 5A.
          5A.2.5 For purposes of this Section 5A and the other provisions of the Plan, Matching Contributions or After-Tax Savings Contributions are treated as being “made on behalf of an Eligible Participant” for a Plan Year if such contributions are allocated to an Account of the Eligible Participant by reason of Basic Savings Contributions which relate to pay days of the Eligible Participant which occur during such Plan Year.
     5A.3 Distribution or Forfeiture of Excess Aggregate Contributions. Subject to the provisions of this Section 5A.3 but notwithstanding any other provision of the Plan to the contrary, any Excess Aggregate Contributions applicable to any Plan Year which ends after the Effective Amendment Date (for purposes of this Section 5A.3, the “subject Plan Year”) shall be distributed no later than the last day of the immediately following Plan Year to Eligible Participants who were Highly Compensated Employees for the subject Plan Year or forfeited no later than as of the last day of such immediately following Plan Year, in accordance with the following provisions of this Section 5A. (Such Excess Aggregate Contributions shall still be treated as part of the Annual Addition, as defined in Section 6A below, for the subject Plan Year.) The following provisions apply to this distribution or forfeiture requirement:

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          5A.3.1(a) For purposes of the Plan, “Excess Aggregate Contributions” for any subject Plan Year means the amount (if any) by which the aggregate sum of Matching Contributions and After-Tax Savings Contributions paid to the Trust for such Plan Year on behalf of Eligible Participants who are Highly Compensated Employees for such Plan Year exceeds the maximum amount of such Matching Contributions and After-Tax Savings Contributions which could have been made and still have satisfied one of the limitations set forth in Section 5A.1.1 above and the limitation set forth in Section 5A.1.2 above. The Excess Aggregate Contributions for any subject Plan Year shall be determined, and applied to Eligible Participants who are Highly Compensated Employees for the subject Plan Year for distribution purposes, in accordance with the methods described in paragraphs (b) and (c) below.
                (b) The total amount of Excess Aggregate Contributions for any Plan Year shall be deemed to be the sum of the Excess Aggregate Contributions which are determined to apply to each Eligible Participant who is a Highly Compensated Employee for the subject Plan Year under the leveling method which is described in this paragraph (b). Under this leveling method, the Actual Contribution Percentage of the Highly Compensated Employee(s) with the highest Actual Contribution Percentage for the subject Plan Year is reduced to the extent required to enable one of the applicable limitations set forth in Section 5A.1.1 above and the limitation set forth in Section 5A.1.2 above to be satisfied for the subject Plan Year or to cause such Actual Contribution Percentage to equal the Actual Contribution Percentage of the Highly Compensated Employee(s) with the next highest Actual Contribution Percentage for the subject Plan Year, whichever comes first. This process is repeated as necessary until one of the applicable limitations set forth in Section 5A.1.1 above and the limitation set forth in Section 5A.1.2 above are satisfied for the subject Plan Year. For each Highly Compensated Employee, his or her amount of Excess Aggregate Contributions for the subject Plan Year under this leveling method is equal to: (1) the total of the After-Tax Savings Contributions and Matching Contributions paid to the Trust for the subject Plan Year on his or her behalf (determined before the application of this leveling method), less (2) the amount determined by multiplying the Highly Compensated Employee’s Actual Contribution Percentage for the subject Plan Year (determined after the application of this leveling method) by his or her ACP Test Compensation for the subject Plan Year. In no event shall the Excess Aggregate Contributions which is determined to apply to a Highly Compensated Employee for the subject Plan Year under this leveling method exceed the total of the After-Tax Savings Contributions and Matching Contributions paid to the Trust on his or her behalf for the subject Plan Year (determined before application of this leveling method). However, the leveling method described in this paragraph (b) is used only to determine the total sum of Excess Aggregate Contributions for the subject Plan Year and is not used to determine the portion of such total sum of Excess Aggregate Contributions which will be distributed to any Eligible Participant who is a Highly Compensated Employee for the subject Plan Year or forfeited from such Highly Compensated Employee’s Accounts; instead, the method for determining the portion of such Excess Aggregate Contributions which will be distributed to each such Highly Compensated Employee or forfeited from such Highly Compensated Employee’s Accounts is described in paragraph (c) below.

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                (c) The portion of the total sum of Excess Aggregate Contributions for any subject Plan Year which will be distributed to any Eligible Participant who is a Highly Compensated Employee for the subject Plan Year or forfeited from such Highly Compensated Employee’s Accounts shall be determined under the dollar amount reduction method described in this paragraph (c). Under this dollar amount reduction method, the dollar amount of the After-Tax Savings Contributions and Matching Contributions made to the Trust for the subject Plan Year on behalf of the Highly Compensated Employee(s) with the highest dollar amount of After-Tax Savings Contributions and Matching Contributions for the subject Plan Year is reduced to the extent required to equal the dollar amount of the After-Tax Savings Contributions and Matching Contributions made to the Trust for the subject Plan Year on behalf of the Highly Compensated Employee(s) with the next highest dollar amount of After-Tax Savings Contributions and Matching Contributions for the subject Plan Year or to cause the total dollar amount of the reductions in After-Tax Savings Contributions and Matching Contributions for the subject Plan Year under this dollar amount reduction method to equal the total sum of the Excess Aggregate Contributions for the subject Plan Year (as determined under the leveling method described in paragraph (b) above), whichever comes first. This process is repeated as necessary until the total dollar amount of the reductions in After-Tax Savings Contributions and Matching Contributions for the subject Plan Year equals the total sum of the Excess Aggregate Contributions for the subject Plan Year (as determined under the leveling method described in paragraph (b) above). For each Highly Compensated Employee, his or her portion of the total sum of the Excess Aggregate Contributions for the subject Plan Year which will be distributed to him or her or forfeited from his or her Accounts is equal to the total dollar sum of the reductions made in his or her After-Tax Savings Contributions and Matching Contributions for the subject Plan Year under this dollar amount reduction method.
          5A.3.2 Excess Aggregate Contributions applicable to an Eligible Participant for any subject Plan Year under the dollar amount reduction method described in Section 5A.3.1(c) above shall be deemed composed of certain types of contributions made to the Plan on behalf of such Eligible Participant for the subject Plan Year and shall be, together with Trust income (or loss) allocable thereto in accordance with Section 5A.3.3 below, distributed or forfeited in the following order of steps:
                (a) Step 1: First, such Excess Aggregate Contributions shall be deemed composed of After-Tax Savings Contributions which are treated as Additional Savings Contributions for the subject Plan Year. The Excess Aggregate Contributions described in this first step shall be distributed to the Eligible Participant;
                (b) Step 2: Second, only to the extent still necessary after the above step, such Excess Aggregate Contributions shall be deemed composed of After-Tax Savings Contributions which are treated as Basic Savings Contributions for the subject Plan Year and the corresponding amount of Matching Contributions for such Plan Year which are made or allocated by reason of or with respect to such After-Tax Savings Contributions. The Excess Aggregate Contributions described in this second step which are deemed to be composed of After-Tax Savings Contributions shall be distributed to the Eligible Participant. A portion of the Excess Aggregate

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Contributions described in this second step which are deemed to be composed of Matching Contributions, which portion is equal to the amount of such Excess Aggregate Contributions multiplied by the vested percentage which applies under this Plan to the portion of the Participant’s Matching Account to which such Excess Aggregate Contributions would otherwise be allocated but for the provisions of this Section 5A, shall be distributed to the Eligible Participant. The remaining portion of the Excess Aggregate Contributions described in this second step which are deemed to be composed of Matching Contributions shall be forfeited as of the day the Committee takes the steps outlined in this Section 5A.3.2. This second step shall not apply to any subject Plan Year which begins on or after January 1, 1998, however; and
                (c) Step 3: Third, only to the extent still necessary after the above two steps, such Excess Aggregate Contributions shall be deemed composed of Matching Contributions for the subject Plan Year which were made or allocated by reason of or with respect to Pre-Tax Savings Contributions which are treated as Basic Savings Contributions for such Plan Year. A portion of the Excess Aggregate Contributions described in this third step, which portion is equal to the amount of such Excess Aggregate Contributions multiplied by the vested percentage which applies under this Plan to the portion of the Participant’s Matching Account to which such Excess Aggregate Contributions would otherwise be allocated but for the provisions of this Section 5A, shall be distributed to the Eligible Participant. The remaining portion of the Excess Aggregate Contributions described in this third step shall be forfeited as of the day the Committee takes the steps outlined in this Section 5A.3.2.
          5A.3.3(a) Any distribution or forfeiture of Excess Aggregate Contributions which apply to a subject Plan Year and to an Eligible Participant under the provisions of Sections 5A.3.1(c) and 5A.3.2 above shall be adjusted upward for the Trust’s income allocable thereto (or downward for the Trust’s loss allocable thereto) for the subject Plan Year and for the gap period that applies to the subject Plan Year, as determined under paragraph (b) below. For purposes of this Section 5A.3.3, the “gap period” that applies to any subject Plan Year refers to the period from the end of the subject Plan Year through the last date for which investment returns for the Investment Funds have been completed and the results of which are available to the Committee prior to the date the applicable Excess Aggregate Contributions are being distributed or forfeited.
                (b) For purposes hereof, the Trust’s income (or loss) allocable to any portion of the Excess Aggregate Contributions applicable to a subject Plan Year and applied to an Eligible Participant for distribution or forfeiture purposes which is composed of a certain type of contribution (e.g., After-Tax Savings Contributions or Matching Contributions) shall be determined under any reasonable method that is adopted by the Committee for this purpose. Such method shall be used consistently for all Participants and for all corrective distributions or forfeitures made under the Plan for the subject Plan Year and shall be a method that is reasonably consistent with the method used by the Plan for allocating income and losses to the portion of the Participants’ Accounts that reflects such portion of the Excess Aggregate Contributions for the subject Plan Year.

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                (c) In this regard, if the Matching Contributions that apply to any Plan Year are not made to the Plan until after the end of such Plan Year, then the method of allocating Trust income (or loss) to the portion of any Excess Aggregate Contributions for such Plan Year which reflects Matching Contributions that is adopted by the Committee does not have to allocate any Trust income (or loss) to such Excess Aggregate Contribution portion for such Plan Year. Such method shall, however, generally allocate some Trust income (or loss) to such Excess Aggregate Contribution portion for the gap period that applies to such Plan Year.
          5A.3.4 If the entire balance of the portion of an Eligible Participant’s Accounts which is attributable to a certain type of contribution (e.g., After-Tax Savings Contributions or Matching Contributions) is distributed to the Eligible Participant or forfeited during a subject Plan Year (and no balance remains in that portion of his or her Accounts at the end of such Plan Year), then such distribution or forfeiture shall be deemed for all purposes of this Plan as a distribution or forfeiture under this Section 5A.3 of Excess Aggregate Contributions applicable to the Eligible Participant for the subject Plan Year (and Trust income or loss allocable thereto) to the extent Excess Aggregate Contributions composed of such type of contribution (and allocable Trust income or losses) would otherwise have been required to be distributed to the Eligible Participant or forfeited under this Section 5A.3.
          5A.3.5 Notwithstanding any other provision of the Plan to the contrary, the limitations set forth in Section 5A.1 above shall be deemed met for any Plan Year if the Excess Aggregate Contributions for such Plan Year are distributed or forfeited in accordance with the foregoing provisions of this Section 5A.3.
          5A.3.6 If any Excess Aggregate Contributions are distributed to the appropriate Eligible Participants or forfeited more than 2-1/2 months after the last day of the subject Plan Year, an excise tax shall be imposed under Code Section 4979 on the Employer in an amount generally equal to 10% of such Excess Aggregate Contributions (unadjusted for income or loss allocable thereto).
     5A.4 Definitions for Average Actual Contribution Percentage Limits. For purposes of the limits set forth in this Section 5A, the following definitions shall apply:
          5A.4.1 “ACP Compensation” means, with respect to any person who is an Eligible Participant and for any Plan Year, the Eligible Participant’s Compensation received during such Plan Year for services as a Covered Employee (except that, for the Plan Year which began on the Effective Amendment Date, such term means the Eligible Participant’s Covered Compensation for such Plan Year).
          5A.4.2 “Average Actual Contribution Percentage” for any Plan Year means: (1) with respect to the Highly Compensated Employees, the average (to the nearest one-hundredth of a percent) of the Actual Contribution Percentages of the Eligible Participants who are Highly Compensated Employees for such Plan Year; and (2) with respect to the Non-Highly Compensated

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Employees, the average (to the nearest one-hundredth of a percent) of the Actual Contribution Percentages of the Eligible Participants who are Non-Highly Compensated Employees for such Plan Year.
          5A.4.3 “Actual Contribution Percentage” for any Plan Year means, with respect to any person who is an Eligible Participant for such Plan Year, the ratio, expressed as a percentage to the nearest one-hundredth of a percent, of the Matching Contributions and After-Tax Savings Contributions made on behalf of the Eligible Participant for such Plan Year to the ACP Test Compensation of the Eligible Participant for the entire Plan Year (regardless of whether he or she is a Participant for the entire Plan Year or for only part but not all of such Plan Year). The Actual Contribution Percentage of a person who is an Eligible Participant for such Plan Year but who does not have any Matching Contributions or After-Tax Savings Contributions made on his or her behalf for such Plan Year is 0%.
          5A.4.4 The “Aggregate Limit” for any Plan Year (for purposes of this Section 5A.4.4, the “subject Plan Year”) means the greater of the sums set forth in paragraphs (a) and (b) below:
                (a) The sum of: (1) 125% of the greater of the Average Actual Deferral Percentage of the Non-Highly Compensated Employees for the subject Plan Year or the Average Actual Contribution Percentage of the Non-Highly Compensated Employees for the subject Plan Year; and (2) the lesser of (i) 200% of the lesser of the Average Actual Deferral Percentage of the Non-Highly Compensated Employees for the subject Plan Year or the Average Actual Contribution Percentage of the Non-Highly Compensated Employees for the subject Plan Year or (ii) 2% plus the lesser of the Average Actual Deferral Percentage of the Non-Highly Compensated Employees for the subject Plan Year or the Average Actual Contribution Percentage of the Non-Highly Compensated Employees for the subject Plan Year.
                (b) The sum of: (1) 125% of the lesser of the Average Actual Deferral Percentage of the Non-Highly Compensated Employees for the subject Plan Year or the Average Actual Contribution Percentage of the Non-Highly Compensated Employees for the subject Plan Year; and (2) the lesser of (i) 200% of the greater of the Average Actual Deferral Percentage of the Non-Highly Compensated Employees for the subject Plan Year or the Average Actual Contribution Percentage of the Non-Highly Compensated Employees for the subject Plan Year or (ii) 2% plus the greater of the Average Actual Deferral Percentage of the Non-Highly Compensated Employees for the subject Plan Year or the Average Actual Contribution Percentage of the Non-Highly Compensated Employees for the subject Plan Year.
Notwithstanding the foregoing, the Employer may, if permitted under and if following such procedures as are set forth in guidance issued by the Secretary of the Treasury or his or her delegate or the Internal Revenue Service (in regulations, rulings, notices, or other similar guidance), amend the Plan, for any subject Plan Year which begins on or after January 1, 1998, so that the Average Actual Deferral Percentage and the Average Actual Contribution Percentage of the Non-Highly

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Compensated Employees for the Plan Year which immediately precedes such subject Plan Year shall be used, instead of such percentages for such subject Plan Year, in determining the Aggregate Limit for such subject Plan Year. Until the Employer so amends the Plan, however, the Average Actual Deferral Percentage and Average Actual Contribution Percentage of the Non-Highly Compensated Employees for any subject Plan Year shall be used in determining the Aggregate Limit for such subject Plan Year.
          5A.4.5 “Average Actual Deferral Percentage,” “Actual Deferral Percentage,” and “Eligible Participant” shall have the same meanings as are set forth in Section 4A.4 above, and “Excess Contributions” shall have the same meaning as is set forth in Section 4A.3 above.
     5A.5 Disaggregating Portions of Plan. The provisions of Sections 5A.1 through 5A.4 above shall be applied only for the portion of this Plan which covers Participants who are not collectively bargained employees and as if such portion were a separate plan. For purposes hereof, a “collectively bargained employee” is an Employee who is included in a unit of employees covered by a collective bargaining agreement between employee representatives and the Employer, provided retirement benefits were the subject of good faith bargaining between such employee representatives and the Employer.

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SECTION 6
ACCOUNTS AND THEIR ALLOCATIONS AND VESTING
     6.1 Savings Accounts and Allocation of Savings Contributions Thereto.
          6.1.1 The Committee shall establish and maintain a separate bookkeeping account, called herein a “Savings Account,” for each Participant. Except as otherwise provided in the Plan, the Committee shall allocate to a Participant’s Savings Account all Savings Contributions made on or after the Effective Amendment Date to the Trust on behalf of the Participant as soon as administratively practical after they are contributed to the Trust.
          6.1.2 In addition, any and all amounts which were (1) attributable to contributions made under any Prior Plan by or at the election of a Participant prior to the Effective Amendment Date and (2) credited to the Participant’s account under such Prior Plan before the Effective Amendment Date shall be deemed to have been allocated to the Participant’s Savings Account at the time they were actually credited to the Participant’s account under such Prior Plan. Further, any and all amounts transferred to this Plan on behalf of a Participant from another plan qualified under Section 401(a) of the Code on or after the Effective Amendment Date shall, to the extent such amounts reflect amounts which were contributed to such other plan by or at the election of the Participant (not including matching-type contributions), be deemed to be allocated to the Participant’s Savings Account as of the date of such transfer.
          6.1.3 The Committee shall keep records, to the extent necessary to administer this Plan properly under the other provisions of the Plan and under the applicable provisions of the Code, showing the portion of a Participant’s Savings Account which is attributable to each different type of contribution reflected in it, e.g., Pre-Tax Savings Contributions or After-Tax Savings Contributions. In this regard, to the extent any amounts allocated to a Participant’s Savings Account under this Plan reflect contributions made under a Prior Plan or any other plan at the election of the Participant, such amounts shall be deemed to reflect Pre-Tax Savings Contributions for purposes of this Plan to the extent such amounts were made under such Prior Plan or other plan on a “pre-tax” basis (i.e., prior to the Participant being deemed in receipt of such amounts for Federal income tax purposes) and shall be deemed to reflect After-Tax Savings Contributions for purposes of this Plan to the extent such amounts were made under such other plan on an “after-tax” basis (i.e., after the Participant was deemed in receipt of such amounts for Federal income tax purposes). Further, to the extent any amounts allocated to a Participant’s Savings Account under this Plan reflect contributions made under any Prior Plan or other plan at the election of the Participant (not including matching-type contributions), such amounts shall be deemed to reflect Basic Savings Contributions for purposes of this Plan to the extent employer matching contributions were made by reason of such amounts under such Prior Plan or other plan and shall be deemed to reflect Additional Savings Contributions for purposes of this Plan to the extent no such employer matching contributions were made by reason of such amounts under such Prior Plan or other plan.

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     6.2 Matching Accounts and Allocation of Matching Contributions Thereto.
          6.2.1 The Committee shall establish and maintain a separate bookkeeping account, called herein a “Matching Account,” for each Participant. Except as otherwise provided in the Plan, the Committee shall allocate all Matching Contributions made to the Trust for any Plan Year which ends after the Effective Amendment Date among the Matching Accounts of all Participants who both are employed on the last day of such Plan Year and made no withdrawal of Basic Savings Contributions from their Savings Accounts during such Plan Year, in accordance with the allocation method described in Section 6.2.2 below, as of the last day of such Plan Year or as soon as administratively practical after such contributions are made to the Trust, whichever is later.
          6.2.2 The Matching Contributions made to the Trust for any Plan Year which ends after the Effective Amendment Date (for purposes of this Section 6.2.2, the “subject Plan Year”) shall be allocated among the Matching Accounts of the Participants who both are employed as Covered Employees on the last day of the subject Plan Year and made no withdrawal of Basic Savings Contributions from their Savings Accounts during the subject Plan Year (for purposes of this Section 6.2.2, the “Eligible Participants”) in accordance with the following provisions:
                (a) The Matching Contributions made for the subject Plan Year by reason of Section 5.1.1 above (for purposes of this Section 6.2.2, the “first-level contributions”), if any, shall be allocated among the Matching Accounts of the Eligible Participants, with the share of such first-level contributions to be allocated to each such Eligible Participant’s Matching Account to be equal to the product obtained by multiplying the total of the first-level contributions by a fraction having a numerator equal to the Adjusted Basic Savings Contributions made for the subject Plan Year by or for such Eligible Participant and a denominator equal to the total Adjusted Basic Savings Contributions made for the subject Plan Year by or for all Eligible Participants.
                     (i) Notwithstanding the foregoing provisions of this paragraph (a), no Eligible Participant’s Matching Account shall be allocated under this paragraph (a) an amount for the subject Plan Year which is more than 100% of the Basic Savings Contributions made for the subject Plan Year by or for such Eligible Participant.
                     (ii) To the extent the amounts otherwise to be allocated to Eligible Participants’ Matching Accounts under this paragraph (a) are limited by reason of subparagraph (i) above, the sum by which such amounts are so limited (for purposes of this subparagraph (ii), the “reallocable sum”) shall be allocated among the Matching Accounts of the remaining Eligible Participants, with the share of the reallocable sum to be allocated to each such remaining Eligible Participant’s Matching Account to be equal to the product obtained by multiplying the total reallocable sum by a fraction having a numerator equal to the Basic Savings Contributions made for the subject Plan Year by or for such remaining Eligible Participant and a

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denominator equal to the total Basic Savings Contributions made for the subject Plan Year by or for all such remaining Eligible Participants.
                (b) The Matching Contributions made for the subject Plan Year by reason of Section 5.1.2 above (for purposes of this Section 6.2.2, the “second-level contributions”), if any, shall be allocated among the Matching Accounts of the Eligible Participants in such a manner that each Eligible Participant’s Matching Account is allocated a share of the first-level contributions and second-level contributions (considered in the aggregate) which is no less than 33-1/3% of the Basic Savings Contributions made by or for such Eligible Participant for the subject Plan Year.
                (c) The Matching Contributions made for the subject Plan Year by reason of Section 5.1.3 above (for purposes of this Section 6.2.2, the “third-level contributions”), if any, shall be allocated among the Matching Accounts of the Eligible Participants, with the share of such third-level contributions to be allocated to each such Eligible Participant’s Matching Account to be equal to the sum by which (1) the product obtained by multiplying the total of the first-level contributions, second-level contributions, and third-level contributions (considered in the aggregate) by a fraction having a numerator equal to the Adjusted Basic Savings Contributions made for the subject Plan Year by or for such Eligible Participant and a denominator equal to the total Adjusted Basic Savings Contributions made for the subject Plan Year by or for all Eligible Participants exceeds (2) the sum of the amounts allocated to such Eligible Participant’s Matching Account for the subject Plan Year under paragraphs (a) and (b) above.
                (d) For all purposes of this Section 6.2.2, an Eligible Participant’s “Adjusted Basic Savings Contributions” for the subject Plan Year means: (1) 100% of the Basic Savings Contributions made for the subject Plan Year by or for the Eligible Participant if he or she has completed less than 15 years of Vesting Service by the start of the subject Plan Year; or (2) 150% of the Basic Savings Contributions made for the subject Plan Year by or for the Eligible Participant if he or she has completed 15 or more years of Vesting Service by the start of the subject Plan Year.
          6.2.3 In addition, any and all amounts which were (1) attributable to contributions made by the Employer under the prior matching contribution or employee stock ownership portions of a Prior Plan for a Participant prior to the Effective Amendment Date and (2) credited to the Participant’s account under such Prior Plan immediately before the Effective Amendment Date shall be deemed to have been allocated to the Participant’s Matching Account at the time they were actually credited to the Participant’s account under such Prior Plan. Further, any and all amounts transferred to this Plan on behalf of a Participant from another plan qualified under Section 401(a) of the Code on or after the Effective Amendment Date shall, to the extent such amounts reflect amounts which were contributed under the matching contribution portion of such other plan, be deemed to be allocated to the Participant’s Matching Account as of the date of such transfer.

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          6.2.4 The Committee shall keep records, to the extent necessary to administer this Plan properly under the other provisions of the Plan and under the applicable provisions of the Code, showing the portion of a Participant’s Matching Account which is attributable to each different type of contribution reflected in it.
     6.3 Rollover Accounts and Allocation of Rollover Contribution Thereto. The Committee shall establish and maintain a separate bookkeeping account, called herein a “Rollover Account,” for each Participant who makes a Rollover Contribution to the Plan. Except as otherwise provided in the Plan, the Committee shall allocate to a Participant’s Rollover Account any Rollover Contribution made on or after the Effective Amendment Date to the Trust on behalf of the Participant as soon as administratively practical after it is contributed to the Trust.
     6.4 Retirement Income Accounts. The Committee shall establish and maintain a separate bookkeeping account, called herein a “Retirement Income Account,” for each Participant for whom amounts are allocable to such account under the provisions of this Section 6.4. Any and all amounts which were (1) attributable to contributions made by the Employer under the regular profit sharing contribution portion of a Prior Plan prior to the Effective Amendment Date and (2) credited to the Participant’s account under such Prior Plan immediately prior to the Effective Amendment Date shall be deemed to have been allocated to the Participant’s Retirement Income Account at the time they were actually credited to the Participant’s account under such Prior Plan. Further, any and all amounts transferred to this Plan on behalf of a Participant from another plan qualified under Section 401(a) of the Code on or after the Effective Amendment Date shall, to the extent such amounts reflect amounts which were contributed under a regular profit sharing portion of such other plan, be deemed to be allocated to the Participant’s Retirement Income Account as of the date of such transfer. For purposes hereof, a “regular profit sharing portion” of a Prior Plan or other plan refers to the part of any profit sharing plan which is not attributable to contributions made by or at the election of a participant or to matching contributions made with respect to such participant-elected contributions. The Committee shall keep records, to the extent necessary to administer this Plan properly under the other provisions of the Plan and under the applicable provisions of the Code, showing the portion of a Participant’s Retirement Income Account which is attributable to contributions of each different plan reflected in it.
     6.5 Allocation of Forfeitures. Any forfeitures from Accounts arising under any of the provisions of the Plan during any Plan Year shall be allocated to other Accounts pursuant to and in accordance with the provisions of Section 8.6 below.
     6.6 Maximum Annual Addition to Accounts. A Participant’s Accounts held under the Plan shall be subject to the maximum annual addition limits of Section 6A below.
     6.7 Investment of Accounts. A Participant’s Accounts held under the Plan shall be invested in accordance with the provisions of Section 6B below.
     6.8 Allocation of Income and Losses of Investment Funds to Accounts.

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          6.8.1 Each Investment Fund shall be valued at its fair market value on a daily basis by the Trustee (or any other party designated for this purpose by the Committee). Each Account which has amounts allocable thereto invested at least in part in any such Investment Fund shall be credited with the income of such Investment Fund, and charged with its losses, by any reasonable accounting method approved by the Committee for this purpose. For purposes of the Plan, any income of any such Investment Fund is deemed to include all income and realized and unrealized gains of such Investment Fund; similarly, for purposes of this Plan, any losses of an Investment Fund are deemed to include all expenses and realized and unrealized losses of the Investment Fund.
          6.8.2 As is indicated before in the Plan, the Committee shall keep records, to the extent necessary to administer this Plan properly under the other provisions of this Plan and under the applicable provisions of the Code, showing the portion of each Account which is attributable to each different type of contribution or to contributions under each different plan applicable to such Account. In general, a pro rata portion of any income or losses of an Investment Fund which is allocated under the foregoing provisions of this Section 6.8 to an Account shall, when appropriate, be further allocated to any portion of such Account for which a separate record is being maintained by the Committee. As a result, any reference in the provisions of the Plan to a portion of a Participant’s Account which is attributable to a specific type of contribution or to contributions previously made under a specific plan shall be deemed to be referring to the balance of the portion of such Account which reflects not only such specific type of contribution or contributions previously made under such specific plan allocated to such Account but also the income or losses allocated to such Account by reason of such specific type of contribution or contributions previously made under such specific plan.
          6.8.3 Further, when the investment of two or more Accounts in the available Investment Funds is determined on an aggregate basis by a Participant under later provisions of the Plan, the Committee shall keep records, to the extent necessary to administer this Plan under the applicable provisions of this Plan and under the applicable provisions of the Code, showing the interest of each such Account in each such Investment Fund. In general, when the investment of two or more Accounts in the available Investment Funds is determined on an aggregate basis, each such Account will be considered to be invested in a pro rata portion of each different Investment Fund investment made on such aggregate basis.
     6.9 Loans to Participants. Notwithstanding any other provision of the Plan to the contrary, beginning effective July 1, 1997, loans shall be made to Participants in accordance with the following provisions:
          6.9.1 Beginning as of July 1, 1997, subject to the following provisions of this Section 6.9, a Participant may request a loan be made to him or her from the Plan in accordance with the provisions of this Section 6.9. The Committee shall approve or deny any request for a loan under the following provisions of this Section 6.9. The Trust shall provide any requested loan approved by the Committee.

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          6.9.2 Only one loan made under the Plan to a Participant may be outstanding at any point in time. As a result, no loan shall be granted to a Participant under the Plan unless any prior loan made by the Plan to the Participant has been fully paid by the Participant prior to the date that the new loan is made. In this regard, any loan made by the Plan to a Participant may not be used to pay off a prior outstanding loan made by the Plan to such a Participant.
          6.9.3 The amount of any loan made under the Plan to a Participant may not be less than $500 and may not exceed the lesser of: (1) $50,000 (reduced by the highest outstanding balance of loans made from the Plan to the Participant during the one year period ending on the day before the date of the loan); or (2) 50% of the portions of the Participant’s Accounts in which the Participant is then vested under the other provisions of the Plan.
          6.9.4 Each loan made to a Participant from the Plan shall bear a rate of interest for the entire term of the loan equal to a rate or rates to be determined by the Committee and to be generally based on the interest rate or rates used on commercial loans which are comparable in risk and return to the subject loan at the time the loan is made.
          6.9.5 Each loan made to a Participant from the Plan shall be adequately secured by a portion of the Participant’s Accounts under the Plan, up to but not in excess of 50% of the vested portion of the Participant’s Accounts under the Plan, with such specific portion being determined by the Committee. Also, the Committee may require that the loan be paid by means of payroll deductions to the extent feasible and that the Participant agree to give the Employer the right to deduct from the Participant’s salary or wages as payable the amounts necessary to make payments to the Plan on such loan and the right to forward such amounts to the Trust on behalf of the Participant as payments on such loan are due.
          6.9.6 The term of any loan made to a Participant from the Plan shall not extend beyond five years. Further, the term of any loan made to a Participant from the Plan on or after January 1, 1999 shall not be less than one year. In this regard, when a loan made to a Participant from the Plan prior to January 1, 1999 has a term of less than one year (or, for any loan made to a Participant from the Plan on or after January 1, 1999, in other limited situations permitted under procedures adopted by the Committee when the term of the loan is short enough that each required loan payment is very small), the Committee shall permit the term of such loan to be extended at the request of the Participant and the required loan payments for the remainder of the loan’s amended term shall be reamortized accordingly, provided that the term of such loan may not extend beyond five years from the original date on which the loan is made. Such extension of the loan’s term shall not be deemed to constitute a new loan for purposes of the Plan.
          6.9.7 Payments of principal and interest on any loan made to a Participant from the Plan shall be made according to a definite payment schedule, which generally shall call for payments each payroll period but in no event shall call for payments to be made on a basis slower than on a quarterly basis.

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          6.9.8 The entire unpaid balance of any loan made to a Participant under the Plan and all accrued interest under the loan shall become immediately due and payable without notice or demand, and in default, upon the occurrence of either of the following: (1) the failure to make any payment of principal or interest on the loan or any other payment required under the loan by the date it is due (and within any grace period permitted under the written loan policy of the Committee referred in the following provisions of this Section 6.9); or (2) the date on which the Plan pursuant to its terms otherwise begins distributing any part of the Participant’s vested Accounts under the Plan (or, if earlier, the expiration of any grace period set forth in the written loan policy of the Committee referred to in the following provisions of this Section 6.9 which begins on the first date by which the Plan pursuant to its terms could otherwise begin distributing the Participant’s entire vested Accounts under the Plan if applicable requests and consents were given for such distribution).
          6.9.9 In the event of a default on any loan made to a Participant from the Plan, foreclosure on the loan and the attachment of the security under the loan by the Plan shall be made when, but not until, an event occurs which, under the other terms of the Plan, would otherwise allow the complete distribution of the Participant’s vested Accounts under the Plan (if all applicable requests and consents were given for such distribution). A foreclosure on the portion of the Participant’s vested Accounts which are being used as security for the loan shall be deemed to be an actual distribution of such portion of the Participant’s Accounts at the time of such foreclosure. However, any outstanding loan balance plus accrued interest may be taxable upon such default if required under the provisions of Section 72(p) of the Code, regardless of whether or not the loan has been foreclosed and the security as to the loan has been attached by the Plan. Interest shall continue to accrue for Plan purposes (but not necessarily for purposes of Section 72(p) of the Code) until a loan is paid in full or until a distributable event occurs under the foregoing provisions, regardless of the taxability of the loan.
          6.9.10 Notwithstanding any of the foregoing provisions of this Section 6.9, no loans may be made: (1) to a Participant who is not an Employee, except for a Participant who is a party in interest (within the meaning of Section 3(14) of ERISA) with respect to the Plan; (2) to a beneficiary of a Participant under the Plan; or (3) to an alternate payee (as defined in ERISA Section 206(d) and Code Section 414(p)) who has an interest in the Plan pursuant to a qualified domestic relations order (also as defined in ERISA Section 206(d) and Code Section 414(p)). In the event a Participant who is not an Employee but who is a party in interest with respect to the Plan requests a loan, the provisions of this Section 6.9 shall apply to such loan, except that: (1) the Participant shall be allowed to make each required payment under the loan in cash or by check; and (2) the loan shall not be in default merely because the Participant has terminated employment with the Employer (when he or she has not yet received his or her entire vested Accounts under the Plan).
          6.9.11 The expenses of originating and processing any loan, as determined by the Committee, shall be charged to the Participant and shall have to be paid by him or her to the Trust in order for the loan to be made.

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          6.9.12 A Participant shall be required to sign a promissory note and security agreement and any other documents deemed necessary by the Committee to carry out the terms of any loan made to the Participant from the Plan.
          6.9.13 Unless otherwise provided by agreement between the Participant and the Committee, the principal amount of any loan made by the Plan to the Participant shall be charged, and the value of any payments made to the Plan on such loan credited, (1) first to the portion of the Participant’s Savings Account which is attributable to his or her Pre-Tax Savings Contributions made under the Plan; (2) second, to the extent still necessary, to the Participant’s Matching Account; (3) third, to the extent still necessary, to the Participant’s Retirement Income Account; (4) fourth, to the extent still necessary, to the Participant’s Rollover Account; and (5) fifth, to the extent still necessary, to the portion of the Participant’s Savings Account which is attributable to his or her After-Tax Savings Contributions made under the Plan. Further, any payment on the loan shall, to the extent it is credited to an Account of the Participant, be invested in the Investment Fund or Funds in the same manner as new contributions to such Account are being invested. Notwithstanding any other provision of the Plan to the contrary, any Account of a Participant shall not share in the other income and losses of the Trust to the extent that the Account has been charged by reason of a loan made pursuant to this Section 6.9; and no loan made to a Participant under the Plan or payments thereon shall be charged or credited to the Accounts of any other Participants. Instead, for purposes of the Plan, any loan made to a Participant shall be considered as a separate Investment Fund in which a portion of the Participant’s Accounts is invested (and in which no other Accounts are invested).
          6.9.14 If any Participant who is requesting a loan from the Plan is married at the time of the loan, then, to the extent such loan is being charged under Section 6.9.13 above to his or her Retirement Income Account, a written consent of his or her Spouse to the loan shall be required to be made within the 90 day period ending on the effective date of the loan. Such written consent of his or her Spouse must acknowledge the effect on the Participant’s benefits under the Plan of such loan and be witnessed by a notary public.
          6.9.15 The Committee shall be the party responsible for administering the loan program provided for under this Section 6.9. The Committee shall provide for a written loan policy which sets forth further and more detailed rules concerning loans made to Participants under the Plan, provided that such written loan policy is not inconsistent with any of the other provisions set forth in this Section 6.9. Such written loan policy shall include but not be limited to rules concerning procedures for requesting and repaying loans, times when loans may be paid, and any other matters required to be in such loan policy pursuant to the provisions of Department of Labor Regulations Section 2550.408b-1. Such loan policy may also provide, but not be limited to, rules for granting a suspension of required loan payments under the loan or any adjustment in the installments as to the loan when a Participant is on a Leave of Absence without pay or at a rate of pay (after income and employment tax withholding) that is less than the amount of the installment payments otherwise required on the loan. Any such written loan policy shall be deemed a part of this Plan and incorporated by reference herein.

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     6.10 Deduction of Benefit Payments, Forfeitures, and Withdrawals. Any benefit payment, forfeiture, or withdrawal made from the balance of an Account of a Participant under the provisions of the Plan shall be deducted, as of the date of such payment, forfeiture, or withdrawal, from such Account. If such Account is invested in more than one Investment Fund and such payment, forfeiture, or withdrawal is of less than the entire balance in such Account, then, except to the extent otherwise provided by accounting rules adopted by the Committee, the value of the investment of such Account among the Investment Funds will be reduced on a pro-rata basis (i.e., in the proportion that the balance of such Account then invested in each Investment Fund bears to the total balance of such Account then invested in all such Investment Funds) to reflect the amount of such payment, forfeiture, or withdrawal.
     6.11 Account Balances. For purposes of the Plan, the balance or value of any Account as of any specific date shall be deemed to be the net sum of amounts allocated or credited to, or charged or deducted from, such Account on such date under the provisions of the Plan. No Participant, however, shall acquire any right or interest in a specific asset of the Trust merely as a result of any allocation provided for in the Plan, other than as expressly set forth in the Plan.
     6.12 Vested Rights. A Participant shall be deemed vested in (i.e., have a nonforfeitable right to) his or her Accounts (and the balances therein) only in accordance with the following provisions:
          6.12.1 A Participant shall be fully vested at all times in his or her Savings Account and any Rollover Account of his or hers.
          6.12.2 Except as is otherwise provided in Section 6.12.5 below, a Participant who was a participant in a Prior Plan on or before March 31, 1997 shall be fully vested at all times in any Matching Account of his or hers.
          6.12.3 A Participant who was not a participant in any Prior Plan on or before March 31, 1997 shall have a vested interest in any Matching Account of his or hers as of any specific date equal to a percentage (for purposes of this Section 6.12.3, the “vested percentage”) of such Account, determined in accordance with the following schedule (based upon his or her years of Vesting Service completed to the subject date):

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Years of Vesting Service	Vested Percentage
Less than 3	0%
3 but less than 4	20%
4 but less than 5	40%
5 but less than 6	60%
6 but less than 7	80%
7 or more	100%
                (a) Notwithstanding the foregoing provisions of this Section 6.12.3, a Participant who was not a participant in any Prior Plan on or before March 31, 1997 shall be fully vested in any Matching Account of his or hers if he or she attains his or her Normal Retirement Age, incurs a Total Disability, or dies while, in any such case, still an Employee.
                (b) In addition, and also notwithstanding the foregoing provisions of this Section 6.12.3, a Participant who was not a Participant in any Prior Plan on or before March 31, 1997 shall be fully vested in any Matching Account of his or hers if he or she ceases to be an Employee by reason of the closing or sale (not including the merger into any Associated Employer or into any division or facility of an Associated Employer) of any Associated Employer (or any division or facility of an Associated Employer) while he or she is employed by such Associated Employer (or division or facility of such Associated Employer).
                (c) Further, and also notwithstanding the foregoing provisions of this Section 6.12.3, a Participant who was not a Participant in any Prior Plan on or before March 31, 1997 shall be fully vested in any Matching Account of his or hers if he or she ceases to be an Employee by reason of (and in accordance and in a manner consistent with) the Employer taking actions (including a written notification) to terminate his or her employment with the Employer at some point during the period that begins on July 1, 1999 and ends on December 31, 2000 because of the Employer’s outsourcing to a corporation or other organization (that is not part of an Associated Employer) of certain facility management functions which generally involve the non-retailing operations of the Employer’s facilities.
          6.12.4 Except as is otherwise provided in Section 6.12.5 below, a Participant shall be fully vested at all times in any Retirement Income Account of his or hers.
          6.12.5 Notwithstanding any of the provisions of Section 6.12.3 or 6.12.4 above, any Participant who fails to complete at least one Hour of Service on or after the Effective Amendment Date shall have a vested interest in any Matching Account and/or Retirement Income Account of his or hers to the extent, and only to the extent, provided under each and any Prior Plan in which the amounts reflected in such Account or Accounts were credited (in accordance with the provisions of

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the Prior Plan as in effect at the time the Participant ceased to be an employee for purposes of such Prior Plan).
     6.13 Voting of Federated Common Shares Held in Investment Fund.
          6.13.1 Any common shares of Federated which are held in the Investment Fund described in Section 6B below as Fund F (for purposes of this Section 6.13.1, “Fund F”) shall be voted, on any matter on which such common shares have a vote, in the manner directed by the Participants pursuant to this Section 6.13.
          6.13.2 Specifically, each Participant who has any portion of his or her Account invested in Fund F as of the record date used by Federated to determine the Federated common shares eligible to vote on any matter may direct the Plan as to how a number of the Federated common shares held in Fund F as of such record date are to be voted on such matter. The number of shares subject to the Participant’s direction shall be equal to the product produced by multiplying the total number of Federated common shares held in Fund F as of such record date by a fraction. Such fraction shall have a numerator equal to the value of the portion of the Participant’s Accounts which are invested in Fund F determined as of such record date and a denominator equal to the total value of Fund F as of such record date. If a Participant fails to instruct the Plan on how to vote on any matter the number of Federated common shares held in Fund F he or she is entitled to direct, such shares will not be voted on such matter.
          6.13.3 Before any annual or special meeting of Federated shareholders, the Committee or a Committee representative will send each Participant who is entitled to direct the vote of any Federated common shares held in Fund F on a matter being voted on at such meeting a form allowing the Participant to instruct the Plan as to how to vote such shares on such matter.

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SECTION 6A
MAXIMUM ANNUAL ADDITION LIMITS
     6A.1 Maximum Annual Addition Limit—Separate Limitation as to This Plan.
          6A.1.1 General Rules. Subject to the other provisions of this Section 6A.1 but notwithstanding any other provision of the Plan to the contrary, in no event shall the annual addition to a Participant’s accounts for any limitation year exceed the lesser of:
                (a) $30,000 (or, if greater, (as adjusted by the Secretary of the Treasury or his or her delegate for such limitation year); or
                (b) 25% of the Participant’s compensation for such limitation year.
The part of the annual addition attributable to contributions to a defined benefit plan for medical benefits under Code Section 401(h) or to contributions to a welfare benefit fund for funding for post-retirement medical benefits under Code Section 419A(d) shall not be applied against the limit set forth in paragraph (b) above, however.
          6A.1.2 Necessary Terms. For purposes of the rules set forth in this Section 6A.1, the following terms shall apply:
                (a) The “annual addition” to a Participant’s accounts for a limitation year for purposes of this Plan shall be determined under the provisions of the Code (and mainly Code Section 415(c)(2)) in effect for such limitation year. In general, for any limitation year beginning after December 31, 1986, the annual addition is generally the sum of employer contributions, employee contributions, and forfeitures allocated to the Participant’s accounts for such limitation year under all defined contribution plans (as defined in Code Section 414(i)) maintained by the Associated Employers, plus any contributions made on behalf of the Participant for such limitation year under Code Section 415(1) or Code Section 419A(d) (e.g., contributions to a defined benefit plan for medical benefits or contributions on behalf of a key employee to a welfare benefit fund for funding for post-retirement medical benefits) under defined benefit plans or welfare benefit funds maintained by the Associated Employers. (It is noted that for any limitation year beginning before January 1, 1987, not all employee contributions were included in the annual addition; instead, only the lesser of the amount of the employee contributions made for such limitation year in excess of 6% of the Participant’s annual compensation for such limitation year or one-half of the employee contributions made for such limitation year were counted as part of the annual addition. This determination need not be recalculated for any such pre-1987 limitation year. In addition, it is also noted that any Rollover Contributions of a Participant or any restoration of a Participant’s accounts under Section 8.4, 10.2, or 15.4 below shall not be considered part of an annual addition for the limitation year in which the restoral occurs.)

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                (b) A Participant’s “compensation” shall, for purposes of the restrictions of Section 6A.1 hereof, refer to his or her Compensation as defined in Section 1.8 above; except that, for purposes of this Section 6A.1, Section 1.8.2 above shall not apply for any limitation year which begins prior to January 1, 1998.
                (c) The “limitation year” for purposes of the restrictions under Section 6A.1 above shall be the Plan Year.
          6A.1.3 Excess Annual Additions. If, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant’s compensation for a limitation year, a reasonable error in determining the amount of any Pre-Tax Savings Contributions that may be made with respect to a Participant under the limits of Section 415 of the Code, or under other limited facts and circumstances which the Commissioner of Internal Revenue finds justify the availability of the rules described in this Section 6A.1.3, the annual addition for a Participant with respect to any limitation year would otherwise cause the limits of Section 6A.1.1 above to be exceeded, such excess amount shall not be deemed an annual addition in such limitation year for such Participant and shall instead be adjusted under this Plan as follows:
               (a) First, to the extent necessary to eliminate the excess portion of the annual addition, the amount of the Matching Contributions made for the Participant for the applicable limitation year and the forfeitures allocated to the Participant’s Matching Account for such limitation year (and Plan earnings attributable to such Matching Contributions and forfeitures, which shall be determined by the same method, or by a substantially similar method to the method, used to determine Plan earnings attributable to Excess Aggregate Contributions under Section 5A.3.3 above for the applicable limitation year) shall be allocated to Accounts of other Participants in such a manner that they are used to reduce the Matching Contributions to the Plan (and as if they were the Matching Contributions which they replace) at the next earliest opportunity in succeeding limitation years. Such reallocated Matching Contributions shall not, notwithstanding any other provision of the Plan to the contrary, be taken into account as Matching Contributions of the Participant for whose Account they constituted an excess allocation in determining if the average actual contribution percentage limits set forth in Section 5A.1 above (and Section 401(m)(2) of the Code) are met as to such Participant.
                (b) Second, to the extent still necessary to eliminate the excess portion of the annual addition, the amount of the Participant’s After-Tax Savings Contributions for the applicable limitation year which are Additional Savings Contributions (and Plan earnings attributable thereto, which shall be determined by the same method, or by a substantially similar method to the method, used to determine Plan earnings attributable to Excess Aggregate Contributions under Section 5A.3.3 above for the applicable limitation year) shall be returned to the Participant. Such returned After-Tax Savings Contributions shall not, notwithstanding any other provision of the Plan to the contrary, be taken into account as After-Tax Savings Contributions of the Participant in

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determining if the average actual contribution percentage limits set forth in Section 5A.1 above (and Section 401(m)(2) of the Code) are met as to such Participant.
                (c) Third, to the extent still necessary to eliminate the excess portion of the annual addition, the amount of the Participant’s Pre-Tax Savings Contributions for the applicable limitation year which were Additional Savings Contributions (and Plan earnings attributable thereto, which shall be determined by the same method, or a substantially similar method to the method, used to determine Plan earnings attributable to Excess Contributions under Section 4A.3.2 above for the applicable limitation year) shall be returned to the Participant. Such returned Pre-Tax Savings Contributions shall not, notwithstanding any other provision of the Plan to the contrary, be taken into account as Pre-Tax Savings Contributions of the Participant in determining if the average actual deferral percentage limits set forth in Section 4A.1 above (and Section 401(k)(3) of the Code), and the dollar limit on Pre-Tax Savings Contributions set forth in Section 1.26 above (and Section 402(g) of the Code), are met as to such Participant.
                (d) Fourth, to the extent still necessary to eliminate the excess portion of the annual addition, the amount of After-Tax Savings Contributions for the applicable limitation year which are Basic Savings Contributions (and Plan earnings attributable thereto, which shall be determined by the same method, or by a substantially similar method to the method, used to determine Plan earnings attributable to Excess Aggregate Contributions under Section 5A.3.3 above for the applicable limitation year) shall be returned to the Participant. Such returned After-Tax Savings Contributions shall not, notwithstanding any other provision of the Plan to the contrary, be taken into account as After-Tax Savings Contributions of the Participant in determining if the average actual contribution percentage limits set forth in Section 5A.1 above (and Section 401(m)(2) of the Code) are met as to such Participant. This paragraph (d) shall not apply to any Plan Year which begins on or after January 1, 1998, however.
               (e) Finally, to the extent still necessary to eliminate the excess portion of the annual addition, the Participant’s Pre-Tax Savings Contributions for the applicable limitation year which are Basic Savings Contributions (and Plan earnings attributable thereto, which shall be determined by the same method, or by a substantially similar method to the method, used to determine Plan earnings attributable to Excess Contributions under Section 4A.3.2 above for the applicable limitation year) shall be returned to the Participant. Such returned Pre-Tax Savings Contributions shall not, notwithstanding any other provision of the Plan to the contrary, be taken into account as Pre-Tax Savings Contributions of the Participant in determining if the average actual deferral percentage limits set forth in Section 4A.1 above (and Section 401(k)(3) of the Code), and the dollar limit on Pre-Tax Savings Contributions set forth in Section 1.26 above (and Section 402(g) of the Code), are met as to such Participant.
Any contributions which are to be used in place of and to reduce future Matching Contributions to the Plan shall be held in a suspense account until being able to be so used. No Plan income or losses shall be allocated to such suspense account. Also, while any suspense account exists, the Employer shall make further contributions to the Plan for any succeeding limitation year only if the amounts

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held in such suspense account shall be able to be allocated to Participants’ Accounts for such limitation year.
          6A.1.4 Combining of Plans. If any other defined contribution plans (as defined in Section 414(i) of the Code) in addition to this Plan are maintained by the Associated Employers, then the limitations set forth in this Section 6A.1 shall be applied as if this Plan and such other defined contribution plans are a single plan. If any reduction or adjustment in a Participant’s annual addition is required by this Section 6A.1, such reduction or adjustment shall when necessary be made to the extent possible under any of such other defined contribution plans in which a portion of the annual addition was allocated to the Participant’s account as of a date in the applicable limitation year which is later than the latest date in such year as of which any portion of the annual addition was allocated to the Participant’s account under this Plan (provided such other plan or plans provide for such reduction or adjustment in such situation). To the extent still necessary, such reduction or adjustment shall be made under this Plan.
     6A.2 Maximum Annual Addition Limit—Combined Limitation for This Plan and Other Defined Benefit Plans.
          6A.2.1 General Rule. Subject to the other provisions of this Section 6A.2 but notwithstanding any other provision of this Plan to the contrary, if a Participant in this Plan also participates in one or more defined benefit plans (as defined in Section 414(j) of the Code) which are maintained by the Employer or the Affiliated Employers, then in no event shall the sum of such Participant’s defined benefit plan fraction and defined contribution plan fraction for any limitation year exceed 1.0. If and to the extent necessary, the Participant’s retirement benefits that are projected or payable under the defined benefit plan or plans shall be reduced or frozen so that this limitation is not exceeded (provided such defined benefit plan or plans provide for such reduction or freezing of his or her retirement benefits in such situation). If this limitation is still exceeded even after such reduction or freezing of the Participant’s retirement benefits, then the annual addition to the Participant’s Accounts under this Plan shall be reduced to the additional extent necessary so that the limitation is not exceeded. Such reduction shall, to the extent necessary, be made in the same manner as is described in Section 6A.1.3 above.
          6A.2.2 Defined Benefit Plan Fraction. For purposes of this Section 6A.2, a Participant’s “defined benefit plan fraction” for any limitation year is a fraction:
                (a) The numerator of which is the Participant’s projected annual benefit under all of the defined benefit plans maintained by the Associated Employers (determined as of the close of the subject limitation year and including any such plans whether or not terminated); and
                (b) The denominator of which is the lesser of (1) 1.25 multiplied by the dollar limitation in effect under Code Section 415(b)(1)(A) for such limitation year or (2) 1.4 multiplied by the amount which may be taken into account for the Participant under Code Section 415(b)(1)(B) by the close of such limitation year (i.e., 1.4 multiplied by 100% of his or her average

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annual compensation for his or her high three years). If a Participant’s current accrued benefit as of the first day of the limitation year beginning on January 1, 1987 exceeds the dollar limitation in effect under Code Section 415(b)(1)(A) for any limitation year, however, then the dollar limitation referred to in clause (1) above shall be deemed to be not less than such current accrued benefit. For purposes hereof, the Participant’s “current accrued benefit” means his or her accrued benefit when expressed as an annual benefit and as determined under such defined benefit plans as of the close of the last limitation year beginning before January 1, 1987 (but disregarding any change in the terms and conditions of such plans after May 5, 1986 and any cost of living adjustment occurring after May 5, 1986).
          6A.2.3 Defined Contribution Plan Fraction. For purposes of this Section 6A.2, a Participant’s “defined contribution plan fraction” for any limitation year is a fraction:
                (a) The numerator of which is the sum of all of the annual additions to the Participant’s accounts under this Plan and all other defined contribution plans (and, to the extent annual additions are made thereto, defined benefit plans and welfare benefit funds) maintained by the Associated Employers (whether or not terminated) which have been made as of the close of the subject limitation year (including annual additions made in prior limitation years); and
                (b) The denominator of which is the sum of the lesser of the following amounts determined for the subject limitation year and for each prior limitation year in which the Participant performed service for the Employer or an Affiliated Employer: (1) 1.25 multiplied by the dollar limitation in effect under Code Section 415(c)(1)(A) for the applicable limitation year (determined without regard to Code Section 415(c)(6)), or (2) 1.4 multiplied by the amount which may be taken into account for the Participant under Code Section 415(c)(1)(B) for the applicable limitation year. (In general, for limitation years beginning after December 31, 1986, the dollar limitation in effect under Code Section 415(c)(1)(A) for a limitation year is the greater of $30,000, as adjusted by the Secretary of the Treasury or his or her delegate for such limitation year, and the amount which may be taken into account under Code Section 415(c)(1)(B) for a limitation year is 25% of the Participant’s compensation for such limitation year.)
          6A.2.4 Other Necessary Terms. For purposes of the rules set forth in this Section 6A.2, the following terms shall apply:
                (a) A Participant’s “projected annual benefit” as of the close of any limitation year means the annual benefit that the Participant would be entitled to under all of the defined benefit plans maintained by the Associated Employers if (1) the Participant continued in employment with his or her current employer on the same basis as exists as of the close of the subject limitation year until attaining his or her Normal Retirement Age (or, if he or she has already attained such age by the close of the subject limitation year, he or she immediately terminated his or her employment), (2) the Participant’s annual compensation for the subject limitation year remains the same each later limitation year until he or she terminates employment, and (3) all other relevant

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factors used to determine benefits under such plans for the subject limitation year remain constant for all future limitation years.
               (b) A Participant’s “annual benefit” means a benefit payable in the form of a single life annuity.
                (c) A Participant’s “annual addition,” his or her “compensation,” and the “limitation year” shall all have the same meanings as are given to those terms in Section 6A.1 above.
          6A.2.5 Adjustment of Defined Contribution Plan Fraction. If necessary, an amount shall be subtracted from the numerator of the defined contribution plan fraction applicable to a Participant in accordance with regulations prescribed by the Secretary of the Treasury or his or her delegate so that the sum of the Participant’s defined benefit plan fraction and defined contribution plan fraction computed as of the end of the last limitation year beginning before January 1, 1987 does not exceed 1.0 for such limitation year.
          6A.2.6 Combining of Plans. If any other defined contribution plans (as defined in Section 414(i) of the Code) in addition to this Plan are maintained by the Associated Employers, then the limitation set forth in this Section 6A.2 shall be applied as if this Plan and such other defined contribution plans are a single plan. If any reduction or adjustment in a Participant’s annual addition is required by this Section 6A.2, such reduction or adjustment shall be made to the extent possible under any of such other defined contribution plan or plans in which a portion of the annual addition was allocated to the Participant’s account as of a date in the applicable limitation year which is later than the latest date in such year as of which any portion of the annual addition was allocated to the Participant’s account under this Plan (provided such other plan or plans provide for such reduction or adjustment in such situation). To the extent still necessary, such reduction or adjustment shall be made under this Plan.
          6A.2.7 Termination of Limitation. Notwithstanding any other provision of the Plan to the contrary, the provisions set forth in this Section 6A.2 shall not apply, and shall no longer be effective, for any limitation year which begins after December 31, 1999.

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SECTION 6B
INVESTMENT OF ACCOUNTS
     6B.1 General Rules for Investment of Accounts. All of a Participant’s Accounts shall be invested on and after the Effective Amendment Date in the manner provided under and in accordance with the following provisions of this Section 6B.1.
          6B.1.1 Each Participant may elect, to be effective as of the next pay day of the Participant by which the Committee can reasonably put such election into effect, to invest, as soon as practical after they are made, the Participant’s Savings Contributions and Rollover Contributions made to the Plan (his or her “future Savings and Rollover Contributions”) in 1% increments among any or all of Funds A, B, C, D, E, and F. Notwithstanding the foregoing, the Participant may not elect that more than 50% of his or her future Savings and Rollover Contributions will be invested in Fund F. Further, if a Participant who first becomes a Participant in the Plan prior to January 1, 1999 never makes any election as to the investment of his or her future Savings and Rollover Contributions, then he or she shall be deemed to have elected to invest his or her future Savings and Rollover Contributions in Fund A until he or she changes such election under this Section 6B.1.1. In addition, if a Participant who first becomes a Participant in the Plan on or after January 1, 1999 never makes any election as to the investment of his or her future Savings and Rollover Contributions, then he or she shall be deemed to have elected to invest his or her future Savings and Rollover Contributions in Fund B until he or she changes such election under this Section 6B.1.1.
          6B.1.2 Any Matching Contributions made to the Plan which are allocable to a Participant’s Accounts shall be invested, as soon as practical after they are made, in Fund F.
          6B.1.3 Further, each Participant may at any time elect, to be effective as of the next day by which the Committee can reasonably put such election into effect, to change the investment of the then balance of his or her Accounts (including for this purpose the portion of his or her Accounts attributable to his or her Savings Contributions and Rollover Contributions, and to Matching Contributions allocable to his or her Accounts, which were made prior to such election) in 1% increments among any or all of Funds A, B, C, D, E, and F. Notwithstanding the foregoing, such election may not result in more than 50% of the then balance of his or her Accounts to be invested in Fund F.
          6B.1.4 Unless a Participant changes the investment of the balance of his or her Accounts as of any date under Section 6B.1.3 above, any net income arising under Fund A, B, C, D, E, or F and allocable to the Participant’s Accounts shall be reinvested in such Fund.
          6B.1.5 Any election made by a Participant under Section 6B.1.1 or 6B.1.3 above must be made by a communication to a Plan representative under a telephonic system approved by the Committee or by any other method approved by the Committee. If such election is made by a

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telephonic communication, it shall be confirmed in writing by the Plan representative to the Participant.
          6B.1.6 If a Participant fails at any time to make an election as to the investment of his or her future Savings and Rollover Contributions or the then balance of his or her Accounts, then his or her future Savings and Rollover Contributions or the then balance of his or her Accounts, as the case may be, shall continue to be invested in the same manner as applied immediately prior to such time without change until the Participant subsequently does elect a change under this Section 6B.1 (except that, if no election as to the investment of his or her future Savings and Rollover Contributions or the then balance of his or her Accounts, as the case may be, had ever previously been made as to such contributions or balance, then the Participant shall be deemed to have elected to invest such contributions or balance in Fund A.)
     6B.2 Investment Funds. Several Funds shall be maintained in the Trust Fund for the investment of Plan funds. For purposes hereof, a “Fund” means a separate commingled investment fund established under the Trust Fund which is used for the investment of assets of the Plan. Each of such Funds has a specific investment focus and party or parties directing its investments, which in both cases is chosen by the Committee or an investment committee appointed under the provisions of the Trust. Each Fund is subject to all of the terms of the Trust Fund. For purposes of the Plan, the funds listed below are Funds used for the Plan, have the investment focus described below, and are the Funds referred to in the other provisions of the Plan:
          6B.2.1 “Fund A” invests in a variety of short-term fixed income corporate and government securities, mortgage securities, investment contracts with selected insurance or other companies, intermediate-term fixed-income securities, and cash equivalents.
          6B.2.2 “Fund B” invests in a variety of corporate and government fixed-income securities, mortgage securities, equity securities, and cash equivalents, as selected by the Committee or by one or more investment managers appointed under the Trust Fund.
          6B.2.3 “Fund C” invests in common stocks of well established companies which are generally reflected in the Standard & Poor’s 500 stock equity index fund.
          6B.2.4 “Fund D” invests in the common stocks of smaller, less recognized companies than the companies reflected in Fund C.
          6B.2.5 “Fund E” invests in the stocks of companies not based in the United States.
          6B.2.6 “Fund F” invests primarily in common stock of Federated, except that a portion of such Fund may invest in certain cash equivalents.

6B-2

SECTION 7
WITHDRAWALS DURING EMPLOYMENT
     7.1 Withdrawals of After-Tax Savings and Rollover Contributions.
          7.1.1 Upon written notice filed with a Plan representative, a Participant may elect to withdraw from his or her Savings Account any portion of the then value of such Account which is attributable to his or her After-Tax Savings Contributions which are treated under other provisions of the Plan as Additional Savings Contributions (for purposes of this Section 7.1, the “After-Tax Additional Savings Contributions”), and/or to withdraw any portion of the then value of his or her Rollover Account, and which he or she designates in the notice.
          7.1.2 Also upon written notice filed with a Plan representative, any Participant may, provided he or she elects at the same time to withdraw the maximum amount of After-Tax Additional Savings Contributions he or she is permitted to withdraw under Section 7.1.1 above (if any), elect to withdraw from his or her Savings Account any portion of the then value of such Account which is attributable to his or her After-Tax Savings Contributions which are treated under other provisions of the Plan as Basic Savings Contributions and which he or she designates in the notice.
          7.1.3 If a withdrawal under Section 7.1.1 above and/or Section 7.1.2 above is elected, the actual withdrawal payment shall be distributed in cash to the Participant as soon as administratively practical after such election.
     7.2 Withdrawals of Pre-Tax Savings Contributions.
          7.2.1 Upon written notice filed with a Plan representative, a Participant may, provided he or she elects at the same time to withdraw the maximum amount he or she is permitted to withdraw under Section 7.1 above (if any), request a withdrawal from his or her Savings Account of any portion of the then value of such Account which is attributable to his or her Pre-Tax Savings Contributions and which he or she designates in the notice, so long as, if the Participant has not yet attained age 59-1/2, the requested amount is not greater than the difference between the dollar amount of the Pre-Tax Savings Contributions previously made on his or her behalf to the Plan and the amount of Pre-Tax Savings Contributions he or she has previously withdrawn from the Plan. In particular, no Trust income allocated to the Participant’s Savings Account by reason of his or her Pre-Tax Savings Contributions made to the Plan may be withdrawn pursuant to the provisions of this Section 7.2 when the withdrawal is made before the Participant has attained age 59-1/2. Further, no withdrawal may be allowed under this Section 7.2 unless the withdrawal is requested (1) after the Participant has attained age 59-1/2 or (2) because of a hardship.

7-1

          7.2.2 If such a withdrawal is requested, the actual withdrawal payment shall be distributed in cash to the Participant as soon as administratively practical after such election, provided the Committee or a Committee representative determines such request is to be granted under the rules set forth in this Section 7.2 (and, if applicable, Section 7.3 below).
          7.2.3 Also, any withdrawal made by a Participant shall be deemed for Plan purposes to consist first of those Pre-Tax Savings Contributions which are treated under other provisions of the Plan as Additional Savings Contributions and second (only to the extent still necessary) of those Pre-Tax Savings Contributions which are treated under other provisions of the Plan as Basic Savings Contributions.
          7.2.4 Any withdrawal requested under this Section 7.2 because of a hardship shall be granted by the Committee or a Committee representative if (and only if) the Committee or the Committee representative determines that the requested hardship withdrawal meets the requirements set forth in Section 7.3 below.
          7.3 Requirements for Hardship Withdrawals. Any withdrawal which is requested by a Participant under Section 7.2 above because of a hardship must meet the following requirements in order to be granted by the Committee or a Committee representative:
          7.3.1 Any such hardship withdrawal must be requested by the Participant and certified to be on account of an immediate and heavy financial need of the Participant. Also, written documentation of the reason for requesting the withdrawal may be required by the Committee or a Committee representative. Whether a withdrawal is requested on account of an immediate and heavy financial need of the Participant shall be determined by the Committee or a Committee representative on the basis of all facts and circumstances. In this regard, a withdrawal shall be considered to be requested on account of an immediate and heavy financial need of the Participant if the request is on account of:
                (a) Expenses for medical care (described in Section 213(d) of the Code) previously incurred by the Participant, his or her spouse, or any dependents of his or hers (as defined in Section 152 of the Code) or necessary for these persons to obtain medical care (described in Section 213(d) of the Code);
                (b) Costs directly related to the purchase (excluding mortgage payments) of a principal residence of the Participant;
                (c) The payment of tuition and related educational fees for the next twelve months of post-secondary education for the Participant or his or her spouse, children, or dependents (as defined in Section 152 of the Code);
                (d) The need to prevent the eviction of the Participant from his or her principal residence or the foreclosure on the mortgage of the Participant’s principal residence;

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                (e) The need to pay funeral expenses of a family member of the Participant;
                (f) The need to pay expenses resulting from sudden or unexpected damage to the Participant’s principal residence or personal property;
                (g) To the extent not described in paragraph (a) above, the need to pay expenses resulting from a sudden and unexpected illness or accident of the Participant or a family member of the Participant; or
                (h) To the extent not included in any of the foregoing paragraphs, the need to pay expenses to alleviate the Participant’s severe financial hardship resulting from extraordinary and unforeseeable circumstances beyond the control of the Participant.
          7.3.2 Any such hardship withdrawal must also be necessary to satisfy the need for the withdrawal. A withdrawal shall be deemed necessary to satisfy such need if, and only if, all of the following conditions are certified to by the Participant:
                (a) The withdrawal is not in excess of the amount of the immediate and heavy financial need of the applicable Participant which has caused the Participant to request the withdrawal. The amount of an immediate and heavy financial need of the Participant may include an amount permitted by the Committee under uniform rules to cover Federal income taxes or penalties which can reasonably be anticipated to result to the Participant from the distribution;
                (b) The Participant has obtained or is obtaining by the date of the withdrawal all withdrawals (other than hardship withdrawals) and all nontaxable (at the time of the loans) loans then available under the Plan and all other plans of the Associated Employers, including any loans then available under Section 6.9 above and any withdrawal then available under Section 7.1 above;
                (c) The Participant shall be suspended from making employee contributions or having contributions made by reason of his or her election pursuant to an arrangement described in Section 401(k) of the Code under the Plan, or any other plan of the Associated Employer which is qualified under Section 401(a) of the Code, for a one year period beginning on the date on which the withdrawal payment is made;
                (d) The Participant shall be suspended from making employee contributions or having contributions made by reason of his or her election under any plan of deferred compensation of an Associated Employer which is not qualified under Section 401(a) of the Code, including for purposes hereof a stock option or stock purchase plan, for at least one year after the date on which the withdrawal payment is made; and

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                (e) The Participant cannot relieve such need through any other resources.
     7.4 Suspension of Savings Contributions. Notwithstanding any other provision in the Plan to the contrary, the ability of any Participant who makes a withdrawal under Sections 7.2 and 7.3 above because of a hardship shall automatically be suspended from making Savings Contributions under this Plan for the one year period beginning on the date on which the withdrawal payment is made. The Participant may elect to have Savings Contributions resume being made on his or her behalf as of any pay day which occurs at least one year after such withdrawal date (or any subsequent day) only by filing a new Savings Agreement with a Plan representative an administratively reasonable number of days prior to such pay day.
     7.5 Reduction of Post-Withdrawal Pre-Tax Savings Contributions. Notwithstanding any other provision in the Plan to the contrary, any Participant who makes a withdrawal under Sections 7.2 and 7.3 above because of a hardship may not elect to have Pre-Tax Savings Contributions made to this Plan, and/or to have any contributions made to any other plans of the Associated Employers by reason of an election pursuant to any arrangement described in Section 401(k) of the Code, for the Participant’s tax year next following his or her tax year in which he or she receives such withdrawal which are in the aggregate in excess of an amount equal to: (1) the applicable limit under Section 402(g) of the Code for such next tax year (e.g., $9,500, as increased by the Secretary of the Treasury or his or her delegate for such next tax year); less (2) the aggregate sum of the Pre-Tax Savings Contributions made on behalf of the Participant to this Plan, and the contributions made on his or her behalf to any other plans of the Associated Employers by reason of any arrangement described in Section 401(k) of the Code, for the Participant’s tax year in which such withdrawal is made.

7-4

SECTION 8
DISTRIBUTIONS ON ACCOUNT OF TERMINATION
OF EMPLOYMENT FOR REASONS OTHER THAN DEATH
     8.1 Distribution of Retirement Benefit. Each Participant who is vested in any Account under the Plan shall be entitled to a retirement benefit under the Plan, which is payable in accordance with the following provisions:
          8.1.1 The form of such benefit shall be determined under Sections 8A and 8B below.
          8.1.2 Further, subject to the other provisions of the Plan, such benefit shall be paid or commence to be paid within a reasonable administrative period after the date the Participant provides a Plan representative with a written direction (on a form prepared or approved by the Committee) to pay the benefit, except that in no event shall such benefit be paid or commence to be paid prior to the earlier of the date the Participant ceases to be an Employee or the Participant’s Required Commencement Date or later than the Participant’s Required Commencement Date.
          8.1.3 Notwithstanding the provisions of Section 8.1.2 above, such benefit shall automatically be paid, with no direction or consent of the Participant being required, within a reasonable administrative period after the date the Participant ceases to be an Employee if the lump sum amount of such benefit is then determined to be $3,500 or less and if the Participant’s ceasing to be an Employee occurs prior to his or her Required Commencement Date; except that such benefit shall in no event be paid later than the Participant’s Required Commencement Date. The reference to “$3,500” contained in the immediately preceding sentence shall be deemed to be a reference to “$5,000” with respect to any Participant who ceases to be an Employee on or after January 1, 1998 and whose benefit under the Plan does not begin to be paid as of any date prior to January 1, 1998. In addition, and also notwithstanding the provisions of Section 8.1.2 above, if the retirement benefit payable under the provisions of this Section 8.1 to a Participant who ceases to be an Employee before January 1, 1998 is not required to be distributed under the first sentence of this Section 8.1.3 but the lump sum amount of such benefit is determined to be $5,000 or less as of January 1, 2001, and if such Participant has not previously started to receive such retirement benefit, then such benefit shall automatically be paid, with no direction or consent of the Participant being required, within a reasonable administration period after such date (except that such benefit shall in no event be paid later than the Participant’s Required Commencement Date).
          8.1.4 Also, in no event shall distribution of any benefit under the Plan to a Participant under this Section 8.1 be made or commence, provided the Participant has filed a written direction to pay the benefit (when such direction is required) and the amount of the benefit can be determined, later than 60 days after the end of the later of the Plan Year during which the Participant

8-1

attains his or her Normal Retirement Age or the Plan Year in which he or she ceases to be an Employee.
          8.1.5 If a Participant dies before the full distribution of the retirement benefit to which he or she is entitled, his or her beneficiary under the Plan shall be entitled to a benefit under Section 9 below and the provisions of this Section 8.1 shall no longer apply.
     8.2 Required Commencement Date. For purposes of the Plan and Section 8.1 above in particular, a Participant’s “Required Commencement Date” means a date determined by the Committee for administrative reasons to be the date on which the Participant’s vested Plan benefit (if any such benefit would then exist and not yet have been distributed) is to commence in order to meet the requirements of Section 401(a)(9) of the Code (or, for any Participant who attains age 70-1/2 prior to January 1, 1999, in order to meet the requirements of Code Section 401(a)(9) as in effect before the effect of the Small Business Job Protection Act of 1996 is taken into account), which date, subject to any subsequent changes to Code Section 401(a)(9), shall be in accordance with the following parameters:
          8.2.1 Subject to Section 8.2.5 below, for a Participant who attains age 70-1/2 after December 31, 1987 but prior to January 1, 1999, his or her Required Commencement Date must be no later than, and no earlier than seven months prior to, the April 1 of the calendar year next following the calendar year in which he or she attains age 70-1/2.
          8.2.2 Subject to Section 8.2.5 below, for a Participant who attains age 70-1/2 either before January 1, 1988 or after December 31, 1998 and who is not a 5% owner of the Employer, his or her Required Commencement Date must be no later than, and no earlier than seven months prior to, the April 1 of the calendar year next following the later of: (1) the calendar year in which he or she attains age 70-1/2; or (2) the calendar year in which he or she ceases to be an Employee.
          8.2.3 Subject to Section 8.2.5 below, for a Participant who attains age 70-1/2 either before January 1, 1988 or after December 31, 1998 and who is a 5% owner of an Associated Employer, his or her Required Commencement Date must be no later than, and no earlier than seven months prior to, the April 1 of the calendar year next following the later of: (1) the calendar year in which he or she attains age 70-1/2; or (2) the earlier of the calendar year with or within which ends the Plan Year in which he or she becomes a 5% owner of the Associated Employer or the calendar year in which he or she ceases to be an Employee.
          8.2.4 A Participant is deemed to be a 5% owner of an Associated Employer for purposes hereof if he or she is a 5% owner of the Associated Employer (as determined under Section 416(i)(1)(B) of the Code) at any time during the Plan Year ending with or within the calendar year in which he or she attains age 66-1/2 or any subsequent Plan Year. Once a Participant meets the criteria, he or she shall be deemed a 5% owner of the Associated Employer even if he or she ceases to own 5% of the Associated Employer in a later Plan Year.

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          8.2.5 Notwithstanding the foregoing, for any Participant who has no amount at all allocated to any Account of his or hers under the Plan (or who is not yet even a Participant) on the date which otherwise would be his or her Required Commencement Date under the foregoing provisions of this Section 8.2, then his or her Required Commencement Date shall not be subject to such foregoing provisions but rather must be a date which falls in, and is no later than the December 31 of, the calendar year next following the first calendar year in which falls a date as of which an amount is allocated to any Account of his or hers under the Plan.
     8.3 Forfeiture of Nonvested Accounts on Termination of Employment. If a Participant ceases to be an Employee for any reason prior to a time when his or her Accounts are fully vested, the Participant will forfeit from his or her Accounts the nonvested balance therein (i.e., the total balance of such Accounts less the vested portion, if any, of such balance), on and as determined as of the earlier of (1) the date on which he or she receives distribution of the full vested portion of his or her Accounts or (2) the end of the Plan Year in which he or she first incurs a Six-Year Break-in-Service which ends after the Participant ceases to be an Employee. The forfeited amount shall be allocated to Accounts of other Participants in accordance with Section 8.6 below. For purposes hereof, a Participant who terminates employment with the Associated Employers at a time when he or she has no vested balance in his or her Accounts at all shall be deemed to have received a complete distribution of the vested portion of his or her Accounts on the date of such termination of employment.
     8.4 Special Rules as to Effect of Rehirings on Accounts.
          8.4.1 If a former Participant who ceased to be an Employee and thereby forfeited all of his or her Accounts is rehired as a Covered Employee prior to incurring a Six-Year Break-in-Service, the dollar amount which was previously forfeited from such Accounts shall be restored, as of the last day of the Plan Year in which he or she is rehired, to new Accounts (of the same types as the ones from which he or she suffered the forfeiture) established for him or her under the Plan. In addition, if a former Participant who ceased to be an Employee, thereby forfeited a portion of but not all of his or her Accounts, and received a distribution of the vested balance of such Accounts is rehired as a Covered Employee prior to incurring a Six-Year Break-in-Service, he or she may repay to the Trust the dollar amount previously distributed to him or her which was attributable to the vested portion of such prior Accounts. Such repayment must be made prior to the earlier of the end of a Six-Year Break-in-Service or the sixth annual anniversary of his or her reemployment as an Employee. If he or she makes such repayment, the dollar amount previously forfeited from such prior Accounts, together with the dollar amount of the repayment, shall be restored, as of the last day of the Plan Year in which he or she makes the repayment, to new Accounts (of the same types as the ones from which he or she suffered the forfeiture and received the distribution) established for him or her under the Plan.
          8.4.2 If a former Participant who ceased to be an Employee and forfeited a portion but not all of his or her Matching Account is rehired as a Covered Employee after incurring a Six-Year Break-in-Service but before receiving the full vested portion of all of his or her Accounts, his

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or her Matching Account shall be renamed as the “Prior Matching Account,” shall at all future times only reflect the then remaining vested balance therein and Trust earnings and income which become allocable thereto, and shall be fully vested at all subsequent times. A new Matching Account, to which future Matching Contributions can be allocated and which shall be subject to the general vesting provisions of the Plan, shall be established for the rehired Participant.
     8.5 Source of Restorals. The restorals required under Section 8.4 above for any Plan Year shall, to the extent indicated in Section 8.6 below, be made from forfeitures arising in such Plan Year. If the amount of such forfeitures are insufficient to make all such required restorals, then the amount of such required restorals shall be made from a special contribution paid by the Employer to the Trust. Such contribution shall not be considered an Employer contribution for purposes of Section 6.1 or 6.2 above or a part of an annual addition (as defined in Section 6A.1.2(a) above) to the Plan.
     8.6 Application of Forfeitures. Any amount of forfeitures arising under the Plan during a Plan Year: (1) shall first be allocated to make all restorals of Accounts required under the provisions of Section 8.4 above; (2) shall second, to the extent any such forfeitures still remain after such first step, be allocated to correct any inadvertent errors made in crediting amounts to Accounts and to make all restorals of Accounts required under the provisions of Section 10.2 below; (3) shall third, to the extent any such forfeitures still remain after such two steps, be used to reduce and be substituted in place of the amount of Matching Contributions otherwise required for the subject Plan Year under the provisions of Section 5.1.3 above; and (4) shall fourth, to the extent any such forfeitures still remain after such three steps, be allocated among the Matching Accounts of those Participants who are otherwise entitled to receive an allocation of Matching Contributions for the subject Plan Year in the same manner as the Matching Contributions of the Employer are allocated for such Plan Year and in addition to such Matching Contributions.

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SECTION 8A
FORM OF DISTRIBUTION OF SAVINGS, ROLLOVER,
AND MATCHING ACCOUNTS
     8A.1 Section Applies Only to Savings, Rollover, and Matching Accounts. This Section 8A provides rules as to the form (except for the time of payout, which is provided for in Section 8 above) of a Participant’s retirement benefit under the Plan with respect to the part of such benefit attributable to the Savings Account, Rollover Account, and Matching Account of the Participant (which part of such benefit is referred to in this Section 8A as the Participant’s “Savings Benefit”). Section 8B below provides the rules as to such form with respect to the part of the retirement benefit attributable to any Retirement Income Account of the Participant.
     8A.2 Normal Form of Savings Benefit — Lump Sum Payment. Subject to the other provisions of the Plan, a Participant’s Savings Benefit shall be distributed in the form of a lump sum payment. The amount of the lump sum payment shall be equal to the vested balances in the Participant’s Savings, Rollover, and Matching Accounts, determined as of the date which is reasonably chosen by the Committee or a Committee representative to be sufficiently in advance of the distribution so as to allow the Committee time to process the distribution (for purposes of this Section 8A.2, the “subject valuation date”). Such lump sum payment shall be made in cash, except that the Participant may elect, on a form or writing prepared or approved by the Committee and filed with a Plan representative prior to the date the payment is processed, that the payment is to be made partly in the form of common shares of Federated if a portion of his or her Savings and Matching Accounts then is invested in the Investment Fund described in Section 6B above as Fund F (for purposes of this Section 8A.2, “Fund F”). If such election is made, then such lump sum payment will consist of: (1) to the extent sufficient Federated common shares are available under Fund F, Federated common shares equal to the quotient produced by dividing the vested balances of the portion of the Participant’s Savings, Rollover, and Matching Accounts which is invested in Fund F as of the subject valuation date by the closing price (for purposes of this Section 8A.2, the “subject closing price”) of a Federated common share on the latest trading day of the largest securities market in which Federated common shares are traded which occurs on or before the subject valuation date; and (2) cash equal to the difference between the total vested balances of the Participant’s Savings and Matching Accounts as of the subject valuation date and the value of the Federated common shares being distributed in the payment (as determined on the basis of the subject closing price of a Federated common share).
     8A.3 Optional Annuity Form of Benefit Rules. Subject to the other provisions of the Plan, a Participant may elect to receive his or her Savings Benefit in an Annuity form instead of the normal form set forth in Section 8A.2 above (or to have part of his or her Savings Benefit paid in an Annuity form and the remainder paid in the normal form set forth in Section 8A.2 above). Such an election must be made on a form or writing prepared or approved by the Committee and filed with a Plan representative prior to the date the benefit is payable under the provisions of Section 8.1 above.

8A-1

If the Participant elects to receive his or her Savings Benefit (or part of such benefit) in an Annuity form, the specific type of Annuity in which such benefit shall be paid is determined under the provisions of Sections 8A.4, 8A.5, and 8A.6 below. In addition, the election to pay a Savings Benefit (or part of such benefit) in an Annuity form is subject to the following provisions:
          8A.3.1 The distribution of any Annuity shall be effected by the application of an amount equal to the vested balances in the Participant’s Savings, Rollover, and Matching Accounts (determined as of a date which is reasonably chosen by the Committee or a Committee representative to be sufficiently in advance of the distribution so as to allow the Committee time to process the distribution), or the part of such vested balances which the Participant elects to have distributed in an Annuity form, to the purchase of a nontransferable Annuity contract providing the applicable type of Annuity form from an insurance company selected by the Committee and the subsequent forwarding of such contract to the Participant. The purchase of such Annuity shall be made on behalf of the Participant as a part of the Plan’s administrative procedures. If the Participant receives a benefit under Section 8B below in the same Annuity form as he or she receives his or her Savings Benefit (or any part thereof), the Committee may choose to purchase one Annuity contract to provide both such benefits.
          8A.3.2 Any Annuity contract shall be purchased and distributed on an immediate basis (i.e., payments under the contract shall begin as of a date which coincides with or is within a reasonable administrative period after the date as of which such purchase is made). As a result, the vested balances of the Participant’s Savings, Rollover, and Matching Accounts shall be maintained in the Plan until just before the Annuity contract is to begin payments, at which time the contract shall be purchased.
          8A.3.3 The distribution of an Annuity contract hereunder shall, for all purposes of the Plan, be deemed to constitute the full distribution of the benefit attributable to the part of the Participant’s Savings, Rollover, and Matching Accounts which is due the Participant and is being paid in the form of an Annuity.
          8A.3.4 Notwithstanding any other provision of the Plan to the contrary, the applicable Participant may not elect to receive his or her Savings Benefit (or any part of such benefit) in an Annuity form if the value of such benefit (or such part) at the time it is determined for distribution purposes, when added to the value of any benefit under Section 8B below which the Participant also is to receive in an Annuity form, is $3,500 or less. Instead, in such case such benefit shall be distributed in a lump sum payment in accordance with the provisions of Section 8A.2 above. The reference to “$3,500” contained in the first sentence of this Section 8A.3.4 shall be deemed to be a reference to “$5,000” with respect to (1) any Participant who ceases to be an Employee on or after January 1, 1998 and whose Savings Benefit does not begin to be paid as of any date prior to January 1, 1998 or (2) any other Participant whose entire retirement benefit under the Plan is required to be paid pursuant to the provisions of the last sentence of Section 8.1.3 above.

8A-2

          8A.3.5 If a Participant elects to receive part but not all of his or her Savings Benefit in the form of an Annuity, then, for purposes of the provisions of Sections 8A.4, 8A.5, and 8A.6 below, any reference in such sections to a Participant’s Savings Benefit shall be read to refer only to the part of such benefit which the Participant elects to receive in the form of an Annuity.
     8A.4 Normal Form of Annuity Benefit.
          8A.4.1 Subject to the other terms of the Plan, if a Participant elects to receive his or her Savings Benefit in an Annuity form under the provisions of Section 8A.3 above and he or she is not married as of the date payments under the Annuity are to begin being paid, then such benefit shall be paid in the form of a Single Life Annuity.
          8A.4.2 Subject to the other terms of the Plan, if a Participant elects to receive his or her Savings Benefit in an Annuity form under the provisions of Section 8A.3 above and he or she is married as of the date payments under the Annuity are to begin being paid, then such benefit shall be paid in the form of a Qualified Joint and Survivor Annuity.
     8A.5 Election Out of Normal Annuity Form.
          8A.5.1 A Participant who elects to receive his or her Savings Benefit in an Annuity form under the provisions of Section 8A.3 above may elect to waive the normal Annuity form in which such benefit shall otherwise be paid under Section 8A.4 above and instead to have such benefit paid in any specific optional Annuity form permitted him or her under Section 8A.6 below, provided: (1) such election is made in writing to a Plan representative (on a form or writing prepared or approved by the Committee) both prior to the date on which the Savings Benefit is otherwise distributed in the absence of this election and within the 90 day period ending on the date on which his or her Savings Benefit is distributed; and (2) for a Participant who is married on the date as of which his or her Savings Benefit commences under the Annuity form, the person who is the Spouse of the Participant on such date consents, in writing to a Plan representative, to such election within the same 90 day period, with the Spouse’s consent acknowledging the effect of such consent and being witnessed by a notary public. Any such Spouse’s consent shall be irrevocable once received by a Plan representative.
          8A.5.2 Notwithstanding the provisions of clause (2) in Section 8A.5.1 above, a consent of a Spouse shall not be required for purposes of Section 8A.5.1 above if it is established to the satisfaction of a Plan representative that the otherwise required consent cannot be obtained because the Plan representative reasonably determines no Spouse exists, because the Spouse cannot reasonably be located, or because of such other circumstances as the Secretary of the Treasury or his or her delegate allows in regulations.
          8A.5.3 The Participant may amend or revoke his or her election of an optional Annuity form under this Section 8A.5 by written notice filed with a Plan representative at any time before his or her Savings Benefit is processed for distribution to him or her under the Plan; provided

8A-3

that if the Participant attempts upon such an amendment to elect another Annuity form of payment different than the normal Annuity form applicable to him or her, the conditions of Sections 8A.5.1 and 8A.5.2 above must be satisfied as if such amendment were a new election.
     8A.6 Optional Annuity Forms. A Participant who elects to receive his or her Savings Benefit in an Annuity form may elect to receive such benefit, in lieu of the normal Annuity form otherwise payable under Section 8A.4 above and provided all of the election provisions of Section 8A.5 above are met, in any of the following Annuity forms: (1) a Single Life Annuity (which is an optional Annuity form only for a Participant who is married on the date as of which his or her Savings Benefit is distributed to him); (2) a Life and Ten Year Certain Annuity; (3) a Full Cash Refund Annuity; or (4) a Period Certain Annuity.
     8A.7 Annuity Definitions. For purposes of this Section 8A, the following Annuity definitions apply:
          8A.7.1 “Single Life Annuity” means an Annuity payable as follows. Monthly payments are made to a Participant for his or her life and end with the last monthly payment due for the month in which the Participant dies.
          8A.7.2 “Qualified Joint and Survivor Annuity” means an Annuity payable as follows. Monthly payments are made to a Participant for his or her life, and after his or her death monthly survivor payments continue to the person who is the Spouse of the Participant on the date as of which payments under the Annuity begin being paid to the Participant (provided such person survives the Participant) for such person’s life. Each monthly survivor payment to such person is equal in amount to 50% (or, if the Participant so elects in writing to the applicable Plan representative within the 90 day period ending on the date on which payments under the Annuity begin being paid, 66-2/3%, 75%, or 100%) of the monthly payment amount made during the life of the Participant under the same Annuity.
          8A.7.3 “Life and Ten Year Certain Annuity” means an Annuity payable as follows. Monthly payments are made to a Participant for his or her life, and such payments end with the payment due for the month in which the Participant dies if at least 120 monthly payments have been made on behalf of the Participant. If not, the monthly payments continue after the Participant’s death to a contingent beneficiary until 120 monthly payments have been made, when aggregated, to the Participant and the contingent beneficiary. The Participant shall name the contingent beneficiary in his or her election of this form.
          8A.7.4 “Full Cash Refund Annuity” means an Annuity payable as follows. Monthly payments are made to a Participant for his or her life and end with the last payment due for the month in which the Participant dies. Further, if the cost of such Annuity exceeds the total of all monthly payments made under the Annuity through the month in which the Participant dies, then the amount of such excess shall be paid to a contingent beneficiary. The Participant shall name the contingent beneficiary for purposes of such Annuity in his or her election of this form.

8A-4

          8A.7.5 “Period Certain Annuity” means an Annuity payable as follows. Monthly payments are made to a Participant for a certain number of months (the “period certain”) and end with the payment for the last month in such period certain. If the Participant dies before the end of the period certain, then the monthly payments due for the remaining months in the period certain after the month of the Participant’s death shall be paid to a contingent beneficiary. The Participant shall specify the period certain to be used and name the contingent beneficiary in his or her election of this form. The period certain may be of any number of months, provided it is not less than 36 months and not more than 180 months.
     8A.8 Minimum Required Installment/Lump Sum Form of Benefit. Subject to the other provisions of the Plan, a Participant who is required to receive a retirement benefit under Section 8.1 above on his or her Required Commencement Date and prior to his or her having ceased to be an Employee shall receive his or her Savings Benefit in a special installment form (for purposes of this Section 8A.8, the “Installment/Lump Sum Form”), unless and until the Participant elects in a writing filed with a Plan representative prior to the date of any payment otherwise required under the Installment/Lump Sum Form to receive his or her Savings Benefit in the normal form set forth in Section 8A.2 above (in which case his or her then remaining Savings Benefit shall be paid in such normal form) or in an optional Annuity form (in which case such election shall be subject to the rules of Sections 8A.3.1 through 8A.3.5 above and of Sections 8A.4 through 8A.6 above and, subject to such rules, his or her then remaining Savings Benefit shall be paid in such optional Annuity form). The Committee may require for administrative reasons that such election must be filed a reasonable number of days or months prior to the date of any payment otherwise required under the Installment/Lump Sum form for it to be considered effective as of the date of such payment. The Installment/Lump Sum Form is subject to the following provisions:
          8A.8.1 Under the Installment/Lump Sum Form, a part of the vested balances of the Participant’s Savings, Rollover, and Matching Accounts is paid in cash to the Participant (or, if he or she dies before payment of such part, to the beneficiary of the Participant designated under the provisions of Section 9.6 below) for each Distribution Year. For any Distribution Year, the amount of the distribution shall be equal to the lesser of: (1) an amount equal to the total vested balances of all of the Participant’s Accounts (determined as of the last day of the latest calendar year which ends prior to the subject Distribution Year) divided by the Life Expectancy of the Participant for such Distribution Year; or (2) an amount equal to the vested balances of the Participant’s Savings, Rollover, and Matching Accounts (determined as of the latest valuations of the Investment Funds which have been completed prior to the distribution and the results of which are available on such date to the Committee). Any distribution which is made hereunder for a Distribution Year shall be deemed for Plan purposes to be taken first from the Participant’s Savings Account, second (only to the extent still necessary) from his or her Rollover Account, and third (only to the extent still necessary) from his or her Matching Account.
          8A.8.2 Further, under the Installment/Lump Sum Form, any then remaining vested balance in the Participant’s Savings, Rollover, and Matching Accounts shall be paid in a lump sum

8A-5

cash payment to the Participant (or, if he or she dies before such payment, to the beneficiary of the Participant designated under the provisions of Section 9.6 below) within a reasonable administrative period after the Participant ceases to be an Employee for any reason. For purposes of this distribution, the remaining vested balances of the Participant’s Savings, Rollover, and Matching Accounts shall be based on the latest valuations of the Investment Funds which have been completed prior to the date of the distribution and the results of which are available on such date to the Committee.
          8A.8.3 The distribution to be made under the Installment/Lump Sum Form for the Participant’s first Distribution Year shall be made on the Participant’s Required Commencement Date. The distribution to be made under the Installment/Lump Sum Form for any later Distribution Year shall be made on a date which falls in such Distribution Year and which the Committee determines for administrative reasons to be the date on which such distribution is to be made; except that, instead of a separate payment, the distribution to be made for any Distribution Year in which the Participant ceases to be an Employee may be paid as part of the final lump sum cash payment provided for in Section 8A.8.2 above (whenever it is paid) if (and only if) such final payment is made in such Distribution Year. If the Participant affirmatively elects in writing to have his or her Savings Benefit paid in the Installment/Lump Sum form, then such form, once it commences, shall continue in accordance with the terms of this Section 8A.8 which apply to such form and shall not be subject to change.
          8A.8.4 For purposes of this Section 8A.8, a “Distribution Year” means, with respect to any Participant, the latest calendar year which ends prior to or with the latest date which could serve as the Participant’s Required Commencement Date and each later calendar year to and including the calendar year in which the Participant ceases to be an Employee.
          8A.8.5 Also for purposes of this Section 8A.8, the “Life Expectancy” of the Participant shall be, for each and any Distribution Year which ends after the Effective Amendment Date, the Participant’s life expectancy divisor for such Distribution Year. For purposes hereof, the Participant’s “life expectancy divisor” for any such Distribution Year shall be deemed to be the applicable multiple set forth in the latest table adopted on or before the first day of the subject Distribution Year under Treas. Reg. Section 1.72-9 to reflect expected return multiples for ordinary life annuities, one life, which applies to the age of the Participant on his or her birthday in the subject Distribution Year. (As of the Effective Amendment Date, the table contained in Treas. Reg. Section 1.72-9 from which a Participant’s life expectancy divisor is derived is Table V.)
          8A.8.6 Notwithstanding the foregoing provisions of this Section 8A.8, if the value of the Participant’s Savings Benefit as of his or her Required Commencement Date, when added to the value of any benefit under Section 8B below which the Participant also is to receive, is $3,500 or less, his or her Savings Benefit shall be distributed in the normal form set forth in Section 8A.2 above instead of the Installment/Lump Sum Form. The reference to “$3,500” contained in the immediately preceding sentence shall be deemed to be a reference to “$5,000” with respect to any

8A-6

Participant whose Required Commencement Date occurs on or after January 1, 1998 and whose Savings Benefit does not begin to be paid as of any date prior to January 1, 1998.

8A-7

SECTION 8B
FORM OF DISTRIBUTION OF
RETIREMENT INCOME ACCOUNTS
     8B.1 Section Applies Only to Retirement Income Accounts. This Section 8B provides rules as to the form (except for the time of payout, which is set forth in Section 8 above) of a Participant’s retirement benefit under the Plan with respect to the part of such benefit attributable to any Retirement Income Account of the Participant (which part of such benefit is referred to in this Section 8B as the Participant’s “Profit Sharing Benefit”), if any. Section 8A above provides the rules as to such form with respect to the part of the retirement benefit attributable to any Savings, Rollover, and Matching Accounts of the Participant (which part of such benefit is referred to in this Section 8B as the Participant’s “Savings Benefit”).
     8B.2 Normal Form of Profit Sharing Benefit — Qualified Annuity Forms.
          8B.2.1 Subject to the other terms of the Plan, if a Participant is not married as of the date payment of his or her Profit Sharing Benefit is to commence, then such benefit shall be paid in the form of a Single Life Annuity.
          8B.2.2 Subject to the other terms of the Plan, if a Participant is married as of the date payment of his or her Profit Sharing Benefit is to commence, then such benefit shall be paid in the form of a Qualified Joint and Survivor Annuity.
     8B.3 Election Out of Normal Form.
          8B.3.1 A Participant may elect to waive the normal form in which his or her Profit Sharing Benefit shall otherwise be paid under Section 8B.2 above and instead to have such benefit (or any part of such benefit) paid in any specific optional form permitted him or her under Section 8B.4 below, provided: (1) such election is made in writing to a Plan representative (on a form or writing prepared or approved by the Committee) both prior to the date on which the Profit Sharing Benefit is distributed in the absence of this election and within the 90 day period ending on the date on which his or her Profit Sharing Benefit is distributed or paid; and (2) for a Participant who is married on the date as of which his or her Profit Sharing Benefit commences or is paid, the person who is the Spouse of the Participant on such date consents, in writing to a Plan representative, to such election within the same 90 day period, with the Spouse’s consent acknowledging the effect of such consent and being witnessed by a notary public. Any such Spouse’s consent shall be irrevocable once received by a Plan representative.
          8B.3.2 Notwithstanding the provisions of clause (2) in Section 8B.3.1 above, a consent of a Spouse shall not be required for purposes of Section 8B.3.1 above if it is established to the satisfaction of a Plan representative that the otherwise required consent cannot be obtained

8B-1

because the Plan representative reasonably determines no Spouse exists, because the Spouse cannot reasonably be located, or because of such other circumstances as the Secretary of the Treasury or his or her delegate allows in regulations.
          8B.3.3 The Participant may amend or revoke his or her election of an optional form under this Section 8B.3 by written notice filed with a Plan representative at any time before his or her Profit Sharing Benefit is processed for distribution to him or her under the Plan; provided that if the Participant attempts upon such an amendment to elect another form of payment different than the normal form applicable to him or her, the conditions of Sections 8B.3.1 and 8B.3.2 above must be satisfied as if such amendment were a new election.
     8B.4 Regular Optional Forms.
          8B.4.1 Provided all of the election provisions of Section 8B.3 above are met, a Participant may elect to receive his or her Profit Sharing Benefit in any of the following forms instead of the normal form otherwise payable under Section 8B.2 above (or to have part of his or her Profit Sharing Benefit paid in any of the following forms and the remainder paid in the normal form otherwise payable under Section 8B.2 above):
               (a) A Single Life Annuity (which is an optional form only for a Participant who is married on the date as of which his or her Profit Sharing Benefit commences to be paid to him);
               (b) A Life and Ten Year Certain Annuity;
               (c) A Full Cash Refund Annuity;
               (d) A Period Certain Annuity; or
               (e) A lump sum payment. The amount of the lump sum payment shall be equal to the vested balance of the Participant’s Retirement Income Account, determined as of a date which is reasonably chosen by the Committee or a Committee representative to be sufficiently in advance of the distribution so as to allow the Committee time to process the distribution (for purposes of this paragraph (e), the “subject valuation date”), or the part of such vested balance which the Participant elects to have distributed in a lump sum payment form, as the case may be. Such lump sum payment shall be made in cash, except that the Participant may elect, on a form or writing prepared or approved by the Committee and filed with a Plan representative prior to the date the payment is processed, that the payment is to be made partly in the form of common shares of Federated if a portion of his or her Retirement Income Account then is invested in the Investment Fund described in Section 6B above as Fund F (for purposes of this paragraph (e), “Fund F”). If such election is made, then such lump sum payment will consist of: (1) to the extent sufficient Federated common shares are available under Fund F, Federated common shares equal to the quotient produced by dividing the vested balance of the portion of the Participant’s Retirement

8B-2

Income Account which is invested in Fund F as of the subject valuation date by the closing price (for purposes of this paragraph (e), the “subject closing price”) of a Federated common share on the latest trading day of the largest securities market in which Federated common shares are traded which occurs on or before the subject valuation date; and (2) cash equal to the difference between the total vested balance of the Participant’s Retirement Income Account as of the subject valuation date and the value of the Federated common shares being distributed in the payment (as determined on the basis of the subject closing price of a Federated common share).
     8B.5 Annuity Form of Benefit Rules. If a Participant’s Profit Sharing Benefit is paid in any Annuity form under the provisions of this Section 8B, such Annuity form shall be subject to the following provisions:
          8B.5.1 The distribution of any Annuity shall be effected by the application of an amount equal to the vested balance in the Participant’s Retirement Income Account (determined as of a date which is reasonably chosen by the Committee or a Committee representative to be sufficiently in advance of the distribution so as to allow the Committee time to process the distribution), or the part of such vested balance which is to be distributed in an Annuity form, to the purchase of a nontransferable Annuity contract providing the applicable type of Annuity form from an insurance company selected by the Committee and the subsequent forwarding of such contract to the Participant. The purchase of such Annuity shall be made on behalf of the Participant as a part of the Plan’s administrative procedures. If the Participant receives his or her Savings Benefit (or any part thereof) under Section 8A above in the same Annuity form as he or she receives his or her Profit Sharing Benefit (or any part thereof), the Committee may choose to purchase just one Annuity contract to provide both such benefits.
          8B.5.2 Any Annuity contract shall be purchased and distributed on an immediate basis (i.e., payments under the contract shall begin as of a date which coincides with or is within a reasonable administrative period after the date as of which such purchase is made). As a result, the vested portion of the Participant’s Retirement Income Account shall be maintained in the Plan until just before the Annuity contract is to begin payments, at which time the contract shall be purchased.
          8B.5.3 The distribution of an Annuity contract hereunder shall, for all purposes of the Plan, be deemed to constitute the full distribution of the benefit attributable to the part of the Participant’s Retirement Income Account which is due the Participant and is being paid in the form of an Annuity.
     8B.6 Annuity Definitions. For purposes of this Section 8B, a “Single Life Annuity,” “Qualified Joint and Survivor Annuity,” “Life and Ten Year Certain Annuity,” “Full Cash Refund Annuity,” and “Period Certain Annuity” shall have the same meanings as are set forth for such terms in Section 8A.7 above.

8B-3

     8B.7 Required Lump Sum Form for Small Profit Sharing Benefit.
          8B.7.1 Notwithstanding any other provision of the Plan to the contrary, a Participant shall automatically receive his or her Profit Sharing Benefit in the form of a lump sum payment (and not in any Annuity form) unless the value of such benefit at the time it is processed for distribution, when added to the value of any benefit under Section 8A above which the Participant elects to receive in an Annuity form, is in excess of $3,500. The reference to “$3,500” contained in the immediately preceding sentence shall be deemed to be a reference to “$5,000” with respect to (1) any Participant who ceases to be an Employee on or after January 1, 1998 and whose Profit Sharing Benefit does not begin to be paid as of any date prior to January 1, 1998 or (2) any other Participant whose entire retirement benefit under the Plan is required to be paid pursuant to the provisions of the last sentence of Section 8.1.3 above.
          8B.7.2 The amount of any lump sum payment that is payable pursuant to the provisions of Section 8B.7.1 above shall be equal to the vested balance in the Participant’s Retirement Income Account determined as of a date which is reasonably chosen by the Committee or a Committee representative to be sufficiently in advance of the distribution so as to allow the Committee time to process the distribution (for purposes of this Section 8B.7, the “subject valuation date”). Such lump sum payment shall be made in cash, except that the Participant may elect, on a form or writing prepared or approved by the Committee and filed with a Plan representative prior to the date the payment is processed, that the payment is to be made partly in the form of common shares of Federated if a portion of his or her Retirement Income Account then is invested in the Investment Fund described in Section 6B above as Fund F (for purposes of this Section 8B.7, “Fund F”). If such election is made, then such lump sum payment will consist of: (1) to the extent sufficient Federated common shares are available under Fund F, Federated common shares equal to the quotient produced by dividing the vested balance of the portion of the Participant’s Retirement Income Account which is invested in Fund F as of the subject valuation date by the closing price (for purposes of this Section 8B.7, the “subject closing price”) of a Federated common share on the latest trading day of the largest securities market in which Federated common shares are traded which occurs on or before the subject valuation date; and (2) cash equal to the difference between the total vested balance of the Participant’s Retirement Income Account as of the subject valuation date and the value of the Federated common shares being distributed in the payment (as determined on the basis of the subject closing price of a Federated common share).
     8B.8 Optional Minimum Required Installment/Lump Sum Form of Benefit. As a special option, subject to the other provisions of the Plan, a Participant who is required to receive a retirement benefit under Section 8.1 above on his or her Required Commencement Date and prior to his or her having ceased to be an Employee may elect to receive his or her Profit Sharing Benefit, in lieu of the form otherwise payable under Section 8B.2 above and provided all of the election provisions of Section 8B.3 above are met, in a special installment form (for purposes of this Section 8B.8, the “Installment/Lump Sum Form”). Such an election must, in addition to the requirements set forth in Section 8B.3 above, be filed with a Plan representative prior to his or her Required Commencement Date. The Committee may require for administrative reasons that such

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election must be filed a reasonable number of days or months prior to his or her Required Commencement Date for it to be considered effective. The Installment/Lump Sum Form is subject to the following provisions:
          8B.8.1 Under the Installment/Lump Sum Form, a part of the vested balance of the Participant’s Retirement Income Account is paid in cash to the Participant (or, if he or she dies before payment of such part, to the beneficiary of the Participant designated under the provisions of Section 9A.9 below) for each Distribution Year. For any Distribution Year, the amount of the distribution shall be equal to the difference between: (1) an amount equal to the total vested balances of all of the Participant’s Accounts (determined as of the last day of the calendar year which ends prior to the subject Distribution Year) divided by the Life Expectancy of the Participant for such Distribution Year; and (2) the amount distributed to the Participant for such Distribution Year from his or her Savings, Rollover, and Matching Accounts under Section 8A.8 above.
          8B.8.2 Further, under the Installment/Lump Sum Form, any then remaining vested balance in the Participant’s Retirement Income Account shall be paid in a lump sum cash payment to the Participant (or, if he or she dies before such payment, to the beneficiary of the Participant designated under the provisions of Section 9A.9 below) within a reasonable administrative period after the Participant ceases to be an Employee for any reason. For purposes of this distribution, the remaining vested balance of the Participant’s Retirement Income Account shall be based on the latest valuations of the Investment Funds which have been completed prior to the date of the distribution and the results of which are available on such date to the Committee.
          8B.8.3 The distribution to be made under the Installment/Lump Sum Form for the Participant’s first Distribution Year shall be made on the Participant’s Required Commencement Date. The distribution to be made under the Installment/Lump Sum Form for any later Distribution Year shall be made on a date which falls in such Distribution Year and which the Committee determines for administrative reasons to be the date on which such distribution is to be made; except that, instead of a separate payment, the distribution to be made for any Distribution Year in which the Participant ceases to be an Employee may be paid as part of the final lump sum cash payment provided for in Section 8B.8.2 above (whenever it is paid) if (and only if) such final payment is made in such Distribution Year. If the Participant affirmatively elects in writing to have his or her Profit Sharing Benefit paid in the Installment/Lump Sum form, then such form, once it commences, shall continue in accordance with the terms of this Section 8B.8 which apply to such form and shall not be subject to change.
          8B.8.4 For purposes of this Section 8B.8, a “Distribution Year” means, with respect to any Participant, the latest calendar year which ends prior to or with the latest date which could serve as the Participant’s Required Commencement Date and each later calendar year to and including the calendar year in which the Participant ceases to be an Employee.
          8B.8.5 Also for purposes of this Section 8B.8, the “Life Expectancy” of the Participant shall be, for each and any Distribution Year which ends after the Effective Amendment

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Date, the Participant’s life expectancy divisor for such Distribution Year. For purposes hereof, the Participant’s “life expectancy divisor” for any such Distribution Year shall be deemed to be the applicable multiple set forth in the latest table adopted on or before the first day of the subject Distribution Year under Treas. Reg. Section 1.72-9 which applies to the age of the Participant on his or her birthday in the subject Distribution Year. (As of the Effective Amendment Date, the table contained in Treas. Reg. Section 1.72-9 from which a Participant’s life expectancy divisor is derived is Table V.)
          8B.8.6 Notwithstanding the foregoing provisions of this Section 8B, if the Participant has any Savings Benefit which is also being distributed under Section 8A above on his or her Required Commencement Date and prior to his or her having ceased to be an Employee, then he or she may elect that his or her Profit Sharing Benefit is to be distributed in the Installment/Lump Sum Form only if he or she also elects in writing to have his or her Savings Benefit distributed in the Installment/Lump Sum Form described in Section 8A.8 above.
          8B.8.7 Also notwithstanding the foregoing provisions of this Section 8B, if (1) the Participant has any Savings Benefit which is also being distributed under Section 8A above on his or her Required Commencement Date solely because he or she has reached such date and prior to his or her having ceased to be an Employee, (2) such Savings Benefit is distributed under the provisions of Section 8A above in the Installment/Lump Sum Form described in Section 8A.8 above, (3) the Participant fails to indicate in any writing to a Plan representative the form in which he or she wants his or her Profit Sharing Benefit distributed on his or her Required Commencement Date, and (4) no portion of his or her Profit Sharing Benefit would be required to be paid on his or her Required Commencement Date under the Installment/Lump Sum Form described in this Section 8B.8 even if such Installment/Lump Sum Form had been elected, then the Participant shall be deemed to have elected to receive his or her Profit Sharing Benefit in the form of the Installment/Lump Sum Form described in this Section 8B.8 until the first date on which some portion of his or her Profit Sharing Benefit would be required to be paid under the Installment/Lump Sum Form described in this Section 8B.8 (for purposes of this Section 8B.8.7, the “Required Profit Sharing Distribution Date”). At such time, the form of the Participant’s Profit Sharing Benefit shall be redetermined under all of the provisions of this Section 8B (disregarding only this Section 8B.8.7) as if the Required Profit Sharing Distribution Date was the date on which the Participant’s Profit Sharing Benefit was to commence.

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SECTION 9
DISTRIBUTIONS ON ACCOUNT OF DEATH
     9.1 Distribution of Death Benefit. If a Participant dies, whether while employed by an Associated Employer or after such employment has ceased, prior to having a retirement benefit paid (or at least commence to be paid) to him or her under the provisions of Sections 8, 8A, and/or 8B above, the Participant’s beneficiary shall be entitled to receive a death benefit under the Plan. Such death benefit, regardless of the form of payment, is payable solely from and attributable to the vested portions of the Participant’s Accounts.
     9.2 Time of Death Benefit. Subject to the provisions of Section 9A below, any death benefit payable under Section 9.1 above on behalf of a Participant shall be distributed within a reasonable administrative period after the Employer or the Committee receives notice of the Participant’s death (and in no event, subject only to the Employer or the Committee receiving notice of the death, shall such benefit be distributed later than December 31 of the calendar year next following the calendar year in which the Participant died).
     9.3 Normal Form of Death Benefit — Lump Sum Payment. Subject to the provisions of Section 9A below and the other provisions of this Section 9, any death benefit payable under Section 9.1 above on behalf of a Participant shall be distributed in the form of a lump sum payment. The amount of the lump sum payment shall be equal to the vested balances of the Participant’s Accounts determined as of a date which is reasonably chosen by the Committee or a Committee representative to be sufficiently in advance of the distribution so as to allow the Committee time to process the distribution (for purposes of this Section 9.3, the “subject valuation date”). Such lump sum payment shall be made in cash, except that the Participant’s beneficiary may elect, on a form or writing prepared or approved by the Committee and filed with a Plan representative prior to the date the payment is processed, that the payment is to be made partly in the form of common shares of Federated if a portion of the Participant’s Accounts then is invested in the Investment Fund described in Section 6B above as Fund F (for purposes of this Section 9.3, “Fund F”). If such election is made, then such lump sum payment will consist of: (1) to the extent sufficient Federated common shares are available under Fund F, Federated common shares equal to the quotient produced by dividing the vested balances of the portion of the Participant’s Accounts which is invested in Fund F as of the subject valuation date by the closing price (for purposes of this Section 9.3, the “subject closing price”) of a Federated common share on the latest trading day of the largest securities market in which Federated common shares are traded which occurs on or before the subject valuation date; and (2) cash equal to the difference between the total vested balances of the Participant’s Accounts as of the subject valuation date and the value of the Federated common shares being distributed in the payment (as determined on the basis of the subject closing price of a Federated common share).

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     9.4 Optional Annuity Form of Death Benefit Rules. Subject to Section 9A below and the other provisions of this Section 9, a Participant’s beneficiary who is entitled to a death benefit payable under Section 9.1 above on behalf of the Participant may elect to receive such death benefit in either a Single Life Annuity, a Life and Ten Year Certain Annuity, a Full Cash Refund Annuity, or a Period Certain Annuity, instead of the normal form set forth in Section 9.3 above. Such an election must be made on a form or writing prepared or approved by the Committee and filed with a Plan representative prior to the date the death benefit is processed for payment under the provisions of Section 9.2 above. In addition, the election to pay a death benefit in an optional Annuity form is subject to the following provisions:
          9.4.1 The distribution of any Annuity shall be effected by the application of an amount equal to the vested balances of the Participant’s Accounts (determined as of a date which is reasonably chosen by the Committee or a Committee representative to be sufficiently in advance of the distribution so as to allow the Committee time to process the distribution) to the purchase of a nontransferable Annuity contract providing the applicable type of Annuity form from an insurance company selected by the Committee and the subsequent forwarding of such contract to the Participant’s beneficiary. The purchase of such Annuity shall be made on behalf of the Participant’s beneficiary as a part of the Plan’s administrative procedures.
          9.4.2 Any Annuity contract shall be purchased and distributed on an immediate basis (i.e., payments under the contract shall begin as of a date which coincides with or is within a reasonable administrative period after the date as of which such purchase is made). As a result, the vested balances of the Participant’s Accounts shall be maintained in the Plan until just before the Annuity contract is to begin payments, at which time the contract shall be purchased.
          9.4.3 The distribution of an Annuity contract hereunder shall, for all purposes of the Plan, be deemed to constitute the full distribution of the death benefit which is due the Participant’s beneficiary.
          9.4.4 Notwithstanding any other provisions of the Plan to the contrary, the applicable beneficiary may not elect to receive the death benefit due to be paid hereunder in an optional Annuity form if the value of such death benefit at the time it is to be distributed is $3,500 or less. Instead, in such case such benefit shall be distributed in a lump sum payment in accordance with the provisions of Section 9.3 above. The reference to “$3,500” contained in the first sentence of this Section 9.4.4 shall be deemed to be a reference to “$5,000” when the applicable Participant dies on or after January 1, 1998.
     9.5 Annuity Definitions. For purposes of this Section 9, the following Annuity definitions apply:
          9.5.1 “Single Life Annuity” means an Annuity payable as follows. Monthly payments are made to a Participant’s beneficiary for the beneficiary’s life and end with the last monthly payment due for the month in which the beneficiary dies.

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          9.5.2 “Life and Ten Year Certain Annuity” means an Annuity payable as follows. Monthly payments are made to a Participant’s beneficiary for the beneficiary’s life, and such payments end with the last monthly payment due for the month in which the beneficiary dies if at least 120 monthly payments have been made on behalf of the beneficiary. If not, the monthly payments continue after the beneficiary’s death to a contingent beneficiary until 120 monthly payments have been made, when aggregated, to the beneficiary and the contingent beneficiary. The beneficiary shall name the contingent beneficiary in his or her election of this form.
          9.5.3 “Full Cash Refund Annuity” means an Annuity payable as follows. Monthly payments are made to a Participant’s beneficiary for the beneficiary’s life and end with the last monthly payment due for the month in which the beneficiary dies. Further, if the cost of such Annuity exceeds the total of all monthly payments made under the Annuity through the month in which the beneficiary dies, then the amount of such excess shall be paid to a contingent beneficiary. The beneficiary shall name the contingent beneficiary for purposes of such Annuity in his or her election of this form.
          9.5.4 “Period Certain Annuity” means an Annuity payable as follows. Monthly payments are made to a Participant’s beneficiary for a certain number of months (the “period certain”) and end with the payment for the last month in such period certain. If the beneficiary dies before the end of the period certain, then the monthly payments due for the remaining months in the period certain after the month of the beneficiary’s death shall be paid to a contingent beneficiary. The beneficiary shall specify the period certain to be used and name the contingent beneficiary in his or her election of this form. The period certain may be of any number of months, provided it is not less than 36 months and not more than 180 months.
     9.6 Designation of Beneficiary. Subject to the provisions of Section 9A below, a Participant’s beneficiary for purposes of the Plan shall be deemed to be the surviving Spouse of the Participant. The Participant may designate a different beneficiary on a form or writing prepared or approved by the Committee and filed with a Plan representative. Such a designation is not effective, however, unless (1) no Spouse survives the death of the Participant (or it is established to the satisfaction of a Plan representative that no Spouse survives such death, the Spouse cannot reasonably be located, or there exist other circumstances prescribed by the Secretary of the Treasury or his or her delegate which warrant the disregarding of any need for spousal consent to the designated beneficiary) or the Spouse irrevocably consents to the different beneficiary before the Participant’s death, (2) the subject form is filed with a Plan representative prior to the Participant’s death, and (3) the designated beneficiary survives the death of the Participant. Such different beneficiary may consist of one or more persons, trusts, or estates. The Participant may amend or revoke such designation at any time prior to his or her death on a form or writing prepared or approved by the Committee and filed (prior to his or her death) with a Plan representative, provided that any designation of a beneficiary other than his or her Spouse shall only be effective if such designation meets all of the conditions of the second sentence of this Section 9.6. Any consent of a Spouse required hereunder must be made in writing, acknowledge the effect of such consent, and be

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witnessed by a notary public. If the Committee determines that the Participant is not survived by a Spouse or other properly designated beneficiary, the Participant’s beneficiary for purposes of the Plan shall be deemed to be the estate of the Participant.

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SECTION 9A
SPECIAL SPOUSAL DEATH BENEFIT DISTRIBUTION RULES FOR
RETIREMENT INCOME ACCOUNTS
     9A.1 Section Applies Only to Retirement Income Accounts. This Section 9A provides special rules as to the form and time of payment and the designation of beneficiary with respect to the part (if any) of any death benefit payable under Section 9 above on behalf of a Participant which is attributable to the Participant’s Retirement Income Account (which part of such benefit is referred to in this Section 9A as the Participant’s “Profit Sharing Death Benefit”) when (and only when) the Participant’s beneficiary for purposes of such Profit Sharing Death Benefit is the Participant’s Spouse. To the extent the provisions of this Section 9A apply, such provisions shall govern the payment of the Participant’s Profit Sharing Death Benefit, and the provisions of Section 9 above shall apply only to the part of the death benefit otherwise described in Section 9 above which is attributable to the Participant’s Savings, Rollover, and Matching Accounts (with such part being referred to in this Section 9A as the Participant’s “Savings Death Benefit” and with any reference to the Accounts of the Participant contained in such Section 9 above being read to refer only to the Participant’s Savings and Matching Accounts).
     9A.2 Time of Profit Sharing Death Benefit. If the Participant’s beneficiary for purposes of his or her Profit Sharing Death Benefit is his or her Spouse, then the Participant’s Profit Sharing Death Benefit shall be distributed to his or her Spouse within a reasonable administrative period after the later of the date the Employer or the Committee receives notice of the Participant’s death or the date the Spouse provides a written consent to payment of such benefit (except that in no event, subject only to the Employer or the Committee receiving notice of the death, shall such benefit be distributed later than December 31 of the later of the calendar year next following the calendar year in which the Participant died or the calendar year in which the Participant would have attained age 70-1/2 had he or she survived).
     9A.3 Normal Form of Profit Sharing Death Benefit. If the Participant’s beneficiary for purposes of his or her Profit Sharing Death Benefit is his or her Spouse, then, subject to the other terms of this Section 9A, such Profit Sharing Death Benefit shall be paid to the Spouse in the form of a Single Life Annuity.
     9A.4 Election Out of Normal Form. If the Spouse of a Participant is entitled to receive the Participant’s Profit Sharing Death Benefit in the form of a Single Life Annuity under Section 9A.3 above, the Spouse may instead elect to waive such Single Life Annuity form and have such benefit paid in any specific optional form permitted the Spouse under Section 9A.5 below, provided such election is made in writing to a Plan representative (on a form or writing prepared or approved by the Committee) both prior to the date on which the Profit Sharing Death Benefit is otherwise processed for distribution in the absence of this election and within the 90 day period ending on the date on which the Profit Sharing Death Benefit is distributed. The Spouse may amend or revoke his

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or her election of an optional form under this Section 9A.4 by written notice filed with a Plan representative at any time before the Profit Sharing Death Benefit is processed for distribution to him or her under the Plan.
     9A.5 Optional Forms. If the Spouse of a Participant is entitled to receive the Participant’s Profit Sharing Death Benefit in the form of a Single Life Annuity under Section 9A.3 above, the Spouse may elect to receive such benefit, in lieu of the Single Life Annuity form and provided all of the election provisions of Section 9A.4 above are met, in any of the following forms:
          9A.5.1 A Life and Ten Year Certain Annuity;
          9A.5.2 A Full Cash Refund Annuity;
          9A.5.3 A Period Certain Annuity; or
          9A.5.4 A lump sum payment. The amount of the lump sum payment shall be equal to the vested balance in the Participant’s Retirement Income Account determined as of a date which is reasonably chosen by the Committee or a Committee representative to be sufficiently in advance of the distribution so as to allow the Committee time to process the distribution (for purposes of this Section 9A.5.4, the “subject valuation date”). Such lump sum payment shall be made in cash, except that the Spouse may elect, on a form or writing prepared or approved by the Committee and filed with a Plan representative prior to the date the payment is processed, that the payment is to be made partly in the form of common shares of Federated if a portion of the Participant’s Retirement Income Account then is invested in the Investment Fund described in Section 6B above as Fund F (for purposes of this Section 9A.5.4, “Fund F”). If such election is made, then such lump sum payment will consist of: (1) to the extent sufficient Federated common shares are available under Fund F, Federated common shares equal to the quotient produced by dividing the vested balance of the portion of the Participant’s Retirement Income Account which is invested in Fund F as of the subject valuation date by the closing price (for purposes of this Section 9A.5.4, the “subject closing price”) of a Federated common share on the latest trading day of the largest securities market in which Federated common shares are traded which occurs on or before the subject valuation date; and (2) cash equal to the difference between the total vested balance of the Participant’s Retirement Income Account as of the subject valuation date and the value of the Federated common shares being distributed in the payment (as determined on the basis of the subject closing price of a Federated common share).
     9A.6 Annuity Form of Benefit Rules. If a Participant’s Profit Sharing Death Benefit is paid in any Annuity form to the Participant’s Spouse under the provisions of this Section 9A, such Annuity form shall be subject to the following provisions:
          9A.6.1 The distribution of any Annuity under the provisions of this Section 9A shall be effected by the application of an amount equal to the vested balance of the Participant’s Retirement Income Account (determined as of a date which is reasonably chosen by the Committee

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or a Committee representative to be sufficiently in advance of the distribution so as to allow the Committee time to process the distribution) to the purchase of a nontransferable Annuity contract providing the applicable type of Annuity form from an insurance company selected by the Committee and the subsequent forwarding of such contract to the Participant’s Spouse. The purchase of such Annuity shall be made on behalf of the Participant’s Spouse as a part of the Plan’s administrative procedures. If the Spouse receives the Savings Death Benefit under Section 9 above in the same Annuity form as he or she receives the Participant’s Profit Sharing Death Benefit, the Committee may choose to purchase just one Annuity contract to provide both such benefits.
          9A.6.2 Any Annuity contract provided under this Section 9A shall be purchased and distributed on an immediate basis (i.e., payments under the contract shall begin as of a date which coincides with or is within a reasonable administrative period after the date as of which such purchase is made). As a result, the vested balance of the Participant’s Retirement Income Account shall be maintained in the Plan until just before the Annuity contract is to begin payments, at which time the contract shall be purchased.
          9A.6.3 The distribution of an Annuity contract under this Section 9A shall, for all purposes of the Plan, be deemed to constitute the full distribution of the benefit attributable to the Participant’s Profit Sharing Death Benefit which is due the Participant’s Spouse.
     9A.7 Required Lump Sum Form for Small Profit Sharing Death Benefit.
          9A.7.1 Notwithstanding any other provision of the Plan to the contrary, if the Spouse of a Participant is entitled to receive the Participant’s Profit Sharing Death Benefit under the provisions of this Section 9A, then the Spouse shall automatically receive such benefit in the form of a lump sum payment (and not in any Annuity form) if the value of such benefit at the time it is processed for distribution, when added to the value of any portion of the Savings Death Benefit which is payable to the Spouse and which the Spouse elects to receive in an Annuity form, is $3,500 or less. The reference to “$3,500” contained in the immediately preceding sentence shall be deemed to be a reference to “$5,000” when the applicable Participant dies on or after January 1, 1998. In addition, and also notwithstanding any other provision of the Plan, if the entire death benefit payable under a Profit Sharing Death Benefit payable under the provisions of this Section 9A to the Spouse of a Participant who dies before January 1, 1998 is not required to be distributed under the first sentence of this Section 9A.7.1 but the lump sum amount of such benefit (when added to the Participant’s Savings Death Benefit which is payable to the Spouse) is determined to be $5,000 or less as January 1, 2001, and if the Spouse has not previously started to receive such benefit, then such benefit shall automatically be paid in the form of a lump sum payment (and not in an Annuity form).
          9A.7.2 The amount of any lump sum payment that is payable pursuant to the provisions of Section 9A.7.1 above shall be equal to the vested balance in the Participant’s Retirement Income Account determined as of a date which is reasonably chosen by the Committee or a Committee representative to be sufficiently in advance of the distribution so as to allow the

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Committee time to process the distribution (for purposes of this Section 9A.7, the “subject valuation date”). Such lump sum payment shall be made in cash, except that the Spouse may elect, on a form or writing prepared or approved by the Committee and filed with a Plan representative prior to the date the payment is made, that the payment is to be made partly in the form of common shares of Federated if a portion of the Participant’s Retirement Income Account then is invested in the Investment Fund described in Section 6B above as Fund F (for purposes of this Section 9A.7, “Fund F”). If such election is made, then such lump sum payment will consist of: (1) to the extent sufficient Federated common shares are available under Fund F, Federated common shares equal to the quotient produced by dividing the vested balance of the portion of the Participant’s Retirement Income Account which is invested in Fund F as of the subject valuation date by the closing price (for purposes of this Section 9A.7, the “subject closing price”) of a Federated common share on the latest trading day of the largest securities market in which Federated common shares are traded which occurs on or before the subject valuation date; and (2) cash equal to the difference between the total vested balance of the Participant’s Retirement Income Account as of the subject valuation date and the value of the Federated common shares being distributed in the payment (as determined on the basis of the subject closing price of a Federated common share).
     9A.8 Annuity Definitions. For purposes of this Section 9A, a “Single Life Annuity,” “Life and Ten Year Certain Annuity,” “Full Cash Refund Annuity,” and “Period Certain Annuity” shall have the same meanings as are set forth for such terms in Section 9.5 above; except that any reference to a “beneficiary” contained in each such section shall be read for purposes of this Section 9A to refer to a “Spouse.”
     9A.9 Designation of Beneficiary. The Spouse of a Participant shall automatically be deemed to be the beneficiary of the Participant’s Profit Sharing Death Benefit, unless no Spouse survives the death of the Participant (or it is established to the satisfaction of a Plan representative that no Spouse survives such death, the Spouse cannot reasonably be located, or there exist other circumstances prescribed by the Secretary of the Treasury or his or her delegate which would warrant the disregarding of any need of a spousal consent to a different beneficiary if one had been attempted to be named by the Participant). If no Spouse survives the death of the Participant (or it is established to the satisfaction of a Plan representative that no Spouse survives such death, the Spouse cannot reasonably be located, or there exist other circumstances prescribed by the Secretary of the Treasury or his or her delegate which would warrant the disregarding of any need for a spousal consent to a different beneficiary if one had been attempted to be named by the Participant), the Participant’s beneficiary for purposes of his or her Profit Sharing Death Benefit shall be deemed to be the same as his or her beneficiary determined under Section 9.6 above.

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SECTION 10
ADDITIONAL DISTRIBUTION PROVISIONS
     10.1 Allocation of Contributions After Distribution. Notwithstanding any provision of the Plan to the contrary, any contributions which are allocated to any Account of a Participant as of a date which is on or prior to the date of a complete distribution of the vested balance of such Account to the Participant (or his or her beneficiary) under Sections 8, 8A, 8B, 9, and/or 9A above but which are actually paid to the Trust after the date such distribution is processed and any contributions which both are allocated to such Account and actually paid to the Trust after the date such distribution is processed (such contributions being referred to under this Section 10.1 in either case as “late contributions”) shall be disregarded in the determination of the amount of the vested balance of such Account to be distributed. Instead, subject to the other provisions of the Plan, any late contributions (to the extent the Participant is vested in such amounts under the other provisions of the Plan) shall be paid within a reasonable administrative period after they are actually paid to the Trust to the Participant (or, if the Participant dies before such payment, to the appropriate beneficiary of the Participant under the other provisions of the Plan) in the same type of Annuity form as is being paid to the Participant (or beneficiary) immediately prior to the payment of the late contributions (if the prior distribution was made in the form of an Annuity under the other provisions of the Plan) or in a form of benefit which is in accordance with the other provisions of the Plan concerning benefit forms and assuming for such purpose that such late contributions were the sole retirement benefit applicable to the Participant (if the prior distribution was not made in any type of Annuity form).
     10.2 Determination of Proper Party For Distribution and Forfeiture When Proper Party Cannot Be Located.
          10.2.1 The facts as shown by the records of the Committee at the time of any payment due under the Plan shall be conclusive as to the proper payee and of the amounts properly payable, and payment made in accordance with such state of facts shall constitute a complete discharge of any and all obligations under the Plan.
          10.2.3 If a Participant (or a person, trust, or estate claiming through him or her) who is entitled to a benefit hereunder makes no timely claim for such benefit and the Committee cannot reasonably locate or know how to find the Participant (or such other person, trust, or estate), then such benefit may, in the discretion of the Committee, continue to be held for the Participant (or such other person, trust, or estate) or may be forfeited. If, however, such benefit is forfeited but the lost Participant (or person, trust, or estate claiming through him) thereafter makes a claim for the amount previously forfeited hereunder, such benefit shall be restored and paid to the proper party (without any interest credited on the previously forfeited benefit) within a reasonable administrative period thereafter. The restorals required under this Section 10.2 shall, to the extent provided in Section 8.6 above, be made from forfeitures arising in such Plan Year. If the amount of such forfeitures are

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insufficient to make all such required restorals, then the amount of such required restorals shall be made from a special contribution paid by the Employer to the Trust. Such contribution shall not be considered an Employer contribution for purposes of Section 6.1 or 6.2 above or a part of an annual addition (as defined in Section 6A.1.2(a) above) to the Plan.
     10.3 Reemployed Participant. Notwithstanding any other provision of the Plan to the contrary, if a Participant in this Plan who ceased to be an Employee and became thereby entitled to the distribution of all or any part of his or her Plan Accounts resumes employment as an Employee prior to his or her Required Commencement Date, the Committee shall then direct the Trustee to postpone or cease distribution of such Accounts, to the extent such action is administratively possible (e.g., no Annuity contract has been purchased or lump sum payment made), until the Participant’s later termination of employment (or, if earlier, his or her Required Commencement Date).
     10.4 Nonalienation of Benefits.
          10.4.1 To the extent permitted by law, no benefit payable under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, encumbrance, or charge, whether voluntary or involuntary, nor shall any such benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the person entitled to such benefit.
          10.4.2 The Committee shall, however, adopt procedures to allow benefits to be assigned in connection with qualified domestic relations orders (as defined in and in accordance with the provisions of Section 206(d) of ERISA and Section 414(p) of the Code). In this regard, the Plan shall permit a lump sum cash payment to be made at any time to a Participant’s alternate payee (as also is defined in ERISA Section 206(d) and Code Section 414(p)) if directed by a qualified domestic relations order, even if the Participant has not yet ceased to be an Employee and has not attained his or her earliest retirement date (again as defined in ERISA Section 206(d) and Section 414(p) of the Code). Further, the Plan shall permit any such alternate payee to have the same rights to direct the investment of any part of any Account which is held under the Plan on behalf of the alternate payee pursuant to a qualified domestic relations order as a Participant would have.
          10.4.3 In addition, if a beneficiary of a Participant under the Plan who is otherwise entitled to a benefit under the Plan files a qualified disclaimer with a Plan representative that the beneficiary disclaims any interest in such benefit, then the Plan shall recognize such qualified disclaimer and distribute or otherwise deal with such benefit in accordance with the provisions of the Plan in a manner that assumes that the beneficiary making the qualified disclaimer never became a beneficiary of the Participant for purposes of the Plan. For purposes of the Plan, a “qualified disclaimer” of a beneficiary of a Participant under the Plan means an irrevocable and unqualified refusal by the beneficiary to accept any interest in Plan benefits, provided that all of the following requirements are met: (1) the purported disclaimer is in writing; (2) the purported disclaimer is received by a Plan representative within nine months after the date of the Participant’s death; (3) the beneficiary has not accepted or been paid any benefits under the Plan; (4) as a result of the

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disclaimer the benefits of the Plan will pass to a person other than the beneficiary making the disclaimer; (5) the purported disclaimer is determined by the Committee to meet any other requirements of Code Section 2518 in order to be considered a qualified disclaimer for purposes of such section and to meet any requirements of applicable state law.
     10.5 Incompetency. Every person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally or legally competent and of age until the date on which the Committee receives written notice that such person is incompetent or a minor for whom a guardian or other person legally vested with the care of his or her person or estate has been appointed. If the Committee finds that any person to whom a benefit is payable under the Plan is unable to care for his or her affairs because he or she is incompetent or is a minor, any payment due (unless a prior claim therefor has been made by a duly appointed legal representative) may be paid to the spouse, a child, a parent, a brother, or a sister of such person, or to any person or institution deemed by the Committee to have incurred expense for such person. If a guardian of the estate of any person receiving or claiming benefits under the Plan is appointed by a court of competent jurisdiction, benefit payments may be made to such guardian provided that proper proof of appointment and continuing qualification is furnished in a form and manner acceptable to the Committee. Any payment made pursuant to this Section 10.5 shall be a complete discharge of liability therefor under the Plan.
     10.6 Legal Distribution Limits. Notwithstanding any other provision of this Plan to the contrary, any payment of a retirement or death benefit in any form must meet and be in accordance with the distribution requirements of Section 401(a)(9) of the Code (as amended by the Federal Small Business Job Protection Act of 1996), including the incidental death benefit requirements which are referred to in such section, and such section is hereby incorporated by reference into this Plan.
     10.7 Distribution Form Notices. The Plan shall provide a Participant (or a beneficiary) with notices as to the forms in which he or she may receive any retirement (or death) benefit to which he or she is entitled at such times as shall allow the person to make a choice among his or her options. In this regard, the Plan shall provide any written explanations to a Participant (or a beneficiary) under Code Section 417(a)(3) to the extent such explanations apply to the Participant. Further, if any distribution to a Participant made under the Plan is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the notice required under Treas. Reg. Section 1.411(a)-11(c) is given, provided that: (1) the Participant is clearly informed that he or she has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option); and (2) the Participant, after receiving the notice, affirmatively elects a distribution. In addition, to the extent any distribution to a Participant made under the Plan is one to which Code Sections 401(a)(11) and 417 apply, such distribution may commence less than 30 days after the notice required under Treas. Reg. Section 1.411(a)-11(c) is given, and the date as of which such distribution is made may be less than 30 days after any written explanation required by Code

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Section 417(a)(3) to be given the Participant is so provided, if the requirements of Treas. Reg. Section 1.417(e)-1T(b)(3) are met.
     10.8 Direct Rollover Distributions.
          10.8.1 This Section 10.8 applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section 10.8, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution otherwise payable to him or her paid directly to an eligible retirement plan specified by the distributee in a direct rollover.
          10.8.2 For purposes of this Section 10.8, the following terms shall have the meanings indicated below:
               (a) An “eligible rollover distribution” means, with respect to any distributee, any distribution of all or any portion of the entire benefit otherwise payable under the Plan to the distributee, except that an eligible rollover distribution does not include: (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; (2) any distribution to the extent such distribution is required to be made under Section 401(a)(9) of the Code; (3) any distribution that is made on or after January 1, 1999 and under the provisions of Sections 7.2 and 7.3 above because of a hardship; or (4) the portion of any distribution that is not includable in gross income of the distributee for purposes of Federal income tax.
               (b) An “eligible retirement plan” means, with respect to any distributee’s eligible rollover distribution, an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee’s eligible rollover distribution. However, in the case of an eligible rollover distribution to a distributee who is a distributee by reason of being the surviving spouse of a Participant, an “eligible retirement plan” means only an individual retirement account described in Section 408(a) of the Code or an individual retirement annuity described in Section 408(b) of the Code.
               (c) A “distributee” means a Participant. In addition, a Participant’s surviving spouse, or a Participant’s spouse or former spouse who is the alternate payee under a qualified domestic relations order (as defined in Section 414(p) of the Code), is a distributee with regard to any interest of the Participant which becomes payable under the Plan to such spouse or former spouse.

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               (d) A “direct rollover” means, with respect to any distributee, a payment by the Plan to an eligible retirement plan specified by the distributee.
          10.8.3 The Committee may prescribe reasonable rules in order to provide for the Plan to meet the provisions of this Section 10.8. Any such rules shall comply with the provisions of Code Section 401(a)(31) and any applicable Treasury regulations which are issued with respect to the direct rollover requirements. For example, subject to meeting the provisions of Code Section 401(a)(31) and applicable Treasury regulations, the Committee may: (1) prescribe the specific manner in which a direct rollover will be made by the Plan, whether by wire transfer to the eligible retirement plan, by mailing a check to the eligible retirement plan, by providing the distributee a check made payable to the eligible retirement plan and directing the distributee to deliver the check to the eligible retirement plan, and/or by some other method; (2) prohibit any direct rollover of any eligible rollover distributions payable during a calendar year to a distributee when the total of such distributions is less than $200; or (3) refuse to make a direct rollover of an eligible rollover distribution to more than one eligible retirement plan.
     10.9 Distribution Restrictions. No withdrawal or distribution of any portion of a Participant’s Accounts may be distributed unless such withdrawal or distribution is authorized by another provision of this Plan. In addition, and notwithstanding any other provision of this Plan to the contrary, in no event may any amount held under the Plan which is attributable to the Participant’s Pre-Tax Savings Contributions under this Plan be distributed earlier than (1) the Participant’s separation from service from the Employer and the Affiliated Employers, death, or Total Disability, (2) the Participant’s attainment of age 59-1/2, (3) the hardship of the Participant (determined under the other provisions of the Plan), or (4) any event described in Section 401(k)(10) of the Code (e.g., a lump sum payment made by reason of the termination of the Plan without the establishment or maintenance of another defined contribution plan other than an employee stock ownership plan, the disposition by the Employer of substantially all of its assets used by it in a trade or business when the Participant continues employment with the corporation acquiring such assets, or the disposition by the Employer of its interest in a subsidiary when the Participant continues employment with such subsidiary).
     10.10 Coverage of Pre-Effective Amendment Date Participants. Except as is otherwise specifically provided in this Plan, the provisions of this Plan only apply to persons who become Participants in this Plan under Section 3 above and to benefits which have not been paid prior to the Effective Amendment Date. However, any person who was a participant in one or more Prior Plans and, while never becoming a Participant in this Plan under Section 3 above, still had a nonforfeitable right to an unpaid benefit under the Prior Plans as of the date immediately preceding the Effective Amendment Date shall be considered a participant in this Plan to the extent of his or her interest in such benefit. The amount of such benefit, the form in which such benefit is to be paid, and the conditions (if any) which may cause such benefit not be paid shall, except as is otherwise specifically provided in this Plan or in the Prior Plans, be determined solely by the versions of the Prior Plans in effect at the time he or she retired or terminated employment with the Employer.

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SECTION 11
NAMED FIDUCIARIES
     Any person, committee, or entity which is designated or appointed under the Plan or the Trust (or under a procedure set forth in the Plan or the Trust) to have any responsibility for the control, management, or administration of this Plan or the assets thereof (each such fiduciary being hereinafter referred to individually as a “Named Fiduciary” and collectively as the “Named Fiduciaries”) shall have only such powers and responsibilities as are expressed in the Plan or the Trust or are provided for in the procedure by which he or she or it is designated or appointed, and any power or responsibility for the control, management, or administration of the Plan or Trust Fund which is not expressly allocated to any Named Fiduciary, or with respect to which an allocation is in doubt, shall be deemed allocated to Federated. Each Named Fiduciary shall have no responsibility to inquire into the acts or omissions of any other Named Fiduciary in the exercise of powers or the discharge of responsibilities assigned to such other Named Fiduciary under the Plan.
     Any Named Fiduciaries may, by agreement among themselves, allocate any responsibility or duty, other than the responsibility of the Trustee for the management and control of the Trust Fund within the meaning of Section 405(c) of ERISA, assigned to a Named Fiduciary hereunder to one or more other Named Fiduciaries, provided, however, that any agreement respecting such allocation must be in writing and filed with the Committee for placement with the records of the Plan. No such agreement shall be effective as to any Named Fiduciary which is not a party thereto until such Named Fiduciary has received written notice of such agreement from the Named Fiduciaries involved. Any Named Fiduciary may, by written instrument filed with the Committee for placement with the records of the Plan, designate a person who is not a Named Fiduciary to carry out any of its responsibilities under the Plan, other than the responsibility of the Trustee for the management and control of the Trust Fund within the meaning of Section 405(c) of ERISA, provided, however, that no such designation shall be effective as to any other Named Fiduciary until such other Named Fiduciary has received written notice thereof.
     Any Named Fiduciary, or a person designated by a Named Fiduciary to perform any responsibility of a Named Fiduciary pursuant to the procedure described in the preceding paragraph, may employ one or more persons to render advice with respect to any responsibility such Named Fiduciary has under the Plan or such person has by reason of such designation. A person may serve the Plan in more than one fiduciary capacity and may be a Participant.

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SECTION 12
ADMINISTRATIVE AND INVESTMENT COMMITTEE
     12.1 Appointment of Committee. The Board shall appoint the Committee, the members of which may be officers or other employees of the Employer or any other persons. The Committee shall be composed of not less than three nor more than 15 members, each of whom shall serve at the pleasure of the Board, and vacancies in the Committee arising by reason of resignation, death, removal, or otherwise shall be filled by the Board. Any member may resign of his or her own accord by delivering his or her written resignation to the Board.
     12.2 General Powers of Committee.
          12.2.1 The Committee shall administer the Plan, is authorized to make such rules and regulations as it may deem necessary to carry out the provisions of the Plan, and is given complete discretionary authority to determine any person’s eligibility for benefits under the Plan, to construe the terms of the Plan, and to decide any other matters pertaining to the Plan’s administration. The Committee shall determine any question arising in the administration, interpretation, and application of the Plan, which determination shall be binding and conclusive on all persons. In the administration of the Plan, the Committee may: (1) employ or permit agents to carry out nonfiduciary and/or fiduciary responsibilities (other than trustee responsibilities as defined in Section 405(c)(3) of ERISA), (2) provide for the allocation of fiduciary responsibilities (other than trustee responsibilities as defined in Section 405(c)(3) of ERISA) among its members, and (3) limit to the extent it deems advisable the maximum percent of Compensation which a Participant who is then believed by the Committee to be a Highly Compensated Employee may elect to have contributed to the Plan as Pre-Tax Savings Contributions and/or After-Tax Savings Contributions for a specific Plan Year. Actions dealing with fiduciary responsibilities shall be taken in writing and the performance of agents, counsel, and fiduciaries to whom fiduciary responsibilities have been delegated shall be reviewed periodically.
          12.2.2 Further, the Committee shall administer the Plan and adopt such rules and regulations as in the opinion of the Committee are necessary or advisable to implement and administer the Plan and to transact its business. In performing their duties, the members of the Committee shall act solely in the interest of the Participants of the Plan and their beneficiaries and:
               (a) for the exclusive purpose of providing benefits to Participants and their beneficiaries;
               (b) with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; and

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               (c) in accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with the provisions of title I of ERISA.
          12.2.3 Notwithstanding the foregoing provisions of this Section 12.2, if the Committee cannot reasonably and economically determine or verify, with respect to an Employee or a class of Employees, service, compensation, date of hire, date of termination, or any other pertinent factor in the administration of the Plan, the Committee shall adopt, with respect to such Employee or class of Employees, reasonable and uniform assumptions regarding the determination of such factor or factors, provided that no such assumption shall (1) discriminate in favor of Highly Compensated Employees, (2) reduce or eliminate a protected benefit (within the meaning of Treas. Reg. Section 1.411(d)-4), or (3) operate to the disadvantage of such Employee or class of Employees.
          12.2.4 In addition, notwithstanding any other provision of the Plan to the contrary, the Committee may correct any actions or inactions made in the administration or operation of the Plan that it determines were made in error or in breach of the terms of the Plan, of applicable law, or of the duties of the Plan’s fiduciaries (and, if necessary to the correction, cause the Employer or any of the Plan’s fiduciaries to take actions with respect to the Plan that effect such corrections), provided that the corrective methods used by the Committee may not be inconsistent with any revenue procedures or other guidance issued by the Internal Revenue Service as to the manner in which corrections of actions or inactions made in the administration or operation of the Plan may be made. In this regard, but not in limitation of the general correction rights provided by the immediately preceding sentence, the following provisions that concern corrections taken in response to court decisions or settlement agreements that require corrective actions to be taken with respect to the Plan shall apply hereunder:
               (a) If any action that alleges that actions or inactions made in the administration or operation of the Plan were made in error or in breach of the terms of the Plan, of applicable law, or of the duties of the Plan’s fiduciaries is filed in a court of appropriate jurisdiction or is threatened to be so filed, either the applicable court issues a decision or the Committee (or the Plan Administrator) enters into a settlement agreement with the parties who filed or threatened to file such action, and such court decision or settlement agreement, as the case may be, calls for certain steps to be taken with respect to the Plan in order to correct such errors or breaches (which steps are not inconsistent with any revenue procedures or other guidance issued by the Internal Revenue Service as to the manner in which corrective actions involving the Plan may be made), then the Committee may cause such steps required by the court decision or settlement agreement to be effected.
               (b) In the event corrective actions required by a court decision or settlement agreement described in paragraph (a) above are taken with respect to the Plan, the provisions of such court decision or settlement agreement shall be deemed incorporated herein by reference and deemed a part of the Plan.

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          12.2.5 Unless otherwise provided in the Trust, the Committee shall also establish guidelines with respect to the investment of all funds held by the Trustee under the Plan and to make or direct all investments pursuant thereto.
          12.2.6 For purposes hereof, any party which has been authorized by the Plan or under a procedure authorized under the Plan to perform fiduciary and/or nonfiduciary administrative duties hereunder, whether such party is the Committee, Federated, an agent appointed or permitted by the Committee to carry out its duties, or otherwise, shall, when properly acting within the scope of his or her or its authority, sometimes be referred to in the Plan as a “Plan representative” or, if appointed by the Committee directly to be an agent thereof, a “Committee representative.”
     12.3 Records of Plan. The Committee shall maintain or cause to be maintained records showing the fiscal transactions of the Plan, and shall keep or cause to be kept in convenient form such data as may be necessary for valuations of assets and liabilities of the Plan. The Committee shall prepare or have prepared annually a report showing in reasonable detail the assets and liabilities of the Plan and giving a brief account of the operation of the Plan for the past Plan Year. In preparing this report, the Committee may rely on advice received from the Trustee or other persons or firms selected by it or may adopt a report on such matters prepared by the Trustee.
     12.4 Actions of Committee. The Committee shall appoint a Chairman and a Secretary and such other officers, who may be, but need not be, members of the Committee, as it shall deem advisable. The Committee shall act by a majority of its members at the time in office, and any such action may be taken either by a vote at a meeting or in writing without a meeting. The Committee may by such majority action appoint subcommittees and may authorize any one or more of the members or any agent to execute any document or documents or to take any other action, including the exercise of discretion, on behalf of the Committee. The Committee may provide for the allocation of responsibilities for the operation and maintenance of the Plan.
     12.5 Compensation of Committee and Payment of Plan Administrative and Investment Charges. Unless otherwise determined by the Board, the members of the Committee shall serve without compensation for services as such. All expenses of administration of the Plan (excluding brokerage fees, expenses related to securities transactions, and any taxes on the assets held in the Trust Fund, which expenses shall only be payable out of the Trust Fund), including, without limitation, the fees and charges of the Trustee, any investment manager, any attorney, any accountant, any specialist, or any other person employed by the Committee or the Employer in the administration of the Plan, shall be paid out of the Trust Fund (or, if the Employer so elects, by the Employer directly). In this regard, the Plan administrative and investment expenses which shall be paid out of the Trust Fund (unless the Employer elects to pay them itself) shall also include compensation payable to any employees of the Employer or any Affiliated Employer who perform administrative or investment services for the Plan to the extent such compensation would not have been sustained had such services not been provided, to the extent such compensation can be fairly allocated to such services, to the extent such compensation does not represent an allocable portion of overhead costs or compensation for performing “settlor” functions (such as services incurred in

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establishing or designing the Plan), and to the extent such compensation does not fail for some other reason to constitute a “direct expense” within the meaning of 29 C.F.R. 2550.408c-2(b)(3).
     12.6 Limits on Liability. Federated and each other Employer shall hold each member of the Committee harmless from any loss, damage, or depreciation which may result in connection with the execution of his or her duties or the exercise of his or her discretion or from any other act or omission hereunder, except when due to his or her own gross negligence or willful misconduct. Federated and each other Employer shall indemnify and hold harmless each member of the Committee from any and all claims, losses, damages, expenses (including counsel fees approved by the Committee), and liabilities (including any amounts paid in settlement with the Committee’s approval) arising from any act or omission of such member, except when the same is judicially determined to be due to the gross negligence or willful misconduct of such member.
     12.7 Claims Procedure.
          12.7.1 In general, benefits due under this Plan will be paid only if the applicable Participant (or beneficiary of a deceased Participant) files a written notice with a Plan representative electing to receive such benefits, except to the extent otherwise required under the Plan. Further, if a Participant (or a person claiming through a Participant) has a dispute as to the failure of the Plan to pay or provide a benefit, as to the amount of benefit paid, or as to any other matter involving the Plan, the Participant (or such person) may file a claim for the benefit or relief believed by the Participant (or such person) to be due. Such claim must be provided by written notice to the Committee or any Committee representative designated by the Committee for this purpose. The Committee or any Committee representative designated by the Committee for this purpose will decide any claims made pursuant to this Section 12.7.
          12.7.2 If a claim made pursuant to Section 12.7.1 above is denied, in whole or in part, notice of the denial in writing will be furnished by the Committee or a Committee representative to the claimant within 90 days after receipt of the claim by the Committee or the Committee representative; except that if special circumstances require an extension of time for processing the claim, the period in which the Committee or the Committee representative is to furnish the claimant written notice of the denial will be extended for up to an additional 90 days (and the Committee or the Committee representative will provide the claimant within the initial 90-day period a written notice indicating the reasons for the extension and the date by which the Committee or the Committee representative expects to render the final decision). The final notice of denial will be written in a manner designed to be understood by the claimant and set forth: (1) the specific reasons for the denial, (2) specific reference to pertinent Plan provisions on which the denial is based, (3) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and (4) information as to the steps to be taken if the claimant wishes to appeal such denial of his or her claim (including, when the claim is made on or after January 1, 2002, the time limits applicable to making a request for an appeal and a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on appeal). If no

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written notice is provided the claimant within the applicable 90-day period or 180-day period, as the case may be, the claimant may assume his or her claim has been denied and go immediately to the appeal process set forth in Section 12.7.3 below.
          12.7.3 Any claimant who has a claim denied under Sections 12.7.1 and 12.7.2 above may appeal the denied claim to the Committee (or any Committee representative designated by the Committee to perform this review).
               (a) Such an appeal must, in order to be considered, be filed by written notice to the Committee (or such Committee representative) within 60 days of the receipt by the claimant of a written notice of the denial of his or her initial claim (unless it was not reasonably possible for the claimant to make such appeal within such 60-day period, in which case the claimant must file his or her appeal within 60 days after the time it becomes reasonable for him or her so to file an appeal).
               (b) If any appeal is filed in accordance with such rules, the claimant: (1) shall be provided the opportunity to submit written comments, documents, records, and other information relating to the claim; and (2) shall, if the claim is made on or after January 1, 2002, be given, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the claim. A formal hearing may be allowed in its discretion by the Committee (or such other person or committee) but is not required. A formal hearing may be allowed in its discretion by the Committee (or such Committee representative) but is not required.
          12.7.4 Upon any appeal of a denied claim made pursuant to Section 12.7.3 above, the Committee (or such Committee representative who has the authority to decide the appeal) shall provide a full and fair review of the subject claim, taking into account all comments, documents, records, and other information submitted by the claimant (without regard to whether such information was submitted or considered in the initial benefit determination of the claim), and decide the appeal within 60 days after the filing of the appeal; except that if special circumstances require an extension of time for processing the appeal, the period in which the appeal is to be decided shall be extended for up to an additional 60 days (and the party deciding the appeal shall provide the claimant written notice of the extension prior to the end of the initial 60-day period). However, if the decision on the appeal is extended due to the claimant’s failure to submit information necessary to decide the appeal, the period for making the decision on the appeal shall be tolled from the date on which the notification of the extension is sent until the date on which the claimant responds to the request for additional information.
               (a) The decision on appeal shall be set forth in a writing designed to be understood by the claimant, specify the reasons for the decision and references to pertinent Plan provisions on which the decision is based, and, for a claim that is made on or after January 1, 2002, contain statements that the claimant is entitled to receive, upon request and free of charge,

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reasonable access to and copies of all documents, records, and other information relevant to the claim and of the claimant’s right to bring a civil action under Section 502(a) of ERISA.
               (b) The decision on appeal shall be furnished to the claimant by the Committee (or such Committee representative) within the 60-day period or 120-day period, as is applicable, described above.
          12.7.5 A claimant may appoint a representative to act on his or her behalf in making or pursuing a claim or an appeal of a claim. In addition, the Committee may prescribe additional rules which are consistent with the other provisions of this Section 12.7 in order to carry out the Plan’s claim procedures.
     12.8 Limits on Duties. The Committee shall have no duty to verify independently any information supplied by the Employer and shall have no duty or responsibility to collect from the Employer all or any portion of any Employer contribution to the Plan. The Committee also shall have no duty or responsibility to verify the status of any Employee or former Employee under this Plan or to determine the identity or address of any person who is or may become entitled to the payment of any benefit from this Plan, and the Committee shall be entitled to delay taking any action respecting the payment of any benefit until the identity of the person entitled to such benefit and his or her address have been certified by the Employer.
     12.9 Appointment of Investment Manager.
          12.9.1 The Committee, as a Named Fiduciary under the Plan, may appoint in writing a person, or more than one person, who (1) is registered as an investment adviser under the Investment Advisers Act of 1940 (the “Act”), (2) is a Bank, as defined in the Act, or (3) is an insurance company which is qualified, within the meaning of Section 3(38) of ERISA, to manage, acquire, and dispose of the assets of an employee benefit plan, as an investment manager for all or a specified portion of the assets of the Trust Fund or any Investment Fund thereof. A person who is appointed as an investment manager shall have the sole power, without prior consultation with the Trustee, to manage and direct the acquisition and disposition of the assets of the Trust Fund which specifically are allocated by the Committee to that person’s management account (his “Management Account”). The Committee at its discretion may terminate the appointment of any person as an investment manager and may cause assets to be added or deleted from any such person’s Management Account.
          12.9.2 The effective date of the appointment of a person as an investment manager shall be the date such person delivers to the Committee and to the Trustee a written statement which in the Committee’s judgment adequately covers items (a) through (d) below:
               (a) An acknowledgment (1) that such person is a Plan fiduciary within the meaning of Section 3(21)(A) of ERISA and (2) that such person has assumed sole responsibility

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for the management and the direction of the acquisition and disposition of the Trust Fund assets in his or her Management Account;
               (b) A representation that such person is registered as an investment adviser under the Act, is a Bank as defined in the Act, or as an insurance company has the power within the meaning of Section 3(38)(A) of ERISA to manage, acquire, and dispose of the assets of an employee benefit plan;
               (c) The names and signatures of individuals who are authorized to act on behalf of such person in connection with the management of his or her Management Account (the “List”), which List may be amended from time to time by delivering written notice thereof to the Committee and to the Trustee and which List may be relied upon by them; and
               (d) If appropriate and negotiable, an agreement that such person shall immediately notify the Committee of the commencement of any Securities and Exchange Commission investigation of any of his or her investment activities which may result either in a censure under the Act or in the suspension or revocation of his or her registration as an investment adviser under the Act.
          12.9.3 The Committee may enter into a contract with an investment manager in connection with his or her appointment as such, which agreement may be subject to such terms and conditions as the Committee deems appropriate under the circumstances, including the following types of provisions:
               (a) The appointment as investment manager may be terminated on the delivery of 30 days’ prior written notice;
               (b) If appropriate, the appointment shall be automatically terminated in the event the investment manager’s registration as an investment adviser under the Act is suspended or revoked, such automatic termination to be effective coincident with such suspension or revocation;
               (c) The investment manager shall make reports to the Committee describing all transactions with respect to his or her Management Account for each agreed upon reporting period; and
               (d) All fees or other agreed upon compensation for services rendered to the Plan by the investment manager shall be paid out of the Trust Fund (or, if the Employer so elects, by the Employer directly).
          12.9.4 An investment manager may exercise his or her powers through written directions or, at his or her option, may communicate such directions orally and as soon as practicable thereafter confirm them in writing, provided all directions, written or oral, shall be communicated by

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or, as applicable, signed by one of the individuals whose name and signature appear on the List, or the investment manager may communicate and confirm such instructions in any manner agreed upon between the investment manager and the Trustee. The Trustee shall follow all such directions from an investment manager, and shall not be liable in any respect to any person for acting in accordance with such directions or for failing to act in the absence of such directions. Pending receipt of directions from the investment manager, any cash received by the Trustee from time to time for his or her Management Account may be retained by it in short-term investments as may be prudent under all of the facts and circumstances then prevailing, including, without limitation, savings accounts, commingled short-term investment funds, commercial paper, and governmental securities.
          12.9.5 The Committee shall establish an investment policy for each investment manager and such policy shall preclude investments in employer securities and employer real property within the meaning of Section 407 of ERISA except to the extent that such investments are allowable under ERISA. The Committee in addition shall implement an investment manager performance review procedure and pursuant thereto shall regularly review the performance of the investment manager to determine whether his or her appointment as such should be continued. The period between such reviews shall be determined by considering all the relevant facts and circumstances, including the volume of Trust Fund transactions.

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SECTION 13
TERMINATION OR AMENDMENT
     13.1 Right to Terminate. Federated and each other corporation, partnership, or other organization that is part of the Employer expects this Plan to be continued indefinitely, but Federated reserves the right to terminate the Plan in its entirety or in part or to completely discontinue contributions to the Plan. The procedure for Federated to terminate this Plan in its entirety or in part or to completely discontinue contributions to the Plan is as follows. In order to terminate the Plan in its entirety or in part or to completely discontinue contributions to the Plan, the Board shall adopt resolutions, pursuant and subject to the regulations or by-laws of Federated and any applicable law, and either at a duly called meeting of the Board or by a written consent in lieu of a meeting, to take such action with respect to the Plan. Such resolutions shall set forth therein the effective date of the Plan’s termination or the date contributions cease being made to the Plan. In the event the Board adopts resolutions completely terminating the Plan, the provisions of Sections 13.2 and 13.3 below shall apply.
     13.2 Full Vesting Upon Termination or Complete Discontinuance of Contributions. Should this Plan be completely terminated, should a partial termination of this Plan occur by reason of the Board’s action or under any other facts and circumstances, or should contributions to the Plan be completely discontinued, then each affected Participant shall immediately become fully vested and nonforfeitable in his or her Plan Accounts (determined as of the date of the complete or partial termination or complete discontinuance of contributions).
     13.3 Effect of Termination of Plan or Complete Discontinuance of Contributions.
          13.3.1 Upon a complete or partial termination of the Plan or complete discontinuance of contributions to the Plan, the Committee shall determine, and direct the Trustee accordingly, from among the following methods, the method of discharging and satisfying all obligations on behalf of Participants affected by the complete or partial termination or complete discontinuance of contributions: (1) by the continuation of the Trust and the distribution to Participants and their beneficiaries of the Participants’ Plan Accounts due under the terms of the Plan as in effect immediately prior to the complete or partial termination or discontinuance of contributions, (2) by the liquidation and distribution of the assets of the Trust, (3) by the purchase of Annuity contracts, or (4) by a combination of such methods. Any distributions made by reason of the complete or partial termination of the Plan or complete discontinuance of contributions shall continue to meet the provisions of the Plan concerning the form in which distributions from the Plan must be made.
          13.3.2 Any amounts held under the Trust which are not able to be allocated to any Participants’ Accounts under the terms of the Plan as of the date of a complete termination of the Plan (treating such date as if it were the same as the last day of a Plan Year) shall be allocated

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among the Matching Accounts of those Participants who were employed as Covered Employees during the Plan Year in which the Plan’s complete termination occurs, in proportion to each such Participant’s Compensation for the period beginning on the first day of the Plan Year in which such complete termination occurs and ending on the date of such complete termination, and, to the extent such amounts cannot be allocated to any Participants’ Accounts by reason of the maximum annual addition limitations of the Plan set forth in Section 6A above, they shall be returned to the Employer.
     13.4 Amendment of Plan.
          13.4.1 Subject to the other provisions of this Section 13.4, Federated may amend this Plan at any time and from time to time in any respect, provided that no such amendment shall make it possible, at any time prior to the satisfaction of all liabilities with respect to Participants, for any part of the income or corpus of the Trust Fund to be used for or diverted to any purpose other than for the exclusive benefit of Participants and their beneficiaries. The procedure for Federated to amend this Plan is as follows:
               (a) Subject to paragraph (b) below, in order to amend the Plan, the Board shall adopt resolutions, pursuant and subject to the regulations or by-laws of Federated and any applicable law, and either at a duly called meeting of the Board or by a written consent in lieu of a meeting, to amend this Plan. Such resolutions shall either (1) set forth the express terms of the Plan amendment or (2) simply set forth the nature of the amendment and direct an officer of Federated or any other Federated employee to have prepared and to sign on behalf of Federated the formal amendment to the Plan. In the latter case, such officer or employee shall have prepared and shall sign on behalf of Federated an amendment to the Plan which is in accordance with such resolutions.
               (b) In addition to the procedure for amending the Plan set forth in paragraph (a) above, the Board may also adopt resolutions, pursuant and subject to the regulations or by-laws of Federated and any applicable law, and either at a duly called meeting of the Board or by a written consent in lieu of a meeting, to delegate to any officer of Federated the authority to amend the Plan. Such resolutions may either grant the officer broad authority to amend the Plan in any manner the officer deems necessary or advisable or may limit the scope of amendments he or she may adopt, such as by limiting such amendments to matters related to the administration of the Plan or to changes requested by the Internal Revenue Service. In the event of any such delegation to amend the Plan, the officer to whom authority is delegated shall amend the Plan by having prepared and signing on behalf of Federated an amendment to the Plan which is within the scope of amendments which he or she has authority to adopt. Also, any such delegation to amend the Plan may be terminated at any time by later resolutions adopted by the Board. Finally, in the event of any such delegation to amend the Plan, and even while such delegation remains in effect, the Board shall continue to retain its own right to amend the Plan pursuant to the procedure set forth in paragraph (a) above.

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          13.4.2 It is provided, however, that, except as is otherwise permitted in Section 411(d)(6) of the Code or in Treasury regulations issued thereunder, no amendment to the Plan shall decrease any Participant’s Accrued Benefit. In addition, except as is otherwise permitted in Section 411(d)(6) of the Code or in Treasury regulations issued thereunder, no amendment to the Plan which eliminates or reduces an early retirement benefit or eliminates an optional form of benefit shall be permitted with respect to any Participant who meets (either before or after the amendment) the pre-amendment conditions for such early retirement or optional form of benefit, to the extent such early retirement or optional form of benefit is based and calculated on the basis of the Participant’s Accrued Benefit determined at the time of such amendment.
          13.4.3 Also, notwithstanding any other provisions hereof to the contrary, no Plan amendment (including any change made by this Plan amendment and restatement) which changes any vesting schedule or affects the computation of the nonforfeitable percentage of Accounts under the Plan shall be deemed to reduce the amount of the vested portion of any Account of a Participant below the amount of the vested portion of such Account, as determined as of the later of the date such amendment is adopted or the date such amendment becomes effective, computed under the Plan without regard to such amendment. Further, if a Plan amendment (including any change made by this Plan amendment and restatement) is adopted which changes any vesting schedule under the Plan or if the Plan is amended in any way which directly or indirectly affects the computation of a Participant’s nonforfeitable percentage, each Participant who has completed at least three years of Vesting Service (as defined in Section 2.1.10 above, disregarding for this purpose paragraph (b) of Section 2.1.10 above) may elect, within the election period, to have his or her nonforfeitable percentage computed under the Plan without regard to such amendment. For purposes hereof, the “election period” is a period which begins on the date the Plan amendment is adopted and ends on the date which is 60 days after the latest of the following days: (1) the day the Plan amendment is adopted, (2) the day the Plan amendment becomes effective, or (3) the day the Participant is issued a written notice of the Plan amendment by Federated or the Committee.

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SECTION 14
TOP HEAVY PROVISIONS
     14.1 Determination of Whether Plan Is Top Heavy. For purposes of this Section 14, this Plan shall be considered a “Top Heavy Plan” for any Plan Year (for purposes of this Section 14.1, the “subject Plan Year”) if, and only if, (1) this Plan is an Aggregation Group Plan during at least part of the subject Plan Year, and (2) the ratio of the total Present Value of all accrued benefits of Key Employees under all Aggregation Group Plans to the total Present Value of all accrued benefits of both Key Employees and Non-Key Employees under all Aggregation Group Plans equals or exceeds 0.6. All calculations called for in clauses (1) and (2) above with respect to this Plan and with respect to the subject Plan Year shall be made as of the Determination Date which is applicable to the subject Plan Year, and all calculations called for under clause (2) above with respect to any Aggregation Group Plan other than this Plan and with respect to the subject Plan Year shall be made as of that plan’s Determination Date which is applicable to such plan’s plan year that has its Determination Date fall within the same calendar year as the Determination Date being used by this Plan for the subject Plan Year. For the purpose of this Section 14, the following terms shall have the meanings hereinafter set forth:
          14.1.1 Aggregation Group Plan. “Aggregation Group Plan” refers, with respect to any plan year of such plan, to a plan (1) which qualifies under Code Section 401(a), (2) which is maintained by an Associated Employer, and (3) which either includes a Key Employee as a participant (determined as of the Determination Date applicable to such plan year) or allows another plan qualified under Code Section 401(a), maintained by an Associated Employer, and so including at least one Key Employee as a participant to meet the requirements of Section 401(a)(4) or Section 410(b) of the Code. In addition, if the Employer so decides, any plan which meets clauses (1) and (2) but not (3) of the immediately preceding sentence shall be treated as an “Aggregation Group Plan” with respect to any plan year of such plan if the group of such plan and all Aggregation Group Plans will meet the requirements of Sections 401(a)(4) and 410(b) of the Code with such plan being taken into account.
          14.1.2 Determination Date. The “Determination Date” which is applicable to any plan year of an Aggregation Group Plan refers to the last day of the immediately preceding plan year (except that, for the first plan year of such a plan, the “Determination Date” applicable to such plan year shall be the last day of such first plan year).
          14.1.3 Key Employee. With respect to any Aggregation Group Plan and as of any Determination Date that applies to a plan year of such plan, a “Key Employee” refers to a person who at any time during the five consecutive plan years ending on the subject Determination Date is an employee of an Associated Employer and:

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               (a) An officer (disregarding any person with the title but not the authority of an officer) of an Associated Employer, provided such person receives compensation from the Associated Employers of an amount greater than 50% of the amount in effect under Section 415(b)(1) (A) of the Code (i.e., the maximum dollar limit for defined benefit plans) for an applicable plan year in which he or she is such an officer. For this purpose, no more than 50 employees (or, if less, the greater of three or 10% of the employees of all of the Associated Employers) shall be treated as officers;
               (b) One of the ten employees directly owning (or considered as owning within the meaning of Code Section 318, except that subparagraph (C) of Code Section 318(a)(2) shall be applied by substituting “5%” for “50%”) the largest employee-held interests in any Associated Employer, provided such person owns (or is so considered as owning) at least 0.5% of such Associated Employer and receives compensation from the Associated Employers of an amount greater than the amount in effect under Code Section 415(c)(1)(A) (i.e., the maximum dollar annual addition limit for defined contribution plans) for an applicable plan year in which he or she is such an employee. For this purpose, if two employees have the same interest in an Associated Employer, the employee having the greater annual compensation from the Associated Employers shall be treated as having a larger interest;
               (c) A 5% or more owner of any Associated Employer; or
               (d) A 1% or more owner of any Associated Employer who receives compensation of $150,000 or more from the Associated Employers for an applicable plan year in which he or she owns such interest.
For purposes of paragraphs (c) and (d) above, a person is considered to own 5% or 1%, as the case may be, of an Associated Employer if he or she owns (or is considered as owning within the meaning of Code Section 318, except that subparagraph (C) of Code Section 318(a)(2) shall be applied by substituting “5%” for “50%”) at least 5% or 1%, as the case may be, of either the outstanding stock or the voting power of all stock of the Associated Employer (or, if the Associated Employer is not a corporation, at least 5% or 1%, as the case may be, of the capital or profits interest in the Associated Employer). Further, for purposes of this entire Section 14.1.3, the term “Key Employee” includes any person who is deceased as of the subject Determination Date but who when alive had been a Key Employee at any time during the five consecutive plan years ending on the subject Determination Date, and any accrued benefit payable to his or her beneficiary shall be deemed to be the accrued benefit of such person.
          14.1.4 Non-Key Employee. With respect to any Aggregation Group Plan and as of any Determination Date that applies to a plan year of such plan, a “Non-Key Employee” refers to a person who at any time during the five consecutive plan years ending on the subject Determination Date is an employee of an Associated Employer and who has never been considered a Key Employee as of such or any earlier Determination Date. Further, for purposes of this Section 14.1.4, the term “Non-Key Employee” includes any person who is deceased as of the subject Determination

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Date and who when alive had been an employee of an Associated Employer during the five consecutive plan years ending on the subject Determination Date, but had not been a Key Employee as of the subject or any earlier Determination Date, and any accrued benefit payable to his or her beneficiary shall be deemed to be the accrued benefit of such person.
          14.1.5 Present Value of Accrued Benefits.
               (a) For any Aggregation Group Plan which is a defined benefit plan (as defined in Code Section 414(j)), including such a plan which has been terminated, the “Present Value” of a participant’s accrued benefit, as determined as of any Determination Date, refers to the single sum value (calculated as of the latest Valuation Date which coincides with or precedes such Determination Date and in accordance with the actuarial assumptions adopted under such defined benefit plan for valuing single sum forms of benefits for purposes of such plan’s top heavy provisions which are in effect as of such Valuation Date) of the monthly retirement or termination benefit which the participant had accrued under such plan to such Valuation Date. For this purpose, such accrued monthly retirement or termination benefit is calculated as if it was to first commence as of the first day of the month next following the month the participant first attains his or her normal retirement age under such plan (or, if such normal retirement age had already been attained, as of the first day of the month next following the month in which occurs such Valuation Date) and as if it was to be paid in the form of a single life annuity. Also, the accrued benefit of any participant under such plan (other than a participant who is a Key Employee) shall be determined under the method which is used for accrual purposes for all defined benefit plans of the Associated Employers (or, if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rates permitted under the fractional rule of Section 411(b) (1)(C) of the Code). In addition, the dollar amount of any distributions made from the plan (including the value of any annuity contract distributed from the plan) actually paid to such participant prior to the subject Valuation Date but still within the five consecutive plan years ending on the subject Determination Date shall be added in calculating such “Present Value” of the participant’s accrued benefit.
               (b) For any Aggregation Group Plan which is a defined contribution plan (as defined in Code Section 414(i)), including such a plan which has been terminated, the “Present Value” of a participant’s accrued benefit, as determined as of any Determination Date, refers to the sum of (1) the total of the participant’s account balances under the plan (valued as of the latest Valuation Date which coincides with or precedes such Determination Date), and (2) an adjustment for contributions due as of such Determination Date. In the case of a profit sharing or stock bonus plan, the adjustment in clause (2) above shall be the amount of the contributions, if any, actually made after the subject Valuation Date but on or before such Determination Date (and, in the case of the first plan year, any amounts contributed to the plan after such Determination Date which are allocated as of a date in such first plan year). In the case of a money purchase pension or target benefit plan, the adjustment in clause (2) above shall be the amount of the contributions, if any, which are either actually made or due to be made after the subject Valuation Date but before the expiration of the period allowed for meeting minimum funding requirements under Code Section 412 for the plan year which includes the subject Determination Date. In addition, the value of any

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distributions made from the plan (including the value of any annuity contract distributed from the plan) actually paid to such participant prior to the subject Valuation Date but still within the five consecutive plan years ending on the subject Determination Date shall be added in calculating such “Present Value” of the participant’s accrued benefit.
               (c) In the case of any rollover (as defined in the appropriate provisions of the Code) from a plan qualified under Section 401(a) of the Code to a similarly qualified plan, or a direct qualified plan-to-qualified plan transfer, to or from a subject Aggregation Group Plan, which rollover or transfer is both initiated by a participant and made between a plan maintained by an Associated Employer and a plan maintained by an employer other than an Associated Employer, (1) the Aggregation Group Plan, if it is the plan from which the rollover or transfer is made, shall count the amount of the rollover or transfer as a distribution made as of the date such amount is distributed by such plan in determining the “Present Value” of the participant’s accrued benefit under paragraph (a) or (b) above, as applicable, and (2) the Aggregation Group Plan, if it is the plan to which the rollover or transfer is made, shall not so consider the amount of the rollover or transfer as part of the participant’s accrued benefit in determining such “Present Value” if such rollover or transfer was or is accepted after December 31, 1983 and shall so consider such amount if such rollover or transfer was accepted prior to January 1, 1984.
               (d) In the case of any rollover (as defined in the appropriate provisions of the Code) from a plan qualified under Section 401(a) of the Code to a similarly qualified plan, or a direct qualified plan-to-qualified plan transfer, to or from a subject Aggregation Group Plan, which rollover or transfer is not described in paragraph (c) above, (1) the subject Aggregation Group Plan, if it is the plan from which the rollover or transfer is made, shall not consider the amount of the rollover or transfer as part of the participant’s accrued benefit in determining the “Present Value” thereof under paragraph (a) or (b) above, as applicable, and (2) the subject Aggregation Group Plan, if it is the plan to which the rollover or transfer is made, shall consider the amount of the rollover or transfer when made as part of the participant’s accrued benefit in determining such “Present Value.”
               (e) As is noted in paragraphs (a) and (b) above, the “Present Value” of any participant’s accrued benefit under any Aggregation Group Plan (that is either a defined benefit plan or a defined contribution plan) as of any Determination Date includes the value of any distribution from such a plan actually paid to such participant prior to the last Valuation Date which coincides with or precedes such Determination Date but still within the five consecutive plan years ending on the subject Determination Date. This rule shall also apply to any distribution under any terminated defined benefit or defined contribution plan which, if it had not been terminated, would have been required to be included as an Aggregation Group Plan.
               (f) Notwithstanding the foregoing provisions, the “Present Value” of a participant’s accrued benefit under any Aggregation Group Plan (that is either a defined benefit plan or a defined contribution plan) as of any Determination Date shall be deemed to be zero if the participant has not performed services for any Associated Employer at any time during the five consecutive plan years ending on the subject Determination Date.

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          14.1.6 Valuation Date. A “Valuation Date” refers to: (1) in the case of an Aggregation Group Plan that is a defined benefit plan (as defined in Code Section 414(j)), the date as of which the plan actuary computes plan costs for minimum funding requirements under Code Section 412 (except that, for an Aggregation Group Plan that is a defined benefit plan which has terminated, a “Valuation Date” shall be deemed to be the same as a Determination Date); and (2) in the case of an Aggregation Group Plan that is a defined contribution plan (as defined in Code Section 414(i)), the date as of which plan income, gains, and/or contributions are allocated to plan accounts of participants.
          14.1.7 Compensation. For purposes hereof, a participant’s “compensation” shall, for purposes of the rules of this Section 14, refer to his or her Compensation as defined in Section 1.8 above; except that, for purposes of Section 14.3 below, Section 1.8.2 above shall not apply for any Plan Year which begins prior to January 1, 1998.
     14.2 Effect of Top Heavy Status on Vesting.
          14.2.1 For any Plan Year in which this Plan is considered a Top Heavy Plan, each Participant who completes at least one Hour of Service in such year and who is not fully vested in any of his or her Accounts under Section 6.10 above shall be deemed fully vested in all such Accounts if he or she has completed by the end of such year at least three years of Vesting Service.
          14.2.2 For any Plan Year in which this Plan is not considered a Top Heavy Plan, the provisions of this Section 14.2 shall not be effective; except that, if the Plan is not a Top Heavy Plan in a Plan Year after the Plan was considered a Top Heavy Plan in the immediately preceding Plan Year, any change back to the appropriate vesting schedule or provisions set forth in Section 6.10 above shall be considered an amendment to the vesting schedule (effective and adopted as of the first day of such new Plan Year) for purposes of Section 13.4.2 above.
     14.3 Effect of Top Heavy Status on Contributions.
          14.3.1 Subject to Sections 14.3.2 and 14.3.3 below, for any Plan Year in which this Plan is considered a Top Heavy Plan, the amount of the employer contributions and forfeitures allocated under all Aggregation Group Plans which are defined contribution plans (as defined in Code Section 414(i)) for such Plan Year to the accounts of a Participant who is a Non-Key Employee on the last day of such Plan Year (excluding any contributions made on behalf of the Non-Key Employee by reason of his or her election under an arrangement qualifying under Section 401(k) of the Code and also excluding any matching contributions within the meaning of Code Section 401(m)(4)(A) which are allocated to an account of the Non-Key Employee) must be at least equal to the lesser of (1) 3% of the Participant’s compensation for such Plan Year or (2) the largest allocation of contributions and forfeitures made for such Plan Year to the accounts of a Participant who is a Key Employee as of the Determination Date applicable to such Plan Year under all such Aggregation Group Plans (measured as a percent of the Key Employee’s compensation for such

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Plan Year and including both any contributions made on behalf of the Key Employee by reason of his or her election under an arrangement qualifying under Section 401(k) of the Code and any matching contributions within the meaning of Code Section 401(m)(4)(A) which are allocated to an account of the Key Employee). To the extent necessary, and regardless of the existence of current or accumulated profits, the Employer shall make additional contributions to this Plan which are just allocable to the Accounts of Participants who are Non-Key Employees so that the requirement set forth in the immediately preceding sentence is met for the subject Plan Year.
          14.3.2 Notwithstanding the provisions of Section 14.3.1 above but subject to the provisions of Section 14.3.3 below, in the case of any Non-Key Employee who participates in both this Plan and another Aggregation Group Plan that is a defined benefit plan (as defined in Code Section 414(j)) which is maintained by an Associated Employer or in which an Associated Employer participates, the provisions of Section 14.3.1 shall be inapplicable if the Associated Employer causes such defined benefit plan to provide an accrued benefit (attributable only to employer contributions) for such Non-Key Employee which, if expressed as a single life annuity commencing on the first day of the month next following the month in which the Non-Key Employee attains his or her Normal Retirement Age, shall be equal at least to the product of (1) 2% of the Non-Key Employee’s average annual compensation for the five consecutive calendar years which produce the highest result and (2) the Non-Key Employee’s years of service (up to but not exceeding ten such years). For purposes of computing the product in the foregoing sentence: (1) compensation received in any Plan Year which began prior to January 1, 1984 and in any calendar year which begins after the end of the last Plan Year in which the Plan is considered a Top Heavy Plan shall all be disregarded; and (2) years of service shall refer generally to years of Vesting Service except that years of service for this purpose shall not include the period of any Plan Year which began prior to January 1, 1984 or any Plan Year as of which the Plan is not considered a Top Heavy Plan.
          14.3.3 Notwithstanding the foregoing provisions of Sections 14.3.1 and 14.3.2 above, such provisions shall not apply so as to cause any additional contribution or benefit to be provided a Participant for a Plan Year under an Aggregation Group Plan maintained by an Associated Employer or in which an Associated Employer participates if (1) such Participant actively participates in an Aggregation Group Plan maintained by an Associated Employer at a date in the applicable Plan Year which is later than the latest date in such year on which he or she actively participates in this Plan and (2) such other plan provides for the same contribution or benefit as would otherwise be required under Sections 14.3.1 and 14.3.2 above for such Plan Year.
     14.4 Effect of Top Heavy Status on Combined Maximum Plan Limits. For any Plan Year in which this Plan is considered a Top Heavy Plan, the references to “125%” contained in Section 6A.2 above shall be changed to “100%.” Notwithstanding the foregoing, the provisions of this Section 14.4 shall not apply, and shall no longer be effective, after December 31, 1999.

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SECTION 15
MISCELLANEOUS
     15.1 Trust. Subject to the provisions of Section 16 below, all assets of the Plan shall be held in the Trust for the benefit of the Participants and their beneficiaries. Except as provided in Sections 4.6, 5.3, and 13.3 above, in no event shall it be possible for any part of the assets of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of the Participants and their beneficiaries or for payment of the proper administrative costs of the Plan and the Trust. No person shall have any interest in or right to any part of the earnings of the Trust, or any rights in, to, or under the Trust or any part of the assets thereof, except as and to the extent expressly provided in the Plan. Any person having any claim for any benefit under the Plan shall look solely to the assets of the Trust Fund for satisfaction. In no event shall Federated or any other Employer or any of their officers or agents, or members of the Board, the Committee, or the Trustee, be liable in their individual capacities to any person whomsoever for the payment of benefits under the provisions of the Plan.
     15.2 Mergers, Consolidations, and Transfers of Assets.
          15.2.1 Notwithstanding any other provision hereof to the contrary, in no event shall this Plan or the Trust be merged or consolidated with any other plan and trust, nor shall any of the assets or liabilities of this Plan and the Trust be transferred to any other plan or trust or vice versa, unless (1) the Committee consents to such merger, consolidation, or transfer of assets as consistent with the rules set forth herein and the purposes of this Plan, (2) each Participant and beneficiary would (if this Plan and the Trust then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation, or transfer (if this Plan and the Trust had then terminated), and (3) such merger, consolidation, or transfer of assets does not cause any accrued benefit, early retirement benefit, or optional form of benefit of a person under this Plan or the applicable other plan to be eliminated or reduced except to the extent such elimination or reduction is permitted under Section 411(d)(6) of the Code or in Treasury regulations issued thereunder. In the event of any such merger, consolidation, or transfer, the requirements of clause (2) set forth in the immediately preceding sentence shall be deemed to be satisfied if the merger, consolidation, or transfer conforms to and is in accordance with regulations issued under Section 414(1) of the Code.
          15.2.2 In addition, in the case of any spin-off to this Plan from another plan which is maintained by an Associated Employer or of any spin-off from this Plan to another Plan which is maintained by an Associated Employer, a percentage of the excess assets (as determined under Section 414(l)(2) of the Code) held in the plan from which the spin-off is made (if any) shall be allocated to each of such plans to the extent required by Section 414(l)(2) of the Code.

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          15.2.3 Subject to the provisions of this Section 15.2, the Committee may take action to merge or consolidate this Plan and the Trust with any other plan and trust, or permit the transfer of any assets and liabilities of this Plan and the Trust to any other plan and trust or vice versa.
     15.3 Benefits and Service for Military Service. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with Section 414(u) of the Code.
     15.4 Correction of Inadvertent Errors. If any inadvertent errors are made in crediting amounts to any Accounts which leave amounts held under the Plan which are not reasonably able to be allocated to any specific Participant or Account (for purposes of this Section 15.4, “overcrediting errors”), then such amounts shall, except as noted below, be used to the extent possible to correct any inadvertent errors made in crediting amounts to any Accounts which leave such Accounts with balances which are less than the balances which should exist under the Plan if no such errors had been made (for purposes of this Section 15.4, “undercrediting errors”). To the extent the amounts attributable to overcrediting errors which exist as of the last day of any Plan Year are not needed to correct the undercrediting errors which are then known, the amounts attributable to overcrediting errors shall be treated for all purposes of the Plan as if they were forfeitures from Matching Accounts arising under the Plan for the subject Plan Year. Further, any undercrediting errors shall be corrected: (1) by use of overcrediting errors to the extent permitted by the foregoing provisions of this Section 15.4; (2) to the extent not corrected by such overcrediting errors, by use of forfeitures to the extent permitted under Section 8.6 above; or (3) to the extent not corrected by use of overcrediting errors or forfeitures, by payment made by the Employer to the Trust as a special contribution in order to make such corrections. Such contribution shall not be considered an Employer contribution for purposes of Section 6.1 or 6.2 or a part of an annual addition (as defined in Section 6A.1.2(a) above) to the Plan.
     15.5 Application of Certain Plan Provisions to Prior Plans. Notwithstanding any other provision of the Plan to the contrary, while the provisions of the Plan are generally effective only as of the Effective Amendment Date, any provision of the Plan which reflects or is designed to meet any requirement of the Federal Small Business Job Protection Act of 1996 (for purposes of this Section 15.5, the “SBJPA”) which is effective prior to the Effective Amendment Date shall be deemed to apply to each Prior Plan from the effective date of such provision under the SBJPA to the Effective Amendment Date. In particular, but not by way of limitation, (1) the provisions of the last sentence of Section 1.8.1, Section 1.16, Section 4A, Section 5A, and Section 10.6 of this Plan shall apply from January 1, 1997 to the Effective Amendment Date to each Prior Plan and (2) the provisions of Section 15.3 of this Plan shall apply from December 12, 1994 to the Effective Amendment Plan to each Prior Plan. In addition, notwithstanding any other provision of this Plan or any Prior Plan to the contrary, the compensation limits of Section 401(a)(17) of the Code shall be applied from January 1, 1997 to the Effective Amendment Date to each Prior Plan in the manner set forth in Section 1.8.2 of this Plan.

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     15.6 Authority to Act for Federated or Other Employer. Except as is otherwise expressly provided elsewhere in this Plan, any matter or thing to be done by Federated or any other Associated Employer shall be done by its board of directors, except that the board may, by resolution, delegate to any persons or entities all or part of its rights or duties hereunder. Any such delegation shall be valid and binding upon all persons, and the persons or entities to whom or to which authority is delegated shall have full power to act in all matters so delegated until the authority expires by its terms or is revoked by resolution of such board.
     15.7 Relationship of Plan to Employment Rights. The adoption and maintenance of the Plan is purely voluntary on the part of Federated and each other corporation, partnership, or other organization that is part of the Employer and neither the adoption nor the maintenance of the Plan shall be construed as conferring any legal or equitable rights to employment on any person.
     15.8 Applicable Law. The provisions of the Plan shall be administered and enforced according to Federal law and, only to the extent not preempted by Federal law, to the laws of the State of Ohio. Either Federated or the Trustee may at any time initiate any legal action or proceedings for the settlement of the Trustee’s accounts or for the determination of any question of construction which arises or for instructions. Except as required by law, in any application to, or proceeding or action in, any court with regard to the Plan or Trust, only Federated and the Trustee shall be necessary parties, and no Participant, beneficiary, or other person having or claiming any interest in the Plan or Trust shall be entitled to any notice or service of process. Federated or the Trustee may, if either so elects, include as parties defendant any other persons. Any judgment entered into in such a proceeding or action shall be conclusive upon all persons claiming under the Plan or Trust.
     15.9 Agent for Service of Process. The agent for service of process for the Plan shall be the Secretary of Federated.
     15.10 Reporting and Disclosure. Federated shall act as the Plan Administrator for purposes of satisfying any requirement now or hereafter imposed through Federal or State legislation to report and disclose to any Federal or State department or agency, or to any Participant or other person, any information respecting the establishment or maintenance of the Plan or the Trust Fund. Any cost or expense incurred in satisfying any and all such reporting and disclosure requirements shall be deemed to be a reasonable expense of administering the Plan and may be paid from the Trust Fund if not otherwise elected to be paid by the Employer.
     15.11 Separability of Provisions. If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed and enforced as if such provision had not been included.
     15.12 Counterparts. The Plan may be executed in any number of counterparts, each of which shall be deemed an original, and the counterparts shall constitute one and the same instrument, which shall be sufficiently evidenced by any one thereof.

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     15.13 Headings. Headings used throughout the Plan are for convenience only and shall not be given legal significance.
     15.14 Construction. In the construction of this Plan, either gender shall include the other gender, the singular shall include the plural, and the plural shall include the singular, in all cases where such meanings would be appropriate.
     15.15 Applicable Benefit Provisions. Any benefit to which a Participant becomes entitled under the Plan (or any death benefit to which a Participant’s Spouse or other beneficiary becomes entitled under the Plan) shall be determined (as to its amount and form and commencement date of payment) on the basis of the provisions of the Plan in effect as of the date the Participant last ceases to be employed by an Associated Employer notwithstanding any amendment to the Plan adopted subsequent to such date, except for subsequent amendments which are by their specific terms made applicable to such Participant (or his or her Spouse or other beneficiary) or which are required by applicable law to be applicable to such Participant (or his or her Spouse or other beneficiary).
     15.16 Employment Rule. Any individual who is a common law employee of a corporation which is a member of the controlled group of corporations (within the meaning of Section 414(b) of the Code) which includes Federated (for purposes of this Section 15.16, the “Federated controlled group”) shall, for all purposes of this Plan, be considered to be the common law employee of the corporation in the Federated controlled group from whose payroll the individual is paid. If any individual participating in this Plan by reason of being paid under the payroll of a corporation which is included as part of the Employer is actually the common law employee of a corporation in the Federated controlled group which is not included as part of the Employer, such other corporation shall be considered an employer participating in this Plan for purposes of Sections 401(a) and 404 of the Code.
     15.17 Special Rules For Employees Transferring To or From Noncovered Employment.
          15.17.1 Notwithstanding any other provision of the Plan to the contrary, if any person becomes a Participant in the Plan under the foregoing provisions of the Plan after he or she (1) has been employed as an Employee but not a Covered Employee, (2) has been eligible to elect to have savings contributions made on his or her behalf under a plan (other than this Plan) which is maintained by an Associated Employer and qualified under Section 401(a) of the Code, and (3) has received a hardship withdrawal from such plan of amounts which were contributed to such plan under a qualified cash or deferred arrangement (as defined in Section 401(k) of the Code), he or she may not have a Savings Agreement that would otherwise reduce his or her Covered Compensation on either a pre-tax basis or after-tax basis take effect under this Plan unless and until at least a one year period has expired after the date of such hardship withdrawal.

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          15.17.2 Further, notwithstanding any other provisions of Sections 5.1 and 6.2 above to the contrary, for purposes of the provisions of Section 5.1 above that determine the amount of the Matching Contributions for any Plan Year (for purposes of this Section 15.17.2, the “subject Plan Year”) and for purposes of the provisions of Section 6.2 above that determine the manner in which the Matching Contributions for the subject Plan Year are allocated among the Participants’ Matching Accounts, any Transferred Participant (as defined under the following provisions of this Section 15.17.2) shall be considered to have been employed a Covered Employee on the last day of the subject Plan Year (even though his or her employment as a Covered Employee will have terminated prior to such day). For purposes of this Section 15.17.2, a “Transferred Participant” means a Participant who meets all of the following conditions: (1) he or she ceases to be a Covered Employee during the subject Plan Year; (2) immediately after his or her employment as a Covered Employee terminates he or she is an Employee but not a Covered Employee; and (3) he or she either is employed as an Employee but not a Covered Employee on the last day of the subject Plan Year. Except as is specifically provided in the first sentence of this Section 15.17.2, however, in no event shall any of the Transferred Participant’s service with or compensation received after he or she ceases to be a Covered Employee be used in determining the Transferred Participant’s share of any Matching Contributions made to the Plan for the subject Plan Year or any other Plan Year.
     15.18 Special 1999 Matching Contributions Rule.
          15.18.1 Notwithstanding any other provisions of Sections 5.1 and 6.2 above to the contrary, for purposes of the provisions of Section 5.1 above that determine the amount of the Matching Contributions for the Plan Year that begins on January 1, 1999 (for purposes of this Section 15.18, the “1999 Plan Year”) or the Plan Year that begins on January 1, 2000 (for purposes of this Section 15.18, the “2000 Plan Year”) and for purposes of the provisions of Section 6.2 above that determine the manner in which the Matching Contributions for the 1999 Plan Year or the 2000 Plan Year are allocated among the Participants’ Matching Accounts, any Outsourced Participant (as defined under the following provisions of this Section 15.18) shall be considered to have been employed as a Covered Employee on the last day of the Plan Year in which his or her employment as a Covered Employee terminated (even if his or her employment as a Covered Employee has terminated prior to the last day of such Plan Year).
          15.18.2 For purposes of this Section 15.18, an “Outsourced Participant” means a Participant who meets all of the following conditions: (1) he or she ceases to be a Covered Employee during the period that begins on July 1, 1999 and ends on December 31, 2000 (for purposes of this Section 15.18, the “Applicable 1999-2000 Termination Period”) by reason of (and in accordance and in a manner consistent with) the Employer taking actions (including a written notification) to terminate his or her employment with the Employer at some point during the Applicable 1999-2000 Termination Period because of (x) the Employer’s outsourcing to a corporation or other organization (that is not part of any Associated Employer) of certain facility management functions which generally involve the non-retailing operations of the Employer’s facilities (for purposes of this Section 15.18, the “Outsourcing Organization”)

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and (y) the Employer’s elimination of his or her job in connection with the outsourcing of such functions to the Outsourcing Organization; (2) he or she becomes employed by the Outsourcing Organization immediately after his or her employment with the Employer terminates; and (3) he or she is employed by the Outsourcing Organization on the last day of the Plan Year in which his or her employment with the Employer terminated because of the factors described in clause (1) of this sentence.
          15.18.3 Except as is specifically provided in Section 15.18.1, however, in no event shall any of the Outsourced Participant’s service with or compensation received from the Outsourced Organization be used in determining the Outsourced Participant’s share of any Matching Contributions made to the Plan for the 1999 Plan Year, the 2000 Plan Year, or any other Plan Year.

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SIGNATURE PAGE
     IN WITNESS WHEREOF, Federated Department Stores, Inc. has hereunto caused its name to be subscribed to this amendment and restatement of the Plan on the 5th day of February 2002, but effective for all purposes, except as otherwise provided herein, as of April 1, 1997.

FEDERATED DEPARTMENT STORES, INC.

By: /s/ John R. Sims
Title: Vice President

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